   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1996


                                                      REGISTRATION NO. 333-14599
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 6

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             PRIME SUCCESSION, INC.
             (FORMERLY KNOWN AS PRIME SUCCESSION ACQUISITION CORP.) (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     7261                    13-3904211
     (STATE OR OTHER            (PRIMARY STANDARD          (I.R.S. EMPLOYER
       JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OF INCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                  NUMBER)

                            ------------------------

                             3940 OLYMPIC BOULEVARD
                                   SUITE 300
                            ERLANGER, KENTUCKY 41018
                                 (606) 746-6800
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 GARY L. WRIGHT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             PRIME SUCCESSION, INC.
                             3940 OLYMPIC BOULEVARD
                                   SUITE 300

                            ERLANGER, KENTUCKY 41018
                                 (606) 746-6800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                             WILSON S. NEELY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED DECEMBER 19, 1996

PROSPECTUS
                             PRIME SUCCESSION, INC.

             (FORMERLY KNOWN AS PRIME SUCCESSION ACQUISITION CORP.)

OFFER TO EXCHANGE $100,000,000 OF ITS 10 3/4% SENIOR SUBORDINATED NOTES DUE 2004
  WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR $100,000,000 OF ITS
             OUTSTANDING 10 3/4% SENIOR SUBORDINATED NOTES DUE 2004

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                       JANUARY 22, 1997, UNLESS EXTENDED
                           (THE 'EXPIRATION DATE').

                           ------------------------


     Prime Succession, Inc. (formerly known as Prime Succession Acquisition Corp.) ('New Prime') hereby offers to exchange (the 'Exchange Offer') up to $100,000,000 aggregate principal amount of its new 10 3/4% Senior Subordinated Notes due 2004 (the 'Exchange Notes') for $100,000,000 aggregate principal amount of its outstanding 10 3/4% Senior Subordinated Notes due 2004 (the 'Notes'). NEW PRIME HAD $90 MILLION OF SENIOR INDEBTEDNESS OUTSTANDING, NO SUBORDINATED INDEBTEDNESS OUTSTANDING AND NO FIRM ARRANGEMENTS TO ISSUE ANY SIGNIFICANT SUBORDINATED INDEBTEDNESS, IN EACH CASE AS OF SEPTEMBER 30, 1996, AND ITS SUBSIDIARIES HAD APPROXIMATELY $84.9 MILLION OF LIABILITIES OUTSTANDING AS OF SUCH DATE. THE EXCHANGE NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL OUTSTANDING LIABILITIES OF NEW PRIME AND ITS SUBSIDIARIES, WHICH TOTALLED APPROXIMATELY $174.9 MILLION IN THE AGGREGATE AS OF SEPTEMBER 30, 1996. THE COMPANY CURRENTLY HAS NO OUTSTANDING INDEBTEDNESS TO WHICH THE EXCHANGE NOTES WOULD BE SENIOR. THE INDENTURE DOES NOT LIMIT THE COMPANY'S ABILITY TO SECURE SENIOR INDEBTEDNESS.


     The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Notes for which they may be exchanged pursuant to this offer, except that the Exchange Notes will be freely transferable by holders thereof (other than as provided below) and are issued free from any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Notes and contain terms which are identical in all material respects to the terms of the Notes that are to be exchanged therefor. The Notes were sold by New Prime to finance, in part, the Acquisition (as defined herein) of Prime Succession Holdings, Inc., a Delaware corporation (formerly known as Prime Succession, Inc.) ('Existing Prime'), by Blackstone Capital Partners II Merchant Banking Fund L.P. and its affiliates (collectively, 'Blackstone') and Loewen Group International, Inc. ('Loewen'), a subsidiary of The Loewen Group Inc. ('Loewen Group'). In connection with the Acquisition, which was consummated on August 26, 1996 (the 'Acquisition Closing Date'), New Prime became a wholly owned subsidiary of Existing Prime. See 'Summary--The Acquisition.'

     Interest on the Exchange Notes will be payable semi-annually on February 15 and August 15 of each year, commencing February 15, 1997. The Exchange Notes will mature on August 15, 2004. The Exchange Notes will be unsecured senior subordinated obligations of New Prime, will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of New Prime (which includes all indebtedness of New Prime under the Bank Credit Facilities (as defined herein)) and effectively subordinated to all existing and future liabilities of New Prime's subsidiaries and will rank senior in right of payment to all other subordinated indebtedness of New Prime.


     The Exchange Notes will be redeemable in cash at the option of New Prime, in whole or in part, at any time on or after August 15, 2000 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. Subject to certain conditions and limitations, in the event of a Change of Control (as defined herein), New Prime will be obligated to make an offer to purchase all of the then outstanding Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. There can be no assurance that New Prime will have sufficient funds to purchase all such Exchange Notes upon a Change of Control. In addition, New Prime will be obligated to make an offer to purchase Exchange Notes in the event of certain asset sales. See 'Description of Exchange Notes.'


     The Notes were issued and sold on August 20, 1996 in transactions not registered under the Securities Act of 1933, as amended (the 'Securities Act'), in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy certain of the obligations of New Prime under a registration rights agreement relating to the Notes. See 'The Exchange Offer--Purpose of the Exchange Offer.' New Prime is making

                                                  (Cover continued on next page)


SEE 'RISK FACTORS' BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT
 SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH THE EXCHANGE OFFER AND AN
                       INVESTMENT IN THE EXCHANGE NOTES.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND

EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

              , 1996

(Cover continued from previous page)

the Exchange Offer in reliance upon an interpretation by the staff of the Securities and Exchange Commission set forth in a series of no-action letters issued to third parties. See Exxon Capital Holdings Corp.(available April 13,
1989), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993). Based on such interpretation, New Prime believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an 'affiliate' of New Prime within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, New Prime has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Securities and Exchange Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal relating to the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each broker-dealer that received Notes from New Prime in the offering of the Notes and not as a result of market-making or other trading activities, in the absence of an exemption, must comply with the registration requirements of the Securities Act. New Prime will, for a period of 180 days after the Expiration Date (as defined herein), make copies of this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'

     The Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ('PORTAL') market. The Exchange Notes constitute securities for which there is no established trading market. Any Notes not tendered and accepted in the Exchange Offer will remain outstanding. New Prime does not currently intend to list the Exchange Notes on any securities exchange. To the extent that any Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Notes or the Exchange Notes.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for exchange. The date of acceptance and exchange of the Notes (the 'Exchange Date') will be the first business day following the Expiration Date. Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. New Prime will pay all expenses incident to the Exchange Offer. New Prime will not receive any proceeds from the Exchange Offer.

                             ADDITIONAL INFORMATION

     New Prime has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the 'Registration Statement') under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to New Prime and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission. The Registration Statement has been and will be filed through the Electronic Data Gathering, Analysis and Retrieval ('EDGAR') system. Electronic registration statements filed through the EDGAR system are publicly available through the Commission Web Site (http:/www.sec.gov).

     New Prime is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). Upon completion of the Exchange Offer, New Prime will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file periodic reports and other information with the Commision at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of any material so filed can be obtained from the Public Reference Section of the Commission, upon payment of certain fees prescribed by the Commission. In addition, pursuant to the Indenture covering the Notes and the Exchange Notes, New Prime has agreed to file with the Commission and provide to the Noteholders the annual reports and the information, documents and other reports otherwise required pursuant to Section 13 of the Exchange Act.
                               ------------------

     UNTIL MARCH 23, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER
A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


            DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes 'forward-looking statements.' All statements other than statements of historical facts included in this Prospectus, including, without limitation, the statements under 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business--Company Overview,' '--Business Strategy Following Acquisition,' '--Litigation,' and 'Management--Compensation of Executive Officers,' and located elsewhere herein regarding the Company's financial position, plans to increase revenues, reduce general and administrative expense and take advantage of synergies, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations ('Cautionary Statements') are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and under 'Risk Factors.' All subsequent written and oral forward-looking statements attributable to the Company (as defined herein) or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                    SUMMARY

     The following summary information is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references to the 'Company' shall mean, collectively, New Prime and its subsidiaries and, prior to the Acquisition, Existing Prime and its subsidiaries. New Prime is a direct, wholly owned subsidiary of Existing Prime. All references to 'Management' shall mean the new management of the Company as of the Acquisition Closing Date.

                                  THE COMPANY

     The Company is the fourth-largest operator of funeral homes and cemeteries, on the basis of revenues, in the United States and is the largest privately-held company in the funeral and cemetery industry. For a discussion of the funeral service industry, see 'Business--The Funeral Service Industry.' The Company owns 146 funeral homes and 16 cemeteries in 20 states. Existing Prime was founded in 1991, began operations in 1992 and expanded rapidly through the aggressive acquisition of funeral homes and cemeteries, primarily in non-urban areas of the United States. The Company has focused on non-urban areas in order to take advantage of the opportunities offered by such areas, including (i) the opportunity to establish and maintain a higher market share as a result of the smaller number of death care providers and (ii) the stronger preference for traditional full-service funeral services and burials. Historically, the Company's primary growth strategy has been to purchase properties that can serve as anchor locations and subsequently to acquire additional funeral homes and cemeteries located near those central assets.


     Existing Prime had no funeral homes when it began operations in 1992 and grew to 146 funeral homes in 1996. In order to achieve this rapid growth, former management was primarily focused on identifying funeral homes to be acquired and consummating acquisitions of such homes rather than on maximizing profitability of the funeral homes and cemeteries which it had acquired. As a result, former management did not take advantage of certain opportunities to improve the efficiency and performance of the funeral homes acquired by it. New Management intends to substantially eliminate the Company's acquisition program. In addition, new Management intends to take advantage of (i) the quality and size of the Company's portfolio of properties, (ii) the opportunity to operate more efficiently those properties located in close proximity to one another, (iii) the shift in focus from acquisitions to profit maximization at existing locations and (iv) the cost reduction opportunities both at local sites and at the corporate headquarters made possible by an administrative services agreement with Loewen (the 'Administrative Services Agreement') to improve the Company's present and long-term operating performance. See 'Business.'


                               BUSINESS STRATEGY


     Overview. Management believes, based upon their experience in the funeral industry and their assessment of the Company, that opportunities exist to enhance the revenues and profitability of the Company's existing locations both in the short-term and over time. The Company's new senior management team is headed by two former executives of Loewen Group, North America's second-largest operator of funeral homes and cemeteries, one of whom has 29 years of experience and the other of whom has 12 years of experience in the funeral industry. Existing Prime's operations underperformed significantly compared to its peer group companies in the funeral service industry. As a result, Management has identified, and the Company intends to undertake, a number of initiatives that Management believes will result in an improvement in both revenues and operating profit, including planned reductions in both operating and general and administrative expenses. Over time, the Company will continue to endeavor to increase revenues and profitability by capitalizing on the location and concentration of its properties, improved merchandising, enhanced pre-need marketing, and a management structure that encourages an entrepreneurial business culture.


     Revenue Enhancement. Management believes that the quality and location of the Company's funeral homes offer substantial opportunity for both near-term and long-term revenue enhancement. The Company will seek to capitalize on this opportunity through the introduction of more sophisticated merchandising and the pricing of its services more closely to the industry average.

     Clustered Operations. Management believes that the Company has not fully capitalized on the competitive advantages and scale economies available to its clustered properties. Specifically, the Company expects to expand the sharing within clusters of service personnel, vehicles, preparation services, clerical staff and other key resources. Additionally, Management plans to implement revenue enhancing cross-marketing programs that will benefit proximate locations without increasing overhead expenses. The Company also benefits from its Administrative Services Agreement with Loewen, which will enable the Company to reduce costs through the elimination of certain fixed expenses and the more efficient use of facilities and personnel. See 'Certain Related
Transactions--Administrative Services Agreement.'

     Reduced General & Administrative Expense. Management believes that significant and immediate cost savings can be realized, at both the local site and corporate levels, from the restructuring of the Company's general and administrative staff to more appropriately reflect the Company's new focus on existing operations. At the site level, Management intends to reduce excess workforce and take advantage of the Company's funeral home and cemetery clusters by pooling local resources to eliminate currently duplicative functions in the areas of finance and administration. In addition, the Company has contracted with Loewen to provide certain services pursuant to the Administrative Services Agreement, thereby facilitating the reduction of excess resources. As the Company's acquisition program will be substantially eliminated, the reduction of acquisition-related functions at the corporate headquarters will offer further opportunities for savings.

     Pre-Need Marketing. The services offered by funeral homes and cemeteries can be purchased at the time of death ('at-need') or in advance through a prearranged funeral contract ('pre-need'). Individuals increasingly are recognizing the benefits of purchasing funeral products and services in advance, and the Company is committed to providing quality advanced funeral and cemetery planning to the communities it serves. Management believes that such programs considerably enhance long-term revenues for funeral homes by securing future market share. In addition, the Company can realize significant current revenues from the sale, through a commissioned sales force, of cemetery pre-need arrangements. To capitalize on these opportunities, the Company intends to recruit experienced senior managers who will focus exclusively on building a leading pre-need sales program based on the foundation currently in place at the Company.

     Management Structure. The Company's management structure and remuneration practices will be designed to support and encourage entrepreneurial drive and individual responsibility.

     See 'Business--Business Strategy Following Acquisition.'

                                THE ACQUISITION

     The Notes were sold by New Prime to finance, in part, the acquisition (the 'Acquisition') of Existing Prime by Blackstone and Loewen. In the
Acquisition, Existing Prime's capital stock was purchased by Blackstone, Loewen and PSI Management Direct L.P., a Delaware limited partnership ("PSIM"), and New Prime became a wholly owned subsidiary of Existing Prime. As described more fully below, the Acquisition was financed through a contribution of $130 million by Blackstone, Loewen and PSIM and $190 million of borrowings, including the issuance of the Notes. The principal components of the Acquisition, which was consummated on August 26, 1996, included the following:


     o The contribution by Blackstone, Loewen and PSIM, of $130 million and all of the common stock of New Prime to Existing Prime (the

       'Blackstone/Loewen Contribution') in exchange for 100% of the capital stock of Existing Prime (after giving effect to the Stock Repurchase referred to below). New Prime thereby became a wholly owned subsidiary of Existing Prime.

     o The transfer by Existing Prime of the shares of all of its directly held subsidiaries and all of its other assets and liabilities to New Prime.

     o The establishment of new senior secured credit facilities (the 'Bank Credit Facilities') between the Company and a syndicate of financial institutions (the 'Bank Lenders'), with Goldman Sachs Credit Partners, L.P., formerly known as Pearl Street L.P. ('GSCP'), an affiliate of Goldman, Sachs & Co. ('Goldman Sachs'), as arranging agent. The Bank Credit Facilities provided the Company with a $90 million term loan facility (the 'Bank Term Facility'), the proceeds of which were used to finance the Acquisition and related transaction costs, to pre-fund certain capital expenditures and to repay or defease existing indebtedness of the Company, and a $25 million revolving credit facility (the 'Revolving Credit Facility'), the proceeds of which are available for general corporate purposes. Existing Prime and each of the Company's subsidiaries (collectively, the 'Bank Guarantors') have guaranteed (the 'Bank Guarantees') all obligations of New Prime under the Bank Credit Facilities. The Bank Credit Facilities and the Bank Guarantees are secured by all of the assets of the Company and the Bank Guarantors (other than real property and certificates of title on vehicles), 100% of the capital stock of the Company and each of its subsidiaries and all intercompany receivables. See 'Description of Bank Credit Facilities.'

     o The repurchase by Existing Prime from its then existing stockholders (the 'Stock Repurchase'), using the proceeds of the Blackstone/Loewen Contribution and a portion of the proceeds of the offering of the Notes and the Bank Term Facility, of all of the then outstanding shares of capital stock of Existing Prime for an aggregate purchase price of approximately $171.8 million. As of the Acquisition Closing Date, Blackstone and Loewen owned 75.8% and 23.5%, respectively, of the common stock of Existing Prime.

     o The repayment or defeasance of existing indebtedness and the discharge of certain other existing obligations of Existing Prime in an aggregate amount of approximately $126.4 million.

     The following table sets forth a summary of the sources and uses of funds associated with the Acquisition and the offering of the Notes:

                                                                      AMOUNT
                                                                   -------------

                                                                   (IN MILLIONS)
SOURCES:
Bank Term Facility..............................................      $  90.0
Notes...........................................................        100.0
Blackstone/Loewen Contribution..................................        129.6
Existing cash...................................................          1.7
                                                                   -------------
  Total.........................................................      $ 321.3
                                                                   -------------
                                                                   -------------
USES:
Stock Repurchase by Existing Prime..............................      $ 171.8
Repayment or defeasance of existing indebtedness and discharge
  of certain other existing obligations of Existing Prime.......        126.4
Pre-funding of capital expenditures of New Prime................          2.9
Payment of fees and expenses related to the Acquisition, the offering of the Notes and the repayment of existing
  indebtedness of Existing Prime................................         20.2
                                                                   -------------
  Total.........................................................      $ 321.3
                                                                   -------------
                                                                   -------------

     See 'Certain Related Transactions--Stock Purchase Agreement and
Acquisition.'

                        PUT/CALL AND OTHER ARRANGEMENTS

     Pursuant to an agreement (the 'Put/Call Agreement') executed by Blackstone, Loewen Group, Loewen and PSIM, in connection with the Acquisition, (i) Loewen has a call option, exercisable from and after the fourth anniversary of the Acquisition Closing Date until but excluding the sixth anniversary of the Acquisition Closing Date, to purchase the shares of common stock of Existing Prime held by Blackstone and/or PSIM and (ii) each of Blackstone and PSIM has a put option, exercisable from and after the sixth anniversary of the Acquisition Closing Date until but excluding the eighth anniversary of the Acquisition Closing Date, to sell such shares of common stock of Existing Prime held by Blackstone or PSIM, as the case may be, to Loewen. The option price in each case is derived from a formula based on earnings before interest, taxes, depreciation and amortization ('EBITDA'). In addition, pursuant to the terms of a stockholders' agreement entered into by Existing Prime, Blackstone, Loewen and PSIM on the Acquisition Closing Date, (x) neither Blackstone nor Loewen may transfer its shares of Existing Prime common stock without the prior written consent of the other party, subject to certain exceptions, and (y) PSIM may not transfer its shares of Existing Prime common stock without the consent of Blackstone and Loewen. See 'Certain Related Transactions.'

                               THE EXCHANGE OFFER


The Exchange Offer...... New Prime is offering to exchange pursuant to the
                         Exchange Offer up to $100,000,000 aggregate principal amount of its new 10 3/4% Senior Subordinated Notes due 2004 (the 'Exchange Notes'), for $100,000,000 aggregate principal amount of its outstanding 10 3/4% Senior Subordinated Notes due 2004 (the 'Notes'). The Notes were issued and sold on August 20, 1996 in transactions not registered under the Securities Act, to Smith Barney Inc. (the 'Initial Purchaser'), in reliance upon the exemption provided in Section 4(2) of the Securities Act. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See 'The Exchange Offer--Terms of the Exchange' and '--Terms and Conditions of the Letter of Transmittal' and 'Description of Exchange Notes.'

Interest Payments....... Interest on the Exchange Notes shall accrue from the last Interest Payment Date (February 15 or August 15) on which interest was paid on the Notes so surrendered or, if no interest has been paid on such Notes, from August 20, 1996.

Minimum Condition....... The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for exchange.

Expiration Date......... The Exchange Offer will expire at 5:00 p.m., New York
                         City time, on January 22, 1997, unless extended
                         (the 'Expiration Date'). Any Note not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Exchange Date........... The date of acceptance for exchange of the Notes will be the first business day following the Expiration
                         Date.

Conditions of the
  Exchange Offer........ New Prime's obligation to consummate the Exchange
                         Offer will be subject to certain conditions. See 'The Exchange Offer--Conditions to the Exchange Offer.' New Prime reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Withdrawal Rights....... The tender of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Procedures for Tendering
  Notes................. See 'The Exchange Offer--Tender Procedure.'

Federal Income Tax
  Consequences.......... The exchange of Notes for Exchange Notes will not be a taxable exchange for federal income tax purposes. See 'United States Federal Income Tax Consequences.'


Effect on Holders of
  Notes................. As a result of the making of, and upon acceptance or exchange of all validly tendered Notes pursuant to the terms of, this Exchange Offer, New Prime will have fulfilled a covenant contained in the Registration Rights Agreement (the 'Registration Rights Agreement') dated as of August 15, 1996 between New Prime and the Initial Purchaser and, accordingly, there will be no increase in the interest rate on the Notes pursuant to the terms of the Registration Rights Agreement, and the holders of the Notes will have no further registration or other rights under the Registration Rights Agreement. Holders of the Notes who do not tender their Notes in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and subject to all the limitations applicable thereto (including the restrictions on transfer thereof) under the Indenture, dated as of August 15, 1996, between New Prime and United States Trust Company of New York, as Trustee, relating to the Notes and the Exchange Notes (the 'Indenture'), except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Notes pursuant to, the Exchange Offer. Except for the restrictions on registrations and transfers, all untendered Notes and the Exchange Notes will be treated as one class of securities for purposes of the covenants and the other terms contained in the Indenture. In general, the Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. New Prime does not currently anticipate that it will register the Notes under the Securities Act. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Notes could be adversely affected.

Use of Proceeds......... There will be no cash proceeds to New Prime from the exchange pursuant to the Exchange Offer.


Exchange Agent.......... United States Trust Company of New York is serving as
                         Exchange Agent in connection with the Exchange Offer.


                          TERMS OF THE EXCHANGE NOTES

Issuer.................. Prime Succession, Inc. (formerly known as Prime
                         Succession Acquisition Corp.).

Securities Offered...... $100 million principal amount of 10 3/4% Senior
                         Subordinated Notes due 2004.

Maturity Date........... August 15, 2004.

Interest Payment
  Dates................. February 15 and August 15 of each year, commencing
                         February 15, 1997.

Ranking................. The Exchange Notes will be unsecured senior subordinated obligations of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company (which includes all indebtedness of the Company under the Bank Credit Facilities) and effectively subordinated to all existing and future liabilities of its subsidiaries and will rank senior in right of payment to all other subordinated indebtedness of the Company. New Prime had $90 million of Senior Indebtedness outstanding, no subordinated indebtedness outstanding and no firm arrangements to issue any significant subordinated indebtedness, in each case as of September 30, 1996, and its subsidiaries had approximately $84.9 million of liabilities outstanding as of such date. The Exchange Notes will be effectively subordinated to all existing liabilities of New Prime and its subsidiaries, which totalled $174.9 million in the aggregate as of September 30, 1996. See

                         'Description of Exchange Notes--Subordination.' The Indenture contains certain limitations with respect to the amount of additional Indebtedness (including Indebtedness which may rank senior in right of payment to or pari passu in right of payment with the Exchange Notes) that may be incurred by New Prime and/or any of its subsidiaries See 'Description of Exchange Notes--Certain Covenants--Limitation on Indebtedness.'

Optional Redemption..... The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2000 at a premium declining to par in 2003, plus accrued and unpaid interest, if any, to the redemption date. See 'Description of Exchange Notes--Redemption--Optional Redemption.'

                         The Company does not intend to establish a sinking fund for the benefit of the holders of the Exchange Notes.

Change of Control....... In the event of a Change of Control (as defined herein), the Company will be obligated to make an offer to purchase the then outstanding Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Company's ability to purchase the Exchange Notes if a Change of Control occurs will be dependent upon obtaining third-party financing to the extent it does not have available funds to meet its purchase obligations. There can be no assurance that the Company will be able to obtain such financing. The term 'Change of Control' is limited to certain specified transactions (which do not include the purchase by Loewen of the shares of Existing Prime held by Blackstone) and may not include other events that might adversely affect the financial condition of the Company or result in a downgrade of the credit rating of the Exchange Notes. Pursuant to the Bank Credit Facilities, the Company would be required to satisfy its obligations thereunder prior to its purchase of the Exchange Notes upon a Change of Control in accordance with the Indenture. As of September 30, 1996, the aggregate amount of the Company's indebtedness under the Bank Credit Facilities was $90 million. See 'Description of Exchange Notes--Certain Covenants--Change of Control.'

Certain Covenants....... The Indenture contains certain covenants by the Company and its Subsidiaries (as defined herein), including, but not limited to, covenants with respect to limitations on the following matters: (i) the incurrence of additional indebtedness, (ii) certain payments, including dividends and investments, (iii) the creation of liens, (iv) sales of assets and preferred stock, (v) transactions with interested persons, (vi) payment restrictions affecting subsidiaries, (vii) sale-leaseback transactions and
                         (viii) mergers and consolidations. See 'Description of Exchange Notes--Certain Covenants.' In addition, the Bank Credit Agreement (as defined herein) contains certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Exchange Notes), pays dividends or make certain restricted payments, create liens on assets, engage in mergers or acquisitions or enter into leases or transactions with affiliates. See 'Description of Bank Credit Facilities--Covenants.' Immediately after giving effect to the Acquisition, the Company was in material compliance with all financial and operating covenants contained in the Indenture and the Bank Credit Agreement.


Absence of a Public
  Market for the
  Exchange Notes........ The Exchange Notes are new securities, and there is currently no established market for the Exchange Notes. The Exchange Notes will generally be freely transferable (subject to the restrictions discussed elsewhere herein) but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Initial Purchaser has advised the Company that it currently intends to make a market in the Exchange Notes. However, the Initial Purchaser is not obligated to do so, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. The Company does not intend to apply for a listing of the Exchange Notes on a securities exchange.

                                  RISK FACTORS

     Holders of Notes should consider carefully the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under 'Risk Factors' before tendering Notes in exchange for Exchange Notes.

 SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     The following table sets forth certain selected historical consolidated financial data for the Company for and at the end of each of the years in the four-year period ended December 31, 1995 and the nine-month period ended September 30, 1995, the period from January 1, 1996 through August 25, 1996 and the period from August 26, 1996 through September 30, 1996. The selected historical financial data for the four fiscal years ended December 31, 1995 were derived from the Company's financial statements which have been audited by Ernst & Young LLP ('E&Y'), independent auditors of Existing Prime (Predecessor Company) through December 31, 1995. KPMG Peat Marwick LLP ('KPMG') have been appointed auditors of New Prime (Successor Company). The selected historical financial data for the nine months ended September 30, 1995 were derived from the unaudited financial statements of the Company. The selected historical financial data for the period from January 1, 1996 through August 25, 1996 and the period from August 26, 1996 through September 30, 1996 were derived from the financial statements of the Company which have been audited by KPMG. The results for the nine months ended September 30, 1995, the period from January 1, 1996 through August 25, 1996 and the period from August 26, 1996 through September 30, 1996 are not necessarily indicative of the results for the full fiscal year. The selected pro forma financial data give effect to (i) cost reductions associated with elimination of specific and identifiable job functions, (ii) the acquisition of eleven funeral homes in 1995 and three funeral homes in 1996 and related financing transactions, (iii) the Acquisition and (iv) the offering of the Notes, as if each such transaction or cost reduction, as the case may be, had occurred on January 1, 1995.


     The following table should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Pro Forma Financial Information' and the Consolidated Financial Statements, including, in each case, the notes thereto, included elsewhere in this Prospectus.


                                                                                                                  SUCCESSOR
                                                               PREDECESSOR COMPANY                                 COMPANY
                                      ----------------------------------------------------------------------    -------------
                                                                                                  FOR THE          FOR THE
                                                                                                PERIOD FROM      PERIOD FROM
                                                                                                JANUARY 1,       AUGUST 26,
                                                                              FOR THE NINE         1996             1996
                                        FOR THE YEAR ENDED DECEMBER 31,       MONTHS ENDED        THROUGH          THROUGH
                                      ------------------------------------    SEPTEMBER 30,     AUGUST 25,      SEPTEMBER 30,
                                       1992      1993      1994      1995        1995(2)          1996(2)          1996(2)
                                      ------    ------    ------    ------    -------------    -------------    -------------
                                                     (DOLLARS IN MILLIONS EXCEPT REVENUE PER FUNERAL SERVICE)
                                                                              (UNAUDITED)
                                                                              -------------
INCOME STATEMENT DATA:
 Revenues:
   Funeral services................   $  5.0    $ 33.0    $ 60.9    $ 68.6       $  50.4          $  47.3          $   6.9
   Cemetery sales..................      0.2       8.9      11.3      12.9           9.6              8.8              1.4
                                      ------    ------    ------    ------        ------           ------           ------
                                         5.2      41.9      72.2      81.5          60.0             56.1              8.3
 Cost of sales:
   Funeral homes...................      1.0       5.7      10.9      11.3           8.6              7.6              1.1
   Cemetery........................      0.1       1.4       2.7       2.4           1.8              1.6              0.3
   Cumulative effect of change in
     accounting estimate(3)........       --        --        --      (3.5)           --               --               --
                                      ------    ------    ------    ------        ------           ------           ------
                                         1.1       7.1      13.6      10.2          10.4              9.2              1.4
 Operating expenses:
   Funeral homes...................      3.2      21.1      35.2      38.1          27.9             26.2              3.9
   Cemetery........................      0.1       4.7       6.7       7.5           5.5              5.2              0.8
                                      ------    ------    ------    ------        ------           ------           ------
                                         3.3      25.8      41.9      45.6          33.4             31.4              4.7
 Corporate and regional general and
   administrative expenses.........      1.6       2.9       4.6       6.1           4.6              4.9              0.6
 Amortization of goodwill..........      0.1       0.7       1.8       1.9           1.5              1.3              0.5
 Covenants not to compete..........      0.2       1.2       2.6       2.8           2.0              2.0              0.3
 Legal settlement..................       --        --        --        --            --              6.3               --
                                      ------    ------    ------    ------        ------           ------           ------


 Operating income (loss)...........     (1.1)      4.2       7.7      14.9           8.1              1.0              0.8
 Other income and expense:
   Interest expense................      0.8       6.4      12.4      15.4          11.4             10.1              2.5
   Other expense (income), net.....       --       0.3      (0.1)     (0.1)         (0.3)              --               --
                                      ------    ------    ------    ------        ------           ------           ------
                                         0.8       6.7      12.3      15.3          11.1             10.1              2.5
                                      ------    ------    ------    ------        ------           ------           ------
 Loss before income taxes..........     (1.9)     (2.5)     (4.6)     (0.4)         (3.0)            (9.1)            (1.7)
 Income tax benefit (expense)......       --       0.2       0.3      (0.3)         (0.4)            (0.4)              --
                                      ------    ------    ------    ------        ------           ------           ------
 Net loss..........................     (1.9)     (2.3)     (4.3)     (0.7)         (3.4)            (9.5)            (1.7)
 Redeemable preferred stock
   dividend requirements...........       --        --        --      (0.4)         (0.3)            (0.3)              --
                                      ------    ------    ------    ------        ------           ------           ------
 Net loss attributable to common
   shareholders....................   $ (1.9)   $ (2.3)   $ (4.3)   $ (1.1)      $  (3.7)         $  (9.8)         $  (1.7)
                                      ------    ------    ------    ------        ------           ------           ------
                                      ------    ------    ------    ------        ------           ------           ------


                                             PRO FORMA(1)
                                     -----------------------------
                                       FOR THE       FOR THE NINE
                                      YEAR ENDED     MONTHS ENDED
                                     DECEMBER 31,    SEPTEMBER 30,
                                         1995            1996
                                     ------------    -------------
                                              (UNAUDITED)
                                     -----------------------------
INCOME STATEMENT DATA:
 Revenues:
   Funeral services................     $ 72.5          $  54.3
   Cemetery sales..................       12.9             10.2
                                        ------            -----
                                          85.4             64.5
 Cost of sales:
   Funeral homes...................       11.9              8.7
   Cemetery........................        2.8              2.2
   Cumulative effect of change in
     accounting estimate(3)........       (3.5)              --
                                        ------            -----
                                          11.2             10.9
 Operating expenses:
   Funeral homes...................       40.2             30.2
   Cemetery........................        7.5              6.0
                                        ------            -----
                                          47.7             36.2

 Corporate and regional general and
   administrative expenses.........        5.7              5.3
 Amortization of goodwill..........        5.9              4.4
 Covenants not to compete..........        2.8              2.2
 Legal settlement..................         --              6.3
                                        ------            -----
 Operating income (loss)...........       12.1             (0.8)
 Other income and expense:
   Interest expense................       23.3             15.6
   Other expense (income), net.....       (0.2)              --
                                        ------            -----
                                          23.1             15.6
                                        ------            -----
 Loss before income taxes..........      (11.0)           (16.4)
 Income tax benefit (expense)......       (0.3)            (0.4)
                                        ------            -----
 Net loss..........................      (11.3)           (16.8)
 Redeemable preferred stock
   dividend requirements...........         --               --
                                        ------            -----
 Net loss attributable to common
   shareholders....................     $(11.3)         $ (16.8)
                                        ------            -----
                                        ------            -----

                                                                                                                  SUCCESSOR
                                                               PREDECESSOR COMPANY                                 COMPANY
                                      ----------------------------------------------------------------------    -------------
                                                                                                  FOR THE          FOR THE
                                                                                                PERIOD FROM      PERIOD FROM
                                                                                                JANUARY 1,       AUGUST 26,
                                                                              FOR THE NINE         1996             1996
                                        FOR THE YEAR ENDED DECEMBER 31,       MONTHS ENDED        THROUGH          THROUGH
                                      ------------------------------------    SEPTEMBER 30,     AUGUST 25,      SEPTEMBER 30,
                                       1992      1993      1994      1995        1995(2)          1996(2)          1996(2)
                                      ------    ------    ------    ------    -------------    -------------    -------------
                                                     (DOLLARS IN MILLIONS EXCEPT REVENUE PER FUNERAL SERVICE)
                                                                              (UNAUDITED)
                                                                              -------------
OTHER FINANCIAL DATA AND RATIOS:
 Depreciation and amortization(4):
   Depreciation....................   $  0.2    $  1.4    $  2.2    $  2.5       $   1.9          $   1.9          $   0.2
   Amortization of goodwill........      0.1       0.7       1.8       1.9           1.5              1.3              0.5
   Amortization of covenants not to

     compete.......................      0.2       1.2       2.6       2.8           2.0              2.0              0.3
   Amortization of consulting
     agreements....................       --       0.2       0.3       0.3           0.2              0.2               --
                                      ------    ------    ------    ------        ------           ------           ------
                                      $  0.5    $  3.5    $  6.9    $  7.5       $   5.6          $   5.4          $   1.0
                                      ------    ------    ------    ------        ------           ------           ------
                                      ------    ------    ------    ------        ------           ------           ------
 Capital expenditures..............      0.1       1.9       2.6       1.6           1.2              1.0              0.1
 Cash interest expense(5)..........      0.7       6.1      11.9      14.9          11.1              9.7              2.4
 EBITDA, as adjusted(6)(7).........     (0.6)      7.4      14.7      19.0          14.0             12.7              1.8
 Ratio of EBITDA, as adjusted to
   cash interest expense...........       --       1.2x      1.2x      1.3x          1.3x             1.3x             0.8x
 Cash flows from(8):
   Operating activities............       --       2.0       2.7       6.0           4.8              3.3             (2.6)
   Investing activities............       --     (69.5)    (25.7)     (9.1)         (2.9)            (1.6)            (0.2)
   Financing activities............       --      68.6      22.8       0.2          (4.5)            (1.0)             5.2

 Ratio of earnings to fixed
   charges(9)......................       --        --        --        --            --               --               --
OPERATING DATA:
 Number of funeral home
   locations.......................       38       101       131       143           135              146              146
 Number of funeral services........    1,700    10,889    17,590    19,776        14,556           13,827            1,888
 Total funeral service revenues per
   funeral service.................   $2,943    $3,027    $3,460    $3,470       $ 3,464          $ 3,419          $ 3,684
 Number of cemeteries..............        5        14        16        16            16               16               16

                                             PRO FORMA(1)
                                     -----------------------------
                                       FOR THE       FOR THE NINE
                                      YEAR ENDED     MONTHS ENDED
                                     DECEMBER 31,    SEPTEMBER 30,
                                         1995            1996
                                     ------------    -------------
                                              (UNAUDITED)
                                     -----------------------------
OTHER FINANCIAL DATA AND RATIOS:
 Depreciation and amortization(4):
   Depreciation....................     $  3.0          $   2.4
   Amortization of goodwill........        5.9              4.4
   Amortization of covenants not to
     compete.......................        2.8              2.3
   Amortization of consulting
     agreements....................        0.3              0.2
                                        ------            -----
                                        $ 12.0          $   9.3
                                        ------            -----
                                        ------            -----
 Capital expenditures..............        1.6              1.1
 Cash interest expense(5)..........       21.5             14.3
 EBITDA, as adjusted(6)(7).........       21.4             14.8
 Ratio of EBITDA, as adjusted to
   cash interest expense...........        1.0x             1.0x
 Cash flows from(8):
   Operating activities............        1.2             (1.1)
   Investing activities............       (9.1)            (1.8)
   Financing activities............        0.2              4.2
 Ratio of earnings to fixed
   charges(9)......................         --               --
OPERATING DATA:
 Number of funeral home
   locations.......................         --               --
 Number of funeral services........         --               --
 Total funeral service revenues per
   funeral service.................         --               --
 Number of cemeteries..............         --               --



                                                                                                                    AS AT
                                               AS AT DECEMBER 31,                                               SEPTEMBER 30,
                                      ------------------------------------                                      -------------
                                       1992      1993      1994      1995                                           1996
                                      ------    ------    ------    ------                                      -------------
BALANCE SHEET DATA:
 Total assets......................   $ 67.6    $163.9    $195.3    $196.1                                         $ 402.7
 Total debt and redeemable
   preferred stock(10).............     43.5     103.2     123.5     124.6                                           199.9
 Shareholders' equity(11)..........     12.3      20.7      20.7      22.7                                           127.8
 Ratio of total debt to total
   capitalization(12)..............     78.0%     83.3%     85.6%     84.6%                                           61.0%


------------------
(1) The selected pro forma financial data give effect to the acquisitions of funeral homes by the Company in 1995 and 1996 and to the Acquisition, the offering of the Notes and certain cost reductions, as if each such transaction or cost reduction, as the case may be, had occurred on January 1, 1995. See 'Unaudited Pro Forma Consolidated Financial Information' and the notes thereto.

(2) The selected historical financial data for the nine months ended September 30, 1995 and the periods from January 1, 1996 through August 25, 1996 and from August 26, 1996 through September 30, 1996 were derived from the unaudited financial statements of the Company. The results for the nine months ended September 30, 1995 and the periods from January 1, 1996 through August 25, 1996 and from August 26, 1996 through September 30, 1996 are not necessarily indicative of the results for the full fiscal year.

(3) In 1995, the Company constructed a cemetery vault manufacturing facility in Alabama that allows for the production of vaults at a significantly lower cost than purchasing from independent manufacturers. As a result, Existing Prime recorded a $3.5 million one-time gain related to the adjustment of a deferred merchandise liability for pre-need cemetery vault sales.

(4) Does not include amortization of deferred financing costs, which are included in interest expense.

(5) Cash interest expense is defined as interest expense less amortization of deferred financing costs.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)


(6) EBITDA, as adjusted is defined as loss before income taxes plus interest expense, depreciation and amortization, adjusted for (i) the one-time $3.5 million and $2.9 million net change in accounting estimate for, respectively, the historical and pro forma year ended December 31, 1995, and
    (ii) the $6.3 million one-time charge for the settlement of certain litigation for the period from January 1, 1996 through August 25, 1996. These adjustments are described below:

     o In December 1995, the Company constructed a cemetery vault manufacturing facility in Alabama that allows for the production of vaults at a significantly lower cost than purchasing from independent manufacturers. The lower cost of sales from the new manufacturing plant allowed Existing Prime to recognize a one-time gain of $3.5 million by reducing its estimated deferred merchandise liability for pre- need cemetery vault sales. On a pro forma basis for 1995, assuming the plant was in operation since January 1, 1995, estimated savings were $0.6 million.

     o The Company settled certain litigation in April 1996 and recorded a one-time charge of $6.3 million in the first half of 1996 for the present value of future cash payments due under the litigation settlement agreements. See 'Business--Litigation--Gamble Settlement.'

    These two adjustments to EBITDA have been made because both are considered infrequent and non-recurring in nature by the Company.

     The calculation of EBITDA, as adjusted is shown below.


                                                                                                                  SUCCESSOR
                                                               PREDECESSOR COMPANY                                 COMPANY
                                      ----------------------------------------------------------------------    -------------
                                                                                                  FOR THE          FOR THE
                                                                                                PERIOD FROM      PERIOD FROM
                                                                                                JANUARY 1,       AUGUST 26,
                                                                              FOR THE NINE         1996             1996
                                        FOR THE YEAR ENDED DECEMBER 31,       MONTHS ENDED        THROUGH          THROUGH
                                      ------------------------------------    SEPTEMBER 30,     AUGUST 25,      SEPTEMBER 30,
                                       1992      1993      1994      1995        1995(2)          1996(2)          1996(2)
                                      ------    ------    ------    ------    -------------    -------------    -------------
                                                                       (DOLLARS IN MILLIONS)
                                                                               (UNAUDITED)
                                                                              -------------
Loss before income taxes...........   $ (1.9)   $ (2.5)   $ (4.6)   $ (0.4)      $  (3.0)         $  (9.1)         $  (1.7)
Interest expense...................      0.8       6.4      12.4      15.4          11.4             10.1              2.5
Depreciation and amortization......      0.5       3.5       6.9       7.5           5.6              5.4              1.0
Legal settlement (see 'Business--
 Litigation')......................       --        --        --        --            --              6.3               --
Cumulative effect of change in
 accounting estimate, net..........       --        --        --      (3.5)           --               --               --
                                      ------    ------    ------    ------        ------           ------           ------
EBITDA, as adjusted................   $ (0.6)   $  7.4    $ 14.7    $ 19.0       $  14.0          $  12.7          $   1.8
                                      ------    ------    ------    ------        ------           ------           ------
                                      ------    ------    ------    ------        ------           ------           ------

                                             PRO FORMA(1)
                                     -----------------------------
                                       FOR THE       FOR THE NINE
                                      YEAR ENDED     MONTHS ENDED
                                     DECEMBER 31,    SEPTEMBER 30,
                                         1995            1996
                                     ------------    -------------
                                              (UNAUDITED)
                                     -----------------------------
Loss before income taxes...........     $(11.0)         $ (16.4)
Interest expense...................       23.3             15.6
Depreciation and amortization......       12.0              9.3
Legal settlement (see 'Business--
 Litigation')......................         --              6.3

Cumulative effect of change in
 accounting estimate, net..........       (2.9)              --
                                        ------            -----
EBITDA, as adjusted................     $ 21.4          $  14.8
                                        ------            -----
                                        ------            -----


    EBITDA, as adjusted is presented because (i) Management believes that EBITDA provides relevant and useful information, (ii) it is a widely accepted financial indicator of a company's ability to incur and service debt and
    (iii) it is the basis on which compliance with the financial covenants contained in the Indenture and the Bank Credit Agreement is determined. However, EBITDA, as adjusted should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Also, this measure of EBITDA, as adjusted may not be comparable to similar measures reported by other companies.



(7) The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to $3.6 million representing net savings resulting from a number of initiatives including elimination of overstaffing at selected funeral homes, elimination of redundant staffing at site-level made possible by automation of existing tasks and by sharing resources of selected homes in close proximity to one another, reduction of labor at the regional administrative centers made possible by the consolidation of certain accounting and administrative functions into the corporate headquarters and the reduction of labor at the corporate headquarters made possible by elimination of acquisition functions. Certain costs and expenses are being replaced, in part, by the Administrative Services Agreement. See "Certain Related Transactions -- Administrative Services Agreement."


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)


     The effect of the $3.6 million of annual cost savings on the pro forma EBITDA, as adjusted is summarized below:




                                                                   For the Nine
                                                   Year Ended      Months Ended
                                                  December 31,     September 30,
                                                     1995               1996
     Pro forma EBITDA, as adjusted                       21.4             14.8
     Elimination of salaries and benefits(1)              5.1              3.3
     Administrative Services Agreement(2)                (0.3)            (0.2)
     Monitoring fees(3)                                  (0.3)            (0.2)
     Costs of new management compensation(4)             (0.9)            (0.6)
                                                        -----            -----
     Revised EBITDA, as adjusted                         25.0             17.1
                                                        -----            -----
     Ratio of revised EBITDA, as adjusted to
     cash interest expense                                1.2x             1.2x



     (1) Represents cost savings from the elimination of specific and identifiable job positions and functions at both the corporate and site levels. The Unaudited Pro Forma Consolidated Statements of Operations do not reflect certain additional cost savings expected to be achieved from implementation of the changes in operating strategy described under "Business--Business Strategy Following Acquisition" or $0.3 million relating to severance costs. See "Business--Business Strategy Following Acquisition" and "Risk Factors--Potential Adverse Consequences of Changes in Operating Strategy."


     (2) Represents fees payable to Loewen pursuant to the Administrative Services Agreement that the Company entered into on the Acquisition Closing Date. See "Certain Related Transactions--Administrative Services Agreement."


     (3) Represents monitoring fees payable to an affiliate of Blackstone pursuant to the Stockholders' Agreement that the Company entered into prior to the Acquisition Closing Date. See "Certain Related Transactions--Payment of Certain Fees and Expenses."


     (4) Represents estimate of salaries and bonuses for the Company's new senior management team.



 (8) Pro forma cash flows from operating activities reflect the impact of the pro forma adjustments on net income, depreciation and amortization. Pro forma cash flows from investing activities are assumed to be unchanged from the historic cash flows. Pro forma cash flows from financing activities reflect the cash flows relating to the Acquisition and the offering of the Notes which are assumed to occur as of the Acquisition Closing Date.



 (9) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges for each of the years in the four year period ended December 31, 1995, the nine months ended September 30, 1995, the periods from January 1, 1996 through August 25, 1996, from August 26, 1996 through September 30, 1996, the year ended December 31, 1995 pro forma and the nine months ended September 30, 1996 pro forma, by $1.9 million, $2.5 million, $4.6 million, $0.4 million, $3.0 million, $9.1 million, $1.7 million, $11.0 million and $16.4 million, respectively.



 (10) Total debt and redeemable preferred stock for December 31, 1994 and 1995 includes $2.0 million and $2.3 million, respectively, of redeemable preferred stock.



(11) Does not include redeemable preferred stock.



(12) Total capitalization includes redeemable preferred stock.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, holders of Notes should consider carefully the following factors before tendering their Notes in exchange for Exchange Notes offered hereby. The risk factors set forth below are generally applicable to the Notes as well as the Exchange Notes.


SUBSTANTIAL LEVERAGE; INABILITY TO SERVICE INDEBTEDNESS


     The Company has incurred substantial indebtedness in connection with the Acquisition and is highly leveraged. At September 30, 1996, the Company's total debt was $199.9 million, the Company's total debt to total capitalization ratio was 61.0% and the Company and its subsidiaries, on a consolidated basis, had liabilities (including total debt) of approximately $274.9 million. In the ordinary course of business, the Company has incurred and, subject to certain covenants and financial tests set out in the Bank Credit Agreement (as defined herein) and the Indenture, will continue to incur additional indebtedness to fund working capital requirements and for other corporate purposes. See 'Capitalization,' 'Description of Bank Credit Facilities,' 'Description of Exchange Notes' and the Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

     The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including: (i) the Company's ability to obtain financing in the future for working capital or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; (iii) the indebtedness outstanding under the Bank Credit Facilities is secured and will mature prior to the maturity of the Exchange Notes; (iv) certain of the Company's borrowings is at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (v) the Company's high degree of leverage may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

     The Company believes that, based upon current levels of operations and anticipated growth and availability under the Revolving Credit Facility, it will be able to meet its principal and interest payment obligations. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes. If the Company cannot generate sufficient cash flow from operations or borrow under the Revolving Credit Facility to meet such obligations, then the Company may be required to take certain actions, including reducing capital expenditures, restructuring its debt, selling assets or seeking additional equity in order to avoid an Event of Default (as defined herein). There can be no assurance that such actions could be effected or would be effective in allowing the Company to meet such obligations. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.'



EXCHANGE NOTES REPRESENT UNSECURED, SUBORDINATED CLAIMS;
NO LIMITATION ON ADDITIONAL INDEBTEDNESS


     The Exchange Notes will be unsecured obligations of the Company that are subordinated in right of payment to all Senior Indebtedness of the Company, including all indebtedness under the Bank Credit Facilities. As of September 30, 1996, $90 million of Senior Indebtedness was outstanding and the Company had borrowing availability of approximately $25 million under the Revolving Credit Facility. The Indenture and the Bank Credit Facilities permit the Company to incur additional Senior Indebtedness, provided that certain conditions are met, and the Company expects from time to time to incur additional Senior Indebtedness. Furthermore, the Indenture does not limit the Company's ability to secure Senior Indebtedness. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of the Company or upon a default in payment with respect to, or the acceleration of, or if a judicial proceeding is pending with respect to, any default under any Senior Indebtedness, the lenders under the Bank Credit Facilities (the 'Lenders') and any other creditors who are holders of Senior Indebtedness must be paid in full before a holder of the Exchange Notes may be paid. Accordingly, there may be insufficient assets remaining after such payments to pay principal of or interest on the Exchange Notes. See 'Description of Exchange Notes--Subordination.' In addition, the Exchange Notes will be structurally subordinated to any liabilities or obligations of the Company's subsidiaries as described below under '--Holding Company Structure.'

     The Company's obligations under the Bank Credit Facilities are secured by substantially all of the assets of the Company and its subsidiaries. If a default occurs under the Bank Credit Agreement and the Company is unable to repay such borrowings, the Lenders would have the right to exercise the remedies available to secured creditors under applicable law and pursuant to the Bank Credit Agreement. Accordingly, the Lenders would be entitled to payment in full out of the assets securing such indebtedness prior to payment to holders of the Exchange Notes. If the Lenders or the holders of any other secured indebtedness were to foreclose on the collateral securing the Company's obligations to them, it is possible that there would be insufficient assets remaining after satisfaction in full of all such indebtedness to satisfy in full the claims of holders of the Exchange Notes.


RESTRICTIVE DEBT COVENANTS; CONSEQUENCES OF FAILURE TO COMPLY WITH DEBT
COVENANTS


     The Bank Credit Agreement and the Indenture contain a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, pay dividends, prepay subordinated indebtedness (including, in the case of the Bank Credit Agreement, the Exchange Notes), enter into sale-leaseback transactions, create liens, make capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. In addition, under the Bank Credit Agreement, the Company is required to satisfy specified financial ratios and tests, including, without limitation, minimum fixed charge coverage, minimum interest coverage, minimum net worth, maximum senior debt leverage and maximum total debt leverage tests. The ability of the Company to comply with such provisions may be affected by events beyond the Company's control. To the extent that the Company does not achieve the pro forma estimates with respect to its operations, it may not be in compliance with certain of the covenants included in the Bank Credit Agreement. See 'Pro Forma Financial Information.' The breach of any of these covenants could result in a default under the Bank Credit Agreement. See 'Description of Bank Credit Facilities.' In the event of any such default, depending upon the actions taken by the Lenders, the Company could be prohibited from making any payments of principal of or interest on the Exchange Notes. See 'Description of Exchange Notes-- Subordination.' In addition, the Lenders could elect to declare all amounts borrowed under the Bank Credit Facilities, together with accrued interest, to be due and payable or could proceed against the collateral securing such indebtedness.

HISTORICAL NET LOSSES; WEAKNESS IN FINANCIAL ACCOUNTING CONTROLS

     From the time that Existing Prime commenced operations in early 1992, it grew dramatically through the acquisition of funeral homes and cemeteries. Primarily as a result of this acquisition strategy, the Company has incurred net losses in each of its four years of operations. There can be no assurance that the Company will become profitable in the future or that it will be able to implement successfully its planned changes in operating strategy. See '--Potential Adverse Consequences of Planned Changes in Operating Strategy.'

     Existing Prime's rapid growth also placed a significant strain on the Company's accounting systems and internal controls. The lack of sufficiently skilled financial management at Existing Prime's Alabama subsidiary has had an adverse impact on such subsidiary's ability to produce accurate and timely financial information. In connection with the audit of Existing Prime's financial statements for the year ended December 31, 1995 and the review of its March 31, 1996 financial statements, Existing Prime's independent public accountants, E&Y, issued a management letter enumerating certain reportable conditions related to the Company's Alabama operations. Such conditions included the failure to perform key account reconciliations and the lack of qualified financial personnel at the Alabama subsidiary's operations.


     During the latter half of 1995 and in 1996, management of Existing Prime took steps designed to address the concerns raised by E&Y, including the dedication of corporate personnel to work on site in Alabama to assist in the processing and summarizing of financial data, the replacement of an outside service bureau that had previously been responsible for funeral service accounting at most of Existing Prime's locations and the institution of new and automated accounting systems and procedures overall. Management has undertaken an extensive review of the Company's accounting controls and procedures and believes that appropriate accounting controls and procedures are now being utilized. However, Management will continue to monitor the functioning of its accounting controls and procedures and intends to implement any additional steps deemed necessary. See 'Management's Discussion and Analysis of Financial

Condition and Results of Operations--General.'

POTENTIAL ADVERSE CONSEQUENCES OF PLANNED CHANGES IN OPERATING STRATEGY

     The implementation of the changes in operating strategy described under 'Business--Business Strategy Following Acquisition' could result in consequences which could have an adverse effect on the Company's results of operations. For example, the enactment of price increases may result in a reduction in market share and the implementation of staff reductions intended to decrease general and administrative expenses may lead to low morale and the further loss of personnel. In addition, the Administrative Services Agreement may not result in the realization of the expected savings from such agreement. See 'Certain Related Transactions--Administrative Services Agreement.' There can be no assurance that these consequences will not occur and, if they occur, that they will not result in a material adverse effect on the Company's results of operations and prevent the Company from increasing its revenues and operating profit.


HOLDING COMPANY STRUCTURE; RELIANCE ON SUBSIDIARIES TO SERVICE INDEBTEDNESS; EXCHANGE NOTES SUBORDINATED TO SUBSIDIARY LIABILITIES


     The Company is a holding company with no significant independent business operations. Accordingly, its primary sources of cash to meet debt service and other obligations (including payments on the Exchange Notes) are dividends and other payments from its subsidiaries. Consequently, obligations of the Company to its creditors, including holders of the Exchange Notes, are effectively subordinated in right of payment and junior to all liabilities (including trade payables) of the Company's subsidiaries. The Bank Credit Facilities are guaranteed by each of the Company's subsidiaries. The aggregate amount of liabilities of the Company's subsidiaries (excluding intercompany indebtedness) as of September 30, 1996 was approximately $84.9 million.


CONSEQUENCES OF FRAUDULENT TRANSFER


     Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if the Company (a) had incurred such indebtedness with the intent to hinder, delay or defraud creditors, or (b)(A) was insolvent at the time of such incurrence, (B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its business, or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Exchange Notes or, in the alternative, subordinate the Exchange Notes to existing and future indebtedness of the Company. The measure of insolvency for purposes of the foregoing would likely vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than all of its assets at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as such debts became absolute and matured. The Company believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, the Company received equivalent value at the time the indebtedness was incurred under the Notes. In addition, the Company believes that it (i) is not and will not be insolvent, (ii) is not and will not be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital, and (iii) does not intend and will not intend to incur debt beyond its ability to repay such debts as they mature. However, there can be no assurance that a court passing on such issues would agree with the determination of the Company.

     In rendering their opinions in connection with the offering of the Notes, counsel for the Company and counsel for the Initial Purchaser did not express any opinion as to the applicability of federal or state fraudulent transfer laws.


CONTROL BY BLACKSTONE; POSSIBLE FUTURE CONTROL BY LOEWEN;
POTENTIAL CONFLICTS OF INTEREST


     Blackstone owns, on a fully diluted basis, 75.8% of the issued and outstanding common stock of Existing Prime, which in turn owns 100% of the issued and outstanding common stock of the Company. Accordingly, Blackstone, subject to certain exceptions described in the Stockholders' Agreement (as defined herein), effectively exercises control over the election of a majority of the Company's directors, the appointment of its management and decisions concerning substantially all actions requiring the approval of the Company's stockholders. There can be no assurance that the interests of Blackstone will not conflict with the interests of holders of the Exchange Notes. Loewen may acquire control of Existing Prime after the fourth anniversary of the Acquisition Closing Date pursuant to various options contained in the Put/Call Agreement. There can be no assurance that such options will be exercised or, if Loewen does acquire control of Existing Prime, that its interests will not conflict with the interests of the holders of the Exchange Notes. See 'Principal Stockholders' and 'Certain Related Transactions--Put/Call Arrangement.'

     On October 2, 1996, Service Corporation International announced its intention to pursue an unsolicited exchange offer for all outstanding common and preferred shares of Loewen Group. On October 10, 1996, Loewen Group's Board of Directors rejected such offer as inadequate.



ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes are being offered to the holders of the Notes. The Notes were offered and sold in August 1996 to a small number of institutional investors and are eligible for trading in the National Association of Securities Dealers, Inc.'s PORTAL market.

     There is currently no established market for the Exchange Notes and there can be no assurance that a public market will develop or, if such a market develops, as to the liquidity of such market, nor can there be any assurance as to the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. The Exchange Notes will not be listed on any securities exchange. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and other factors. Although there is currently no market for the Exchange Notes, Smith Barney Inc. has advised the Company that it intends to make a market in the Exchange Notes after consummation of the Exchange Offer, as permitted by applicable laws and regulations; however, the Initial Purchaser is not obligated to do so and any such market-making activity may be discontinued at any time without notice.

                                USE OF PROCEEDS


     There will be no cash proceeds to the Company resulting from the Exchange Offer. The net proceeds from the offering of the Notes were used, together with the proceeds of the Bank Term Facility and the Blackstone/Loewen Contribution, as follows: (i) approximately $171.8 million was used to effect the Stock Repurchase, (ii) approximately $121.0 million was used to repay or defease outstanding indebtedness of Existing Prime under (a) a credit agreement with Provident Services, Inc., maturing on various dates beginning in September 1999, with a final maturity date in November 2002 and bearing interest at the prime rate plus 1.5%, (b) a credit agreement with Heller Financial, Inc., maturing on May 12, 1997 and bearing interest at the prime rate plus 1.75%, (c) certain notes issued to the sellers in connection with the acquisition of certain of Existing Prime's operations, with maturity dates ranging from January 1, 1998 to October 26, 2015 and bearing interest at rates ranging from 8.0% to 9.5% and (d) certain demand notes payable to Harris Trust and Savings Bank, bearing interest at the prime rate, (iii) approximately $5.4 million was used to discharge the obligation of Existing Prime under an agreement entered into to settle certain litigation (see 'Business--Litigation--Gamble Settlement'), (iv) approximately $2.9 million was used to pre-fund certain capital expenditures to be made by New Prime and (v) approximately $20.2 million was used to pay other fees and expenses related to the Acquisition and such repayment of indebtedness (including the payment of a fee of $3.2 million to and reimbursement of certain expenses of affiliates of Blackstone, the payment of a consulting fee of $1.5 million to Loewen and the reimbursement of Loewen for certain expenses equal to $1 million). See 'Summary--The Acquisition,' 'Capitalization,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources' and 'Certain Related Transactions--Payment of

Certain Fees and Expenses.'


                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Notes were originally issued and sold on August 20, 1996. The offer and sale of the Notes was not required to be registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. In connection with the sale of the Notes, the Company agreed to use its best efforts to cause to be filed with the Commission a registration statement relating to an exchange offer pursuant to which new senior subordinated notes of the Company covered by such registration statement and containing terms indentical in all material respects to the terms of the Notes would be offered in exchange for Notes tendered at the option of the holders thereof, or, if applicable interpretations of the staff of the Commission did not permit the Company to effect such an Exchange Offer, the Company agreed to file a shelf registration statement covering resales of the Notes (the 'Shelf Registration Statement') and use its best efforts to have such Shelf Registration Statement become effective under the Securities Act and to keep effective the Shelf Registration Statement for 180 days after the Effective Date thereof or such shorter period ending when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

     The purpose of the Exchange Offer is to fulfill certain of the Company's obligations under the Registration Rights Agreement. Except as otherwise expressly set forth herein, this Prospectus may not be used by any holder of the Notes or any holder of the Exchange Notes to satisfy the registration and prospectus delivery requirements under the Securities Act that may apply in connection with any resale of such Notes or Exchange Notes. See '-- Terms of the Exchange.'

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See 'Plan of Distribution.'

TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration.

The Exchange Notes will evidence the same indebtedness as the Notes and will be entitled to the benefits of the Indenture. See 'Description of Exchange Notes.'

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for exchange.

     The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties (see Exxon Capital Holdings Corp. (available April 13, 1989), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993)), the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is an 'affiliate' or the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in the distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder must acknowledge that it has no arrangement or understanding with any person to participate in the distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See '-- Terms and Conditions of the Letter of Transmittal' and 'Plan of Distribution.'

     Interest on the Exchange Notes shall accrue from the last Interest Payment Date on which interest was paid on the Notes so surrendered or, if no interest has been paid on such Notes, from August 20, 1996.

     Tendering holders of the Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Notes pursuant to the Exchange Offer.


EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENTS

     The Exchange Offer shall expire on the Expiration Date. The term 'Expiration Date' means 5:00 p.m., New York City time, on January 22, 1997, unless the Company in its sole discretion extends the period during which the Exchange Offer is open, in which event the term 'Expiration Date' shall mean the latest time and date on which the Exchange Offer, as so extended by the Company, shall expire. The Company reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to United States Trust Company of New York (the 'Exchange Agent') and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Notes previously tendered and not withdrawn pursuant to the Exchange Offer will remain subject to the Exchange Offer.

     The term 'Exchange Date' means the first business day following the Expiration Date. The Company expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Notes if any of the events set forth below under 'Conditions to the Exchange Offer' shall have occurred and shall not have been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Notes, whether before or after any tender of the Notes. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Notes on the Exchange Date.

TENDER PROCEDURE

     The tender to the Company of Notes by a holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute a binding agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will first be sent out on or about December 23, 1996, to all holders of Notes known to the Company and the Exchange Agent.

     A holder of Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth on the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     If tendered Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a 'book-entry transfer facility') whose name appears on a security listing as the owner of Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office, branch, agency or correspondent in the United States, or by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (any of the foregoing hereinafter referred to as an 'Eligible Institution'). If the Exchange Notes and/or Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE

OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY.

     The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility system may make book-entry delivery of Notes by causing such book-entry transfer facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Notes may be effected through book-entry transfer into the Exchange Agent's accounts at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth on the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Notes are registered and, if possible, the certificate numbers of the Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the book-entry facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any Notes not properly tendered or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Notes. Unless waived, any defects or irregularities in connection with tenders of Notes for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See 'Plan of Distribution.'

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Notes for exchange (the 'Transferor') exchanges, assigns and transfers the Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Notes or transfer ownership of such Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     By tendering, each holder of Notes will represent to the Company that, among other things, (i) such Holder is not an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act, (ii) Exchange Notes to be acquired by such holder of Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder and
(iii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. See 'Plan of Distribution.' This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of 180 days after the Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

     Tenders of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

     To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the Letter of Transmittal, and with respect to a facsimile transmission, must be confirmed by telephone and an original delivered by guaranteed overnight delivery. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Notes to be withdrawn, the certificate numbers of Notes to be withdrawn, the principal amount of Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Notes exchanged, and the name of the registered holder of such Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes being withdrawn. The Exchange Agent will return the properly withdrawn Notes promptly following receipt of notice of withdrawal. If Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Notes or otherwise comply with the book-entry transfer procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

     Any Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described under '--Tender Procedure' above, at any time on or prior to the Expiration Date.

ACCEPTANCE OF NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon the satisfaction or waiver, prior to the Expiration Date, of all the terms and conditions of the Exchange Offer, the acceptance for exchange of Notes validly tendered and not withdrawn and issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     The Exchange Agent will act as agent for the tendering holders of Notes for the purposes of receiving Exchange Notes from the Company and causing the Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Notes will be made by the Exchange Agent promptly after acceptance of the tendered Notes. Tendered Notes not accepted for exchange by the Company will be returned without expense to the tendering holders promptly following the Expiration Date or, if the Company terminated the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER


     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to issue Exchange Notes in respect of any properly tendered Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service), or, at its option, modify or otherwise amend the Exchange Offer, if any of the following events occur:

          (a) any law, rule or regulation or applicable interpretations of the staff of the Commission which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer; or

          (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such Exchange Notes; or

          (c) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (d) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Notes or the Exchange Notes;

which, in the reasonable judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Notes.

     The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in the reasonable judgment of the Company. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

     The Company is not aware of the existence of any of the foregoing events.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the Letter of Transmittal. United States Trust Company of New York also acts as Trustee and Registrar (the 'Registrar') under the Indenture.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

     The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and related documents to the beneficial owners of the Notes and in handling or forwarding tenders for their customers.

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     Holders who tender their Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Exchange Notes in the name of, or request that Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.


EFFECTS OF TENDERING ON HOLDERS OF NOTES


     Participation in the Exchange Offer is voluntary, and holders of Notes should carefully consider whether to participate. Holders of the Notes are urged to consult their financial and tax advisors in making their own decisions on which action to take.


     As a result of the making of, and upon acceptance for exchange of all validly tendered Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled certain covenants contained in the Registration Rights Agreement. Holders of Notes who do not tender their Notes in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See 'Description of Exchange Notes.' All untendered Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. In general, the Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Notes under the Securities Act. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Notes could be adversely affected.


     The Company may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Notes which are not tendered in the Exchange Offer.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1996. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                     AT SEPTEMBER 30, 1996
                                                     ---------------------
                                                         (IN MILLIONS)
                                                          (UNAUDITED)
Short-term debt, including current portion of
  long-term debt..................................          $  10.1
Long-term debt (less current portion)
  Notes and mortgages payable.....................              0.8
  Bank Term Facility..............................             89.0
  Notes...........................................            100.0
                                                            -------
Total long-term debt(1)...........................            189.8
Shareholders' equity:
  Common stock....................................               --
  Additional paid-in capital......................            129.5
  Accumulated deficit.............................             (1.7)
                                                            -------
Total shareholders' equity........................            127.8
                                                            -------
Total capitalization..............................          $ 327.7
                                                            -------
                                                            -------

------------------
(1) As of September 30, 1996, the Company would have had the ability, subject to customary borrowing conditions, to borrow $25 million for general corporate purposes pursuant to the Revolving Credit Facility.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial information (the 'Pro Forma Financial Information') of the Company has been derived by the application of pro forma adjustments to the historical consolidated financial statements of Existing Prime and New Prime and has been prepared to illustrate the effects of the acquisitions described below. The adjustments, which are based upon available information and upon certain assumptions that Management believes are reasonable, are described in the accompanying notes. The Pro Forma Financial Information should be read in conjunction with the Consolidated Financial Statements of Existing Prime and New Prime and the accompanying notes thereto and the other financial information included elsewhere in this Prospectus.

     The unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 give effect to (i) cost reductions associated with elimination of specific and identifiable job functions, (ii) the acquisition of eleven funeral homes in 1995 and three funeral homes in 1996 and related financing transactions, (iii) the Acquisition and (iv) the offering of the Notes, as if each such transaction or cost reduction, as the case may be, had occurred on January 1, 1995.

     The funeral homes acquired in 1995 and 1996 and the Acquisition were accounted for using the purchase method of accounting. The total purchase cost of the Acquisition was allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The excess of purchase cost over the historical basis of the net assets acquired has been allocated in the accompanying Pro Forma Financial Information based upon preliminary appraisal estimates and other valuation studies which are in process and certain assumptions that Management believes are reasonable. The actual allocation is subject to the finalization of these studies; however, Management does not expect that the differences between the preliminary and final allocations will have a material impact on the Company's financial position or results of operations.

     The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN MILLIONS)

                                                                       YEAR ENDED DECEMBER 31, 1995
                                                     -----------------------------------------------------------------
                                                                                             PRO FORMA
                                                                                          ADJUSTMENTS FOR
                                                                                          ACQUISITION AND
                                                                        1995/1996           OFFERING OF
                                                     HISTORICAL      ACQUISITIONS(A)           NOTES             TOTAL
                                                     ----------      ---------------      ----------------       -----
INCOME STATEMENT DATA:
  Revenues:
     Funeral services.............................     $ 68.6             $ 3.9                $   --            $72.5
     Cemetery sales...............................       12.9                --                    --             12.9
                                                     ----------           -----                ------            -----
                                                         81.5               3.9                    --             85.4
                                                     ----------           -----                ------            -----
  Cost of sales:
     Funeral homes................................       11.3               0.6                    --             11.9
     Cemetery.....................................        2.4                --                   0.4(B)           2.8
     Cumulative effect of change in accounting
       estimate...................................       (3.5)               --                    --             (3.5)
                                                     ----------           -----                ------            -----
                                                         10.2               0.6                   0.4             11.2
                                                     ----------           -----                ------            -----
  Operating expenses:
     Funeral homes................................       38.1               2.1                    --             40.2
     Cemetery.....................................        7.5                --                    --              7.5
                                                     ----------           -----                ------            -----
                                                         45.6               2.1                    --             47.7
                                                     ----------           -----                ------            -----
  Corporate and regional general and
     administrative expenses......................        6.1                --                  (0.4)(C)          5.7
  Amortization of goodwill........................        1.9               0.1                   3.9(D)           5.9
  Covenants not to compete........................        2.8                --                    --              2.8
                                                     ----------           -----                ------            -----
  Operating income (loss).........................       14.9               1.1                  (3.9)            12.1
                                                     ----------           -----                ------            -----
  Other income and expense:
     Interest expense.............................       15.4               0.6                   7.3(E)          23.3
     Other expense (income), net..................       (0.1)               --                  (0.1)(C)         (0.2)
                                                     ----------           -----                ------            -----
                                                         15.3               0.6                   7.2             23.1
                                                     ----------           -----                ------            -----
  Income (loss) before income taxes...............       (0.4)              0.5                 (11.1)           (11.0)
  Income tax benefit (expense)....................       (0.3)             (0.2)                  0.2(F)          (0.3)
                                                     ----------           -----                ------            -----
  Net income (loss) (G)...........................     $ (0.7)            $ 0.3                $(10.9)          $(11.3)

                                                     ----------           -----                ------            -----
                                                     ----------           -----                ------            -----
OTHER DATA:
  Depreciation and amortization:
     Depreciation.................................     $  2.5             $ 0.1                $  0.4            $ 3.0
     Amortization of goodwill.....................        1.9               0.1                   3.9              5.9
     Amortization of covenants not to compete.....        2.8                --                    --              2.8
     Amortization of consulting agreements........        0.3                --                    --              0.3
                                                     ----------           -----                ------            -----
                                                          7.5               0.2                   4.3             12.0
                                                     ----------           -----                ------            -----
  Capital expenditures............................        1.6                --                    --              1.6
  Cash interest expense (H).......................       14.9               0.6                   6.0             21.5
  Ratio of earnings to fixed charges (I)..........         --                --                    --               --

      See Notes to Unaudited Pro Forma Consolidated Financial Information

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       (DOLLARS IN MILLIONS)--(CONTINUED)


                                              EXISTING PRIME          NEW PRIME
                                                HISTORICAL           HISTORICAL
                                            FOR THE PERIOD FROM  FOR THE PERIOD FROM                      PRO FORMA
                                              JANUARY 1, 1996      AUGUST 26, 1996                     ADJUSTMENTS FOR
                                            THROUGH AUGUST 25,    THROUGH SEPTEMBER       1996        ACQUISITIONS AND
                                                   1996               30, 1996        ACQUISITIONS    OFFERING OF NOTES    PRO FORMA
                                            -------------------  -------------------  ------------  ---------------------  ---------
INCOME STATEMENT DATA:
  Revenues:
    Funeral services........................        $47.3               $ 6.9            $  0.1                --           $  54.3
    Cemetery sales..........................          8.8                 1.4                --                --              10.2
                                                   ------              ------            ------            ------          ---------
                                                     56.1                 8.3               0.1                --              64.5
                                                   ------              ------            ------            ------          ---------
  Cost of sales:
    Funeral homes...........................          7.6                 1.1                --                --               8.7
    Cemetery................................          1.6                 0.3                --               0.3(B)            2.2
                                                   ------              ------            ------            ------          ---------
                                                      9.2                 1.4                --               0.3              10.9
                                                   ------              ------            ------            ------          ---------
  Operating expenses:
    Funeral homes...........................         26.2                 3.9               0.1                --              30.2
    Cemetery................................          5.2                 0.8                --                --               6.0
                                                   ------              ------            ------            ------          ---------
                                                     31.4                 4.7               0.1                --              36.2

                                                   ------              ------            ------            ------          ---------
  Corporate and regional general and
    administrative expenses.................          5.0                 0.6                --              (0.3)(C)           5.3
  Amortization of goodwill..................          1.3                 0.5                --               2.6(D)            4.4
  Covenants not to compete..................          1.9                 0.3                --                --               2.2
  Legal settlement..........................          6.3                  --                --                --               6.3
                                                   ------              ------            ------            ------          ---------

  Operating income..........................          1.0                 0.8                --              (2.6)             (0.8)
                                                   ------              ------            ------            ------          ---------
  Other income and expense:
    Interest expense........................         10.1                 2.5                --               3.0(E)           15.6
    Other expense, net......................           --                  --                --                --(C)             --
                                                   ------              ------            ------            ------          ---------
                                                     10.1                 2.5                --               3.0              15.6
                                                   ------              ------            ------            ------          ---------
  Income (loss) before income taxes.........         (9.1)               (1.7)               --              (5.6)            (16.4)
  Income tax (expense)......................         (0.4)                 --                --                --(F)           (0.4)
                                                   ------              ------            ------            ------          ---------
  Net income (loss)(G)......................        $(9.5)              $(1.7)               --              (5.6)            (16.8)
                                                   ------              ------            ------            ------          ---------
                                                   ------              ------            ------            ------          ---------
OTHER DATA:
  Depreciation and amortization:
    Depreciation............................        $ 1.9               $ 0.2                --               0.3               2.4
    Amortization of goodwill................          1.3                 0.5                --               2.6               4.4
    Amortization of covenants not to
       compete..............................          2.0                 0.3                --                --               2.3
    Amortization of consulting agreements...          0.2                  --                --                --               0.2
                                                   ------              ------            ------            ------          ---------
                                                     5.4                  1.0                --               2.9               9.3
                                                   ------              ------            ------            ------          ---------
  Capital expenditures......................          1.0                 0.1                --                --               1.1
  Cash interest expense (H).................          9.7                 2.4                --               2.2              14.3
  Ratio of earnings to fixed charges (I)....           --                  --                --                --                --


      See Notes to Unaudited Pro Forma Consolidated Financial Information

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


A) Existing Prime acquired 11 funeral home locations in 1995 and 3 locations in 1996. Pro forma results were adjusted to reflect the historical operations of the acquired entities prior to acquisition. In calculating pro forma results, the 1995 and 1996 acquisitions were included in the pro forma results as though the acquisitions had taken place on January 1, 1995.



B) Represents incremental depreciation of developed and undeveloped cemetery land resulting from the preliminary estimated fair values under the purchase method of accounting which is amortized over the estimated life of the land, assumed to be 80 years. The preliminary increase in fair value of developed and undeveloped cemetery properties was $8.6 million and $23.0 million respectively.




C) Represents the elimination of the historic costs relating to former owners under employment and other agreements which have been recorded as a liability of $2.3 million under purchase accounting based on the present value of future payments computed at a 13% discount rate. The adjustment is allocated as follows:


                                                                 FOR THE PERIOD
                                                                FROM JANUARY 1,
                                              YEAR ENDED          1996 THROUGH
                                           DECEMBER 31, 1995    AUGUST 25, 1996
                                           -----------------    ----------------
                                                       (IN MILLIONS)
Corporate and regional general and
  administrative expenses...............         $ 0.4               $  0.3
Other expense, net......................           0.1                   --
                                                ------               ------
Total adjustment........................         $ 0.5               $  0.3
                                                ------               ------
                                                ------               ------


D) Represents incremental goodwill amortization resulting from the preliminary allocation of the purchase cost. For purposes of this pro forma presentation, goodwill of $156.8 million is being amortized over a 40-year period.



E) Interest expense based on the pro forma capitalization of the Company is summarized in the table below.


                                                                 FOR THE PERIOD
                                                                 FROM JANUARY 1,
                                              YEAR ENDED          1996 THROUGH
                                           DECEMBER 31, 1995     AUGUST 25, 1996
                                           -----------------    -----------------

                                                       (IN MILLIONS)
Notes (1)...............................         $10.8                $ 7.2
Revolving Credit Facility (2)...........            --                   --
Bank Term Facility (3)..................           7.8                  5.1
Commitment fees (4).....................           0.1                  0.1
Interest expense on former owners'
  liability (5).........................           0.3                  0.2
                                                ------               ------
                                                  19.0                 12.6
Less historical interest on debt
  repaid................................         (13.0)               (10.4)
                                                ------               ------
Increase in cash interest expense.......           6.0                  2.2
Amortization of deferred financing costs
  (6)...................................           1.8                  1.2
Less historical amortization of deferred
  financing costs.......................          (0.5)                (0.4)
                                                ------               ------
Total increase in interest expense......         $ 7.3                $ 3.0
                                                ------               ------
                                                ------               ------

------------------

    (1) Assumes an interest rate of 10.75%.

    (2) Assumes an interest rate of 8.4375% on drawn-down balance. The pro forma average balance drawn-down was zero.

    (3) Pro forma average balances for the Bank Term Facility were determined based on the scheduled maturities. The pro forma average balance for the Bank Term Facility was $88.8 million for the year ended December 31, 1995 and $88.5 million for the period from January 1, 1996 through August 25, 1996. Assumes an interest rate of 8.6693%.

    (4) Represents a commitment fee of 0.5% applied to the $25.0 million unused portion of the Revolving Credit Facility.

    (5) Assumes the liability for future payments due to former owners under employment and other agreements of $2.3 million recorded in purchase accounting is based on a present value calculated at an interest rate of 13.0%.

    (6) Deferred financing costs of $14.1 million are amortized over the life of the related debt, seven years for the Revolving Credit Facility and the Bank Term Facility and eight years for the Notes.

    A change of 0.125% in the interest rate shown above would change interest expense on the Bank Credit Facilities by $112,000 and $84,000 for the year ended December 31, 1995 and the period from January 1, 1996 through August

    25, 1996, respectively.


F) The adjustment represents the additional income tax expense that the Company would have had to record on the annualized income for 1995/1996 acquisitions, offset by net operating losses. The Company has a valuation allowance for the net deferred tax asset generated from loss carry forwards and other timing differences for the current and prior periods. While the Company currently expects that its long term profitability should ultimately be sufficient to enable it to realize full benefit of its future tax deductions, considering all relevant factors, the Company believes that the gross deferred tax assets may not satisfy the 'more likely than not' test of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' required to be satisfied in order to reverse the valuation allowance.


G) The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to $3.6 million representing net savings resulting from a number of initiatives including elimination of overstaffing at selected funeral homes, elimination of redundant staffing at site-level made possible by automation of existing tasks and by sharing resources of selected homes in close proximity to one another, reduction of labor at the regional administrative centers made possible by the consolidation of certain accounting and administrative functions into the corporate headquarters and the reduction of labor at the corporate headquarters made possible by elimination of acquisition functions. Certain costs and expenses are being replaced, in part, by the Administrative Services Agreement. See "Certain Related Transactions--Administrative Services Agreement."


    The savings not reflected in the Unaudited Pro Forma Consolidated Statements of Operations are summarized below:




                                                                   For the Nine
                                                   Year Ended      Months Ended
                                                  December 31,     September 30,
                                                     1995               1996
     Elimination of salaries and benefits(1)              5.1              3.3
     Administrative Services Agreement(2)                (0.3)            (0.2)
     Monitoring fees(3)                                  (0.3)            (0.2)
     Costs of new management compensation(4)             (0.9)            (0.6)
                                                        -----            -----
                                                          3.6              2.3
                                                        -----            -----


     (1) Represents cost savings from the elimination of specific and identifiable job positions and functions at both the corporate and site levels. The Unaudited Pro Forma Consolidated Statements of Operations do not reflect certain additional cost savings expected to be achieved from implementation of the changes in operating strategy described under "Business--Business Strategy Following Acquisition" or $0.3 million relating to severance costs. See "Business--Business Strategy Following Acquisition" and "Risk Factors--Potential Adverse Consequences of Changes in Operating Strategy."


     (2) Represents fees payable to Loewen pursuant to the Administrative Services Agreement that the Company entered into on the Acquisition Closing Date. See "Certain Related Transactions--Administrative Services Agreement."

     (3) Represents monitoring fees payable to an affiliate of Blackstone pursuant to the Stockholders' Agreement that the Company entered into prior to the Acquisition Closing Date. See "Certain Related Transactions--Payment of Certain Fees and Expenses."


     (4) Represents estimate of salaries and bonuses for the Company's new senior management team.


H) Cash interest expense is defined as interest expense less amortization of deferred financing costs.

I) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges by $0.4 million, $11.0 million, $9.1 million, $1.7 million and $16.4 million for the historical and pro forma years ended December 31, 1995 and for the historical periods from January 1, 1996 through August 25, 1996 and from August 26, 1996 through September 30, 1996 and pro forma nine months ended September 30, 1996, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     The Company is the fourth-largest operator of funeral homes and cemeteries, on the basis of revenues, in the United States and is the largest privately-held company in the funeral and cemetery industry. The Company owns 146 funeral homes and 16 cemeteries in 20 states. Existing Prime commenced operations in 1992 and expanded rapidly through the aggressive acquisition of funeral homes and cemeteries, primarily in non-urban areas of the United States. The Company's consolidated revenues and operating income were $81.5 million and $14.9 million, respectively, for the year ended December 31, 1995. Sales of funeral services and cemetery sales accounted for approximately 84% and 16%, respectively, of total net sales for 1995.

     Existing Prime had no funeral homes when it began operations in 1992 and grew to 146 funeral homes in 1996. In order to achieve this rapid growth, former management was primarily focused on identifying funeral homes to be acquired and consummating acquisitions of such homes rather than on maximizing profitability of the funeral homes and cemeteries which it had acquired. As a result, former management did not take advantage of certain opportunities to improve the efficiency and performance of the funeral homes acquired by it. New Management intends to substantially eliminate the Company's acquisition program. In addition, new Management intends to take advantage of (i) the quality and size of the Company's portfolio of properties, (ii) the opportunity to operate more efficiently those properties located in close proximity to one another, (iii) the shift in focus from acquisitions to profit maximization at existing locations and (iv) the benefits at both local sites and the corporate headquarters from the Administrative Services Agreement with Loewen to improve the Company's present and long-term operating performance. The Company's future results of operations will depend in large part on the ability of Management to successfully implement its business strategy.


     In September 1995, the Company's Corporate Controller visited the operations of the Company's Alabama subsidiary. He found that Alabama management did not have adequate record keeping and financial backup for their financial statements. In October 1995, E&Y, Existing Prime's independent auditors, went to the Alabama central office for 1995 audit preparation. E&Y first reported to management regarding concerns about the financial reporting on their return from Alabama. E&Y felt they would be delayed in the audit due to the condition of financial records required to complete the audit process. E&Y and management had discussions regarding the financial record keeping in Alabama throughout the audit engagement. Although management started taking steps, as described below, to correct the situation during the latter half of 1995, the situation did not significantly improve during the 1995 audit period and E&Y formally issued a reportable conditions letter with respect to Existing Prime's Alabama operations to Existing Prime's Board of Directors on May 9, 1996, at the completion of the audit and again at the completion of their review of the March 31, 1996 consolidated financial statements. (The Alabama operations accounted for approximately 19.5% of the Company's consolidated revenues and approximately 22% of its consolidated assets during 1995. While the Company had a consolidated net loss of $663,000 in 1995, the Alabama subsidiary had net income after tax of $778,000.) Reportable conditions involve matters relating to significant deficiencies in the design or operation of a company's internal control structure that, in the judgment of the auditors, could adversely affect the company's ability to record, process, summarize and report financial data consistent with the assertions of management in the consolidated financial statements. Such reportable conditions at the Alabama subsidiary included the failure to perform key account reconciliations and the lack of qualified financial personnel at such subsidiary's operations. Differences between the subsidiary system and the general ledger which affected accounts receivable, deferred revenue, commissions payable and accounts payable were not quantified and corrected during the course of the year. In addition bank reconciliations were not prepared which enabled significant errors to remain undetected for the entire year.


     During the latter half of 1995 and in 1996, management of Existing Prime took steps designed to address the concerns raised by E&Y, including, from January to September 1996, the dedication of corporate personnel to work on site in Alabama to assist in the processing and summarizing of financial data, the replacement of an outside service bureau that had previously been responsible for funeral service accounting at most of Existing Prime's locations and the institution of new and automated accounting systems and procedures overall. In June 1996, the accounts payable function, as well as all general ledger responsibility, was moved to the corporate office. Management has undertaken an extensive review of the Company's accounting controls and procedures and believes that appropriate accounting controls and procedures are now being utilized. However, Management will continue to monitor the functioning of its accounting controls and procedures and intends to implement any additional steps deemed necessary.


     The report of independent auditors for the years ended December 31, 1993, 1994 and 1995 cited a condition that, according to such auditors, raised substantial doubt about Existing Prime's ability to continue as a going concern. As discussed in Note 1 to the Consolidated Financial Statements included elsewhere herein, Provident Services, Inc., the lender under one of Existing Prime's then existing credit facilities (the 'Provident Facility'), advised Existing Prime that it was deemed to be in violation of certain covenants contained in the Provident Facility relating to the incurrence of indebtedness, notifications regarding acquisitions not financed by Provident and the provision of audited financial statements within a specified period. If so, a default existed under the Provident Facility giving Provident the right to accelerate the payment of the indebtedness outstanding thereunder, and there was also a default under Existing Prime's then outstanding credit facility with Heller Financial, Inc. (the 'Heller Facility') by virtue of cross-default provisions contained therein. Existing Prime notified Provident that it disagreed with Provident's interpretation of the events categorized as defaults. As discussed elsewhere in this Prospectus, in connection with the Acquisition, the indebtedness outstanding under the Provident Facility and the Heller Facility was repaid in full and the facilities were terminated.


     On April 11, 1996, the Company settled a lawsuit with Jeffrey Gamble, the former owner of a business acquired by a subsidiary of the Company, alleging the breach of a pre-need funding agreement. The Company paid Mr. Gamble approximately $6,300,000 for the dismissal of the lawsuit and the termination of the pre-need funding agreement.

RESULTS OF OPERATIONS

September 1996 Compared with September 1995


     Consolidated revenues increased 7.4% to $64.4 million for the nine months ended September 30, 1996 from $60.0 million for the nine months ended September 30, 1995, with funeral service revenues increasing 7.6% to $54.2 million, and cemetery revenues increasing 6.3% to $10.2 million. Consolidated operating income decreased from $8.1 million for the nine months ended September 30, 1995 to $1.0 million for the nine months ended September 30, 1996, primarily due to the $6.3 million legal settlement with Jeffrey Gamble, with funeral contribution increasing
10.1% to $15.4 million and cemetery contribution increasing 2.4% to $2.3 million. Contribution is defined as funeral revenues or cemetery revenues, as the case may be, less related cost of sales and less related direct operating expenses. Funeral revenues increased primarily as a result of a 1996 acquisition and a full nine months of 1995 acquisitions. On same-store business, excluding 1995 and 1996 acquisitions, total calls increased by 139 from 14,084 calls for the nine months ended September 30, 1995 to 14,223 calls for the nine months ended September 30, 1996 and average revenue per call increased by $24 from $3,418 for the nine months ended September 30, 1995 to $3,442 for the nine months ended September 30, 1996. Cemetery revenues increased due to increased pre-need sales efforts in Alabama and Florida.


     As a percentage of revenues, consolidated operating margin before legal settlement of $6.3 million decreased to 12.6% at September 30, 1996 from 13.6% at September 30, 1995, with funeral contribution margin increasing to 28.4% from 27.7% and cemetery contribution margin decreasing to 22.3% from 23.1%. Contribution margin is defined as contribution as a percentage of funeral revenues or cemetery revenues, as the case may be.

     Corporate and regional general and administrative expense increased to $5.5 million at September 30, 1996 from $4.6 million at September 30, 1995. As a percentage of consolidated revenue, general and administrative expense increased to 8.6% in 1996 from 7.6% in 1995. Corporate and regional general and administrative expense increased due to additional corporate and regional staff as well as expenses associated with new information and accounting systems.



     Interest expense of $12.6 million at September 30, 1996 increased by $1.2 million compared to $11.4 million at September 30, 1995 primarily as a result of higher interest rates on borrowings and additional borrowings.


     Consolidated net loss before legal settlement of $6.3 million was $4.5 million at September 30, 1996 compared to a consolidated net loss of $3.0 million at September 30, 1995.

1995 Compared with 1994

     Consolidated revenues increased 12.9% to $81.5 million in 1995 from $72.2 million in 1994, with funeral service revenues increasing 12.8% to $68.6 million, and cemetery revenues increasing 13.9% to $12.9 million. Consolidated operating income, including the impact of a change in an accounting estimate of $3.5 million for pre-need vaults (see below), increased 93.4% to $14.9 million in 1995 from $7.7 million in 1994, with funeral contribution increasing 30.4% to $19.2 million and cemetery contribution, excluding the change in accounting estimate, increasing 46.6% to $3.0 million. Contribution is defined as funeral revenues or cemetery revenues, as the case may be, less related cost of sales and less related direct operating expenses. Funeral revenues increased primarily as a result of 1995 acquisitions and a full year of 1994 acquisitions. On same-store business, excluding 1994 and 1995 acquisitions, total calls decreased by 213 from 15,624 calls in 1994 to 15,411 calls in 1995 while average revenue per call increased by $61 from $3,332 per call in 1994 to $3,393 per call in 1995. Cemetery revenues increased due to increased pre-need sales efforts in Alabama and Florida.

     In 1995, the Company completed construction of a vault manufacturing facility in Alabama that allows for production of vaults at a significantly lower cost than the purchase of vaults from independent manufacturers. As a result of the availability of this new facility, the Company was able to reduce the deferred merchandise liability, resulting in a one-time reduction to cost of sales of approximately $3.5 million. The Company recognized the adjustment as a non-recurring gain in 1995.

     As a percentage of revenues, consolidated operating margin, including the change in accounting estimate, increased to 18.2% in 1995 from 10.7% in 1994, with funeral contribution margin increasing to 28.0% from 24.2% and cemetery contribution margin, excluding the change in accounting estimate, increasing to 22.5% from 17.5%. Contribution margin is defined as contribution as a percentage of funeral revenues or cemetery revenues, as the case may be. Funeral home contribution margin increased in part because of a new merchandising program implemented in 1995 which produced higher retail sales and lower casket costs. Cemetery contribution margin increased as a result of improved efficiencies at Alabama cemeteries and new pre-need merchandising programs.

     Corporate and regional general and administrative expense increased to $6.1 million in 1995 from $4.6 million in 1994. As a percentage of consolidated revenue, general and administrative expense increased to 7.5% in 1995 from 6.4% in 1994. Corporate and regional general and administrative expense increased due to additional corporate and regional staff as well as expenses associated with new information and accounting systems.

     Interest expense increased by $3.0 million in 1995, primarily as a result of additional borrowings by the Company to finance its acquisitions.

     Consolidated net loss was $0.7 million in 1995 compared to a consolidated net loss of $4.3 million in 1994.


LIQUIDITY AND CAPITAL RESOURCES



     The Company's primary sources of cash since 1994 have been funds provided by operating activities, proceeds from additional long-term debt and capital contributions by Existing Prime's majority shareholder. For the nine months ended September 30, 1996, operating activities generated $0.7 million of cash compared to $4.8 million of cash for the nine months ended September 30, 1995. Operating activities generated $6.0 million of cash in 1995 compared with $2.7 million in 1994.



     For the nine months ended September 30, 1996, long-term debt proceeds provided $190.6 million of cash compared to $2.8 million of cash for the nine months ended September 30, 1995. Long-term debt proceeds provided $10.0 million of cash in 1995 compared with $27.2 million in 1994. In 1994, capital contributions contributed $6.3 million in cash. For the nine months ended September 30, 1996, the disposal of assets provided cash of $0.2 million compared to $1.3 million for the nine months ended September 30, 1995. The disposal of assets in 1995 and 1994 provided cash of $1.4 million and $0.3 million, respectively.



     The primary uses of cash since 1994 have been for the acquisition of funeral homes and cemeteries, principal payments on long-term debt and capital expenditures. For the nine months ended September 30, 1996, the Company purchased three funeral homes for an aggregate purchase price of $0.7 million compared to three funeral home purchases for an aggregate purchase price of $3.1 million for the nine months ended September 30, 1995. In 1995, the Company purchased 11 funeral homes for an aggregate purchase price of $8.9 million. In 1994, the Company purchased 31 funeral homes and two cemeteries for an aggregate purchase price of $23.4 million.

     For the nine months ended September 30, 1996 the Company used $1.1 million for capital expenditures, compared to $1.2 million for the nine months ended September 30, 1995. In 1995 and 1994, the Company used $1.6 million and $2.6 million, respectively, for capital expenditures and improvements. For the nine months ended September 30, 1996, the Company paid $112.9 million in principal payments on long-term debt compared to $6.0 million for the same period in 1995. In 1995 and 1994, the Company paid $7.7 million and $8.9 million in principal payments on long-term debt, respectively.


     The Company estimates capital expenditures of approximately $3.8 million in the first year following the Acquisition to be used in part for the repair and improvement of existing mausoleums and the purchase of additional computers to support the Company's new centralized management information system. The Company believes that cash provided by the Acquisition will be adequate to fund all capital expenditures expected to be incurred in the first year following the Acquisition with cash from the Acquisition.

     As of September 30, 1996, the Company had $199.9 million of indebtedness outstanding and approximately $25 million of borrowing availability under the Revolving Credit Facility. The Company believes that, based upon current levels of operations and anticipated growth and availability under the Revolving Credit Facility, it can adequately service its indebtedness. If the Company cannot generate sufficient cash flow from operations or borrow under the Revolving Credit Facility to meet such obligations, then the Company may be required to take certain actions, including reducing capital expenditures, restructuring its debt, selling assets or seeking additional equity in order to avoid an Event of Default. There can be no assurance that such actions could be effected or would be effective in allowing the Company to meet such obligations.

     The Company and its Subsidiaries are subject to certain restrictive covenants contained in the Indenture, including, but not limited to, covenants imposing limitations on the incurrence of additional indebtedness; certain payments, including dividends and investments; the creation of liens; sales of assets and preferred stock; transactions with interested persons; payment restrictions affecting subsidiaries; sale-leaseback transactions; and mergers and consolidations. See 'Description of Exchange Notes--Certain Covenants.' In addition, the Bank Credit Agreement contains certain restrictive covenants that, among other things, limit the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Exchange Notes), pay dividends or make certain restricted payments, create liens on assets, engage in mergers or acquisitions or enter into leases or transactions with affiliates. See 'Description of Bank Credit Facilities--Covenants.'

                                    BUSINESS
COMPANY OVERVIEW

     The Company is the fourth-largest operator of funeral homes and cemeteries, on the basis of revenues, in the United States and is the largest privately-held company in the funeral and cemetery industry. The Company owns 146 funeral homes and 16 cemeteries in 20 states. Existing Prime was founded in 1991 and expanded rapidly through the aggressive acquisition of funeral homes and cemeteries, primarily in non-urban areas of the United States. The Company has focused on non-urban areas in order to take advantage of the opportunities offered by such areas, including (i) the opportunity to establish and maintain a higher market share as a result of the smaller number of death care providers and (ii) the stronger preference for traditional full-service funeral services and burials. Historically, the Company's primary growth strategy has been to purchase properties that can serve as anchor locations and subsequently to acquire additional funeral homes and cemeteries located near those central assets.


     Existing Prime had no funeral homes when it began operations in 1992 and grew to 146 funeral homes in 1996. In order to achieve this rapid growth, former management was primarily focused on identifying funeral homes to be acquired and consummating acquisitions of such homes rather than on maximizing profitability of the funeral homes and cemeteries which it had acquired. As a result, former management did not take advantage of certain opportunities to improve the efficiency and performance of the funeral homes acquired by it. New Management intends to substantially eliminate the Company's acquisition program. In addition, new Management intends to take advantage of (i) the quality and size of the Company's portfolio of properties, (ii) the opportunity to operate more efficiently those properties located in close proximity to one another,
(iii) the shift in focus from acquisitions to profit maximization at existing locations and (iv) the cost reduction opportunities both at local sites and at the corporate headquarters made possible by the Administrative Services Agreement to improve the Company's present and long-term operating performance.


     New Prime was incorporated in Delaware in May 1996. The Company's principal executive offices are located at 3940 Olympic Boulevard, Suite 300, Erlanger, Kentucky 41018 and its telephone number is (606) 746-6800.

THE FUNERAL SERVICE INDUSTRY

     In the last fifteen years, demand has grown steadily at a 1% compound annual growth rate while the aggregate number of funeral homes has remained relatively constant. Future demographic trends are expected to contribute to the continued stability of the funeral service industry. The first members of the 'Baby Boom' generation will begin to turn 50 in 1996 and are advancing into the prime savings and planning phases of their lives. The Census Bureau projects that the segment of the United States population over 65 years old, which presently totals 33 million, will double in size over the next 35 years. Over the next fifteen years, this aging of the population is expected to outweigh the effects of increased life expectancies. The Census Bureau projects that the number of deaths in the United States is projected to grow at approximately 1.0%

annually through 2010.

     A Wirthlin Group study conducted in 1995 concluded that the three most important factors in selecting a funeral home are that it had previously served the family, was close to the respondent's residence and had a strong reputation in the community. Fewer than five percent of the respondents to the Wirthlin study specified price as an important factor in selecting a funeral home. The relationship between reputation and market share is an important competitive advantage for existing funeral homes in that unless a new market entrant is able to establish the community reputation necessary to gain market share, existing homes will retain considerable pricing flexibility.

BUSINESS OPERATIONS

  Funeral Home Operations

     The Company's funeral homes offer a full range of services to respond to individuals' funeral needs, including the collection of remains, certification of death, professional embalming, use of funeral home facilities, sale of caskets and related merchandise, transportation to a place of worship or funeral chapel for a religious service and transportation to a cemetery or crematorium. To provide the public with the opportunity to choose the service that is most appropriate from both an emotional and financial perspective, the Company offers complete funeral services (including caskets and related merchandise) at prices ranging from approximately $600 to

$20,000 (and averaging approximately $3,364). In addition, most of the Company's funeral homes are able to offer families the opportunity to conduct both visitation and religious services at a non-denominational chapel on the premises, thereby reducing transportation costs to the Company and inconvenience to the families.

     Although cremation, as a percentage of total funeral services, has been increasing by approximately 1% annually over the past five years in the United States, the number of caskets sold (typically associated with a traditional funeral service) has remained relatively constant. Over the next 10 years the cremation rate is expected to continue to increase at the same rate, while the number of caskets sold is expected to remain constant. Cremation rates vary dramatically across regions of the United States, at least in part because of demographic differences in religious, ethnic and socioeconomic backgrounds. While the Company views cremation as an alternative to earth burial and encourages the provision of a traditional funeral or other appropriate commemorative service, Management believes a substantial increase in the rate of cremations performed by the Company could adversely affect the Company's revenues and gross profits.

     The services offered by both funeral homes and cemeteries can be purchased at-need or pre-need. In general, payments made for pre-need funeral services are not recorded as revenues until such services are provided. Payments made on pre-need contracts, in accordance with applicable state law, typically are either deposited in a trust fund by the Company and/or used by the purchasers of the pre-need contracts to purchase life insurance policies under which the Company is designated the beneficiary. On the date of performance of a pre-arranged service, the Company records as funeral revenue the amount originally trusted, together with all accumulated trust earnings, or the payments under the insurance policy, as applicable.

     The Company is a party to a casket supply agreement with Batesville Casket Company, Inc. ('BCC'), pursuant to which the Company must purchase caskets exclusively from BCC, subject to certain exceptions, through March 31, 2000. Following such date, the agreement is terminable by either the Company or BCC upon 30 days' written notice. Management believes that the terms of such supply agreement are favorable to the Company. Pursuant to the terms of the Administrative Services Agreement Loewen may provide the Company with the ability to purchase supplies under certain of Loewen's supply agreements with third parties, including Loewen's agreement with BCC. See 'Certain Related Transactions--Administrative Services Agreement.'

     Funeral home operations accounted for approximately 84% of the Company's total revenues during the fiscal year ended December 31, 1995.

  Cemetery Operations

     The Company's cemetery division assists families in making at-need and pre-need arrangements and offers a complete line of cemetery products (including a selection of burial spaces, burial vaults, lawn crypts, memorials, niches and mausoleum crypts), the opening and closing of graves and cremation services. The sale of cemetery pre-need arrangements is a significant component of the cemetery operations, having represented approximately 75% of the Company's cemetery revenues during the fiscal year ended December 31, 1995. The pre-need sale of interment rights and other related products generally is recorded as revenue when customer contracts are signed and a down payment is received and, concurrently, related costs are recorded and an allowance is established for customer cancellations and refunds.

PROPERTIES

     Set forth in the table below is the number, by state, of the Company's funeral homes and cemeteries:

                         NUMBER OF      NUMBER OF
STATE                  FUNERAL HOMES    CEMETERIES
--------------------   -------------    ----------
Alabama.............         25              8
Arizona.............          2              0
Arkansas............          3              0
California..........         15              0
Florida.............         21              4
Georgia.............          6              0
Illinois............         18              0
Indiana.............          7              0

Iowa................          1              0
Kentucky............          3              1
Michigan............          8              0

                         NUMBER OF      NUMBER OF
STATE                  FUNERAL HOMES    CEMETERIES
--------------------   -------------    ----------
Minnesota...........         10              0
Missouri............          5              0
Nebraska............          4              0
New York............          3              0
Ohio................          1              0
Tennessee...........          6              3
Texas...............          5              0
West Virginia.......          2              0
Wisconsin...........          1              0
                            ---            ---
     Total..........        146             16
                            ===            ===


     Of the 146 funeral homes listed above, 105 are owned by the Company or one of its subsidiaries and 41 are leased. The leases have terms ranging from one month to twenty years. Some of the funeral homes listed above are located at the same site and are operated as combination operations. The Company's 16 cemeteries contain an aggregate of approximately 714 acres, of which approximately 62% are developed. The Company also owns six crematories, two of which are located in Illinois and the remaining four of which are located in California, Florida, Indiana and Tennessee.

     The Company's headquarters occupy approximately 5,600 square feet of office space in a building in Erlanger, Kentucky under a lease agreement which expires in November 2004; provided that the lease may be terminated in or after November 2000 by the Company if Loewen exercises its call option pursuant to the Put/Call Agreement and certain other terms and conditions are met. See 'Certain Related Transactions--Put/Call Arrangement.'

HISTORICAL ACQUISITION STRATEGY

     From the time that Existing Prime commenced operations in early 1992 until the Acquisition Closing Date, its central focus had been rapid expansion through the aggressive acquisition of leading funeral home and cemetery businesses, primarily in non-urban areas of the United States.

     The total consideration paid by Existing Prime in connection with these acquisitions was approximately $50,900,000, $67,700,000, $23,400,000, $8,900,000
and $675,000 in 1992, 1993, 1994, 1995 and 1996, respectively, of which approximately $43,200,000, $56,300,000, $20,600,000, $7,700,000 and $618,000,
respectively, was financed through borrowings. In 1992, 1993, 1994, 1995 and 1996, Existing Prime acquired assets, excluding goodwill, with fair market values aggregating approximately $41,600,000, $35,600,000, $11,500,000,
$4,400,000 and $536,000, and assumed liabilities of approximately $4,300,000, $14,300,000, $1,700,000, $200,000 and $0, in each case, respectively.

     As described below under '--Business Strategy Following Acquisition,' Existing Prime's history of acquisitions has resulted in geographic concentrations of funeral homes and cemeteries that Management believes present important opportunities for reducing costs and increasing revenues by capitalizing on operational and marketing synergies.

BUSINESS STRATEGY FOLLOWING ACQUISITION


     Overview. Management believes, based upon their experience in the funeral industry and their assessment of the Company, that opportunities exist to enhance the revenue and profitability of the Company's existing locations both in the short-term and over time. The Company's new senior management team is headed by two former executives of Loewen Group, North America's second-largest operator of funeral homes and cemeteries, one of whom has 29 years of experience and the other of whom has 12 years of experience in the funeral industry. Existing Prime's operations underperformed significantly compared to its peer group companies in the funeral service industry. As a result, Management has identified, and the Company intends to undertake, a number of initiatives that Management believes will result in an improvement in both revenues and operating profit, including planned reductions in both operating and general and administrative expenses. Over time, the Company will continue to endeavor to increase revenues and profitability by capitalizing on the location and concentration of its properties, improved merchandising, enhanced pre-need marketing, and a management structure that encourages an entrepreneurial business culture.

     Revenue Enhancement. The two key drivers behind consistent revenue growth in the funeral home industry are price per funeral and funeral services per home. In 1995, the Company's properties averaged $3,364 per funeral and 144 services per home. Both of these figures measured significantly below the estimated 1995 national average of $4,150 per funeral and 170 services per funeral home. (Sources: Business Trend Analysts, US Funeral/Cremation Services/Supplies Report, April 1, 1995 and National Funeral Directors Association, respectively; the average revenue per funeral for both the Company and the industry exclude trust earnings and insurance commission revenues). Management believes that the quality and location of the Company's funeral homes offer substantial opportunity for both near-term and long-term revenue enhancement. The Company will seek to capitalize on this opportunity through the introduction of more sophisticated merchandising and the pricing of its services more closely to the industry average. Based on 1995 aggregate call volume, every $100 increase in price per funeral could result in an approximate $2 millon increase per year in the Company's revenues, although there can be no assurance that such price increases can be effectively implemented or that such growth in revenues will be realized. At the Company's cemetery operations, Management will undertake to increase revenues through an enhanced marketing program to more effectively serve the needs of the growing number of people who wish to plan their burial needs in advance.

     Clustered Operations. More than 80 percent of the Company's funeral homes and cemeteries are located in clusters or in sufficient proximity to provide significant opportunities for the sharing of resources. The Company's major funeral home and cemetery clusters are in Alabama, Florida, Illinois, California and Minnesota. Management believes that the Company has not fully capitalized on the competitive advantages and scale economies available to its clustered properties. Specifically, the Company expects to expand the sharing within clusters of service personnel, vehicles, preparation services, clerical staff and other key resources. Additionally, Management plans to implement revenue enhancing cross-marketing programs that will benefit proximate locations without increasing overhead expenses. The Company also now benefits from its Administrative Services Agreement with Loewen, which will enable the Company to reduce costs through the elimination of certain fixed expenses and the more efficient use of facilities and personnel. See 'Certain Related Transactions--Administrative Services Agreement.'

     Reduced General & Administrative Expense. Management believes that significant and immediate cost savings can be realized, at both the local site and corporate levels, from the restructuring of the Company's general and administrative staff to more appropriately reflect the Company's new focus on existing operations. At the site level, Management intends to reduce excess workforce and take advantage of the Company's funeral home and cemetery clusters by pooling local resources to eliminate currently duplicative functions in the areas of finance and administration. In addition, the Company has contracted with Loewen to provide certain services pursuant to the Administrative Services Agreement, thereby facilitating the reduction of excess resources. As the Company's acquisition program will be substantially eliminated, the reduction of acquisition-related functions at the corporate headquarters will offer further opportunities for savings.

     Pre-Need Marketing. Management realizes that individuals increasingly are recognizing the benefits of purchasing funeral products and services in advance and is committed to providing quality advanced funeral and cemetery planning to the communities it serves. Management believes that such programs considerably enhance long-term revenues for funeral homes by securing future market share. In addition, the Company can realize significant current revenues from the sale, through a commissioned sales force, of cemetery pre-need arrangements. To capitalize on these opportunities, the Company intends to recruit experienced senior managers who will focus exclusively on building a leading pre-need sales program based on the foundation currently in place at the Company.

     Management Structure. The Company's management structure and remuneration practices will be designed to support and encourage entrepreneurial drive and individual responsibility. Each funeral home and cemetery will be operated as a distinct profit center, with monthly and annual financial performance monitored by regional and corporate management in accordance with budgeted projections. Local managers will be given a high degree of autonomy, as Management believes that such managers, as members of the local community, are best able to judge how to conduct day-to-day operations in a manner consistent with the established character of the particular funeral home or cemetery and the needs of the community. Additionally, senior management's compensation will be based in part on the performance of the Company.

COMPETITION

     In the funeral industry, local community competition is oriented towards gaining market share. At the local level, competition primarily is based on building goodwill in the community by strengthening the name and reputation of each individual funeral home or cemetery. Market share increases within a community are usually gained over a long period of time because of the high importance of reputation and superior service. Modest and tasteful promotional programs can help enhance community profile but typically do not increase market share significantly.

     The Company also faces competition from large 'consolidators' in the industry which seek to reap profits from an acquisition and consolidation strategy. Such competitors include several large, publicly-traded funeral services companies, including Service Corporation International, Loewen, Stewart Enterprises, Inc. and Equity Corporation International, as well as various smaller companies which provide competition with the Company on a regional basis and, on a local level, from operators who have focused on acquiring funeral home groupings in concentrated geographic regions of the United States.

REGULATION

     The Company's funeral home operations are regulated by the Federal Trade Commission ('FTC'), which administers the Trade Regulation Rule on Funeral Industry Practices (the 'Funeral Rule'), which became effective on April 30, 1984 and was revised as of July 19, 1994. The Funeral Rule defines certain acts and practices in connection with the provision of funeral goods or services as unfair or deceptive and sets forth various requirements intended to prevent such unfair or deceptive acts and practices. The Company also must comply with other federal legislation, including the Americans with Disabilities Act and regulations administered by the Occupational Safety and Health Administration.

     The Company's operations also are regulated at the state and local level, with a vast majority of jurisdictions requiring licensing and supervision of individuals who provide funeral-related services. A number of jurisdictions also regulate the sale of pre-need services and the administration of any resulting trust funds or insurance contracts. In addition, concerns regarding lack of competition have led a few jurisdictions to enact legislation designed to encourage competition by restricting the common ownership of funeral homes and related operations within a specific geographic region. State legislatures and regulatory agencies may propose new laws and regulations, some of which, if enacted, could have a material effect on the death care industry in general and on the Company's operations. The Company cannot predict the likelihood of enactment of any such proposed laws or regulations or the effect that any such enactment might have on the Company or its operations.

     The Company believes that it is currently in substantial compliance with the Funeral Rule and all other applicable federal, state and local laws and regulations.

ENVIRONMENTAL MATTERS

     In connection with the Acquisition, New Prime conducted extensive environmental reviews of all properties owned by Existing Prime prior to the Acquisition Closing Date. Although Management is aware of some contamination related to the use of underground storage tanks and embalming materials, Management does not believe that any costs relating to these or other environmental issues will have a material adverse effect on the Company's financial results.

EMPLOYEES

     As of September 30, 1996 the Company employed approximately 1,134 people. None of the employees of the Company or its subsidiaries is covered by a collective bargaining agreement. Management believes that its relationship with its employees is good.

LITIGATION

     Gamble Settlement. On February 26, 1996, a lawsuit was filed (the 'Alabama Litigation') against the Company by World Service Life Insurance Company of America ('World Service') and Jeffrey M. Gamble ('Gamble'), the former owner of a business located in Alabama which was acquired by a subsidiary of the Company, in connection with a pre-need funeral service funding agreement between the Company and World Service (the 'Alabama Pre-need Agreement'). On February 29, 1996, a lawsuit (the 'Texas Litigation') was filed against the Company by South Texas Bankers Life Insurance Company ('South Texas') and Gamble in connection with a pre-need funeral service funding agreement between the Company and South Texas (the 'Texas Pre-need Agreement;' together with the Alabama Pre-need Agreement, the 'Pre-need Agreements').

     On April 11, 1996, the Company settled the Alabama Litigation and the Texas Litigation by entering into a Termination of Pre-need Funding Agreements and Release with World Service, Gamble and South Texas (the 'Termination and Release'). Pursuant to the Termination and Release, (a) the Pre-need Agreements were immediately terminated, (b) each of the parties released the others from all claims under or with respect to the Pre-need Agreements and (c) the Alabama Litigation and the Texas Litigation were dismissed with prejudice. As consideration for such termination, release and dismissal, the Company paid Gamble approximately $6,300,000, which was recorded as a charge against income in the Company's financial statements.


     On the Acquisition Closing Date, the Company used a portion of the net proceeds from the offering of the Notes and the Bank Term Facility to purchase an annuity to fund the remaining monthly payments provided for in the Termination and Release. See 'Use of Proceeds.' Management believes that the Company will recover a substantial portion of the cost of the settlement over time through higher commission rates and increased policy benefits with the purchase of pre-need insurance policies from an alternative insurance carrier.

     Other. The Company is a party to other legal proceedings in the ordinary course of its business but Management does not expect the outcome of any such proceedings to have a material adverse effect on the Company's financial condition.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The current executive officers and directors of New Prime, and their ages as of October 15, 1996, are as follows:

          NAME              AGE                        POSITION
-------------------------   ---    ------------------------------------------------
Gary L. Wright...........   50     President and Chief Executive Officer, Director
Myles Cairns.............   41     Chief Financial Officer, Secretary and
                                   Treasurer
Gregory M. Hilgendorf....   47     North Central Regional Vice President
Robert G. Salerno........   54     Western Regional Vice President
Bruce L. Woodard.........   36     Central Regional Vice President
Joseph E. Franckewitz....   40     Vice President of Pre-Need Sales
Warren B. Rudman.........   66     Director
Howard A. Lipson.........   32     Director
John R. Woodard..........   32     Director
Chinh E. Chu.............   29     Director
Peter K. Grunebaum.......   63     Director
Clifford R. Hinkle.......   47     Director

     Mr. Bruce Woodard and Mr. John Woodard are not related.

     The business experience of each of such executive officers and directors is set forth below.

     Gary L. Wright has joined New Prime as President and Chief Executive Officer. Mr. Wright served as Divisional Vice President for the Southeast United States, overseeing operations in Alabama, Georgia, Florida and Puerto Rico and managing the operations of over 100 funeral home locations for Loewen since June 1993. Prior thereto he served as Loewen's Regional Manager for the Pacific Northwest, supervising operations in Washington, Oregon and Alaska, from 1989 to 1993. Prior to joining Loewen, Mr. Wright was a partner in the Price-Helton Funeral Chapel which was acquired by Loewen in 1988. Mr. Wright is a past President of the Washington State Funeral Directors Association and a past member of the Board of Governors of the National Funeral Directors Association.

     Myles S. Cairns has joined New Prime as Chief Financial Officer, Secretary and Treasurer. Mr. Cairns served as Vice President, Operations Controller of Loewen since October 1994. Prior thereto, Mr. Cairns held various positions at Loewen, including Director of Risk Management from November 1993 to October 1994, Director of Operations Planning and Control from 1990 to November 1993 and Corporate Controller from 1985 to 1989.

     Gregory M. Hilgendorf has served as North Central Regional Vice President of Existing Prime since 1992, overseeing operations in Illinois, Indiana,

Kentucky, Michigan, Minnesota and Wisconsin. He also has served as a member of Existing Prime's Advisory Board and Senior Management Team. Prior to joining Existing Prime, Mr. Hilgendorf served as President of Olson Funeral Homes from 1982 until its acquisition by Existing Prime in 1992 and was the owner of five Olson funeral homes.

     Robert G. Salerno has served as Western Regional Vice President of Existing Prime since 1993, overseeing operations in Arizona, California and Texas. Prior thereto, Mr. Salerno served in various capacities at Pierce Brothers, beginning in 1960, including Manager, Area Vice President and Senior Vice President.

     Bruce L. Woodard has served as Central Regional Vice President of Existing Prime since 1992, overseeing operations in Arkansas, Iowa, Missouri and Nebraska. Prior thereto, Mr. Woodard was an owner and General Manager of Mason-Woodard Funeral Homes, which operates five funeral homes in southwest Missouri.

     Joseph E. Franckewitz has joined New Prime as Vice President of Pre-Need Sales. Mr. Franckewitz has served in various capacities at Gibraltar Mausoleum Corporation since 1989, including Regional Sales Manager in Brandon, Florida and Regional Sales Manager in Baltimore, Maryland.

     Warren B. Rudman became a partner of Paul, Weiss, Rifkind, Wharton and Garrison in 1993 after serving two consecutive terms as a United States Senator from New Hampshire, from 1980 through 1992. Senator Rudman was appointed Attorney General of New Hampshire in 1970 and in 1975, he was elected president of the

National Association of Attorneys General. Senator Rudman currently serves on the Board of Directors of the Chubb Corporation, Collins & Aikman, the Raytheon Company and the Concord Coalition.

     Howard A. Lipson is Senior Managing Director of The Blackstone Group L.P., which he joined in 1988, and was a Vice President from January 1991 to March 1994. Prior to joining Blackstone, Mr. Lipson was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc. He currently serves on the Board of Directors of UCAR International Inc., Volume Services, Inc., AMF Group Inc., and Ritvik Holdings, Inc.

     John R. Woodard joined The Blackstone Group L.P. as a Managing Director in 1996. Prior thereto, he was a Vice President at Vestar Capital Partners from 1990 to 1996.

     Chinh E. Chu is a Vice President of The Blackstone Group L.P., which he joined in 1990. Prior to joining Blackstone, Mr. Chu was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc from 1988 to 1990.

     Peter K. Grunebaum has been a Director of Fortrend International LLC since February 1996. Prior thereto, he had been a Director of ICA International since April 1989. He currently serves on the Board of Directors of Pre-Paid Legal

Services, Inc.

     Clifford R. Hinkle has served as President and a Director of Flagler Capital Corporation since its founding in 1992, as Chief Executive Officer and Chairman of the Board of Directors of Flagler Holdings, Inc. since its formation in January 1996 and as Chairman, President and Chief Executive Officer of Hinkle & Co. since 1992. Prior thereto, he was Executive Director of the State Board of Administration of Florida from 1987 to 1991. Mr. Hinkle also was a Director and President and Chief Executive Officer of MHI Group, Inc. from 1993 until its merger with Loewen Group in 1995. He currently serves on the Board of Directors of Commercial Net Lease Realty.

     Pursuant to the Stockholders' Agreement described below (see 'Certain Related Transactions-- Stockholders' Agreement'), Blackstone and Loewen designated five and two nominees, respectively, to the Board of Directors of Existing Prime. Messrs. Wright, Rudman, Lipson, J. Woodard and Chu were the nominees designated by Blackstone. Messrs. Grunebaum and Hinkle (neither of whom is an officer or a director of Loewen Group) were the nominees designated by Loewen. Pursuant to the Stockholders' Agreement, Loewen will designate one additional nominee. Each of Blackstone's and Loewen's nominees to the Board of Directors of Existing Prime also was nominated to the Board of Directors of New Prime.

     Directors of the Company (other than Directors who are employed by the Company or Blackstone) will receive $25,000 annually for their service as Directors plus the reimbursement of expenses. Such Directors will not receive a separate fee for service on committees of the Board. Directors of the Company who are employed by the Company or Blackstone will serve without compensation.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table

     The following table sets forth for the fiscal year ended December 31, 1995 the compensation paid by Existing Prime to its Chief Executive Officer and each of the other most highly compensated executive officers of the Company.

                                              ANNUAL COMPENSATION
                                              -------------------       ALL OTHER
NAME AND PRINCIPAL POSITION(1)                 SALARY      BONUS     COMPENSATION(2)
-------------------------------------------   --------    -------    ---------------
Thomas H. Johnson
  President and Chief Executive Officer....   $263,474    $15,000         $ 600
Bernhard L. Gaarsoe
  Vice President, Chief Financial Officer,
    Treasurer and Secretary................   $145,998    $ 6,000         $ 600
Robert G. Horn
  Vice President and Chief Operating
  Officer..................................   $135,684    $ 5,625         $ 600

                                                       (Footnotes on next page)

(Footnotes from previous page)

------------------
(1) Each of the executive officers listed above was an executive officer of Existing Prime prior to the Acquisition, but is no longer an executive officer of New Prime. For information concerning the compensation of the executive officers of New Prime, see '--Employment Agreements' below.

(2) All Other Compensation includes amounts paid to the named executive officers which may be applied to the payment of medical, dental and life insurance benefits.

  Employment Agreements

     The Company has entered into letter agreements with Messrs. Wright and Cairns regarding certain terms of their employment with the Company. The agreements provide that Messrs. Wright and Cairns will be paid a base salary of $225,000 per year, with annual increases at the discretion of the Board of Directors of the Company plus an annual cash bonus. In 1996, such bonus will be at the discretion of the Board, and thereafter such bonus will be equal to a percentage of such executive's salary, which percentage will in turn be based on the extent to which the Company achieves a target EBITDA. For purposes of the employment agreements, EBITDA is defined as Consolidated Cash Flow (as defined in the Indenture). EBITDA is a non-GAAP measure of cash flow. See 'Description of Exchange Notes--Certain Definitions.' The agreements will provide that the target EBITDA is $35.0 million and $37.7 million for 1997 and 1998, respectively. The target for the following years will be set by the Board.

     The 1997 and 1998 targeted amounts were derived from the stockholders' review of Management's estimates of projected cost savings and increase in revenues following the Acquisition. The target EBITDA is a performance target and is not a forecast of actual performance that will be realized by the Company. Actual performance during the year may differ materially from the targeted amount. See 'Risk Factors--Potential Adverse Consequences of Planned Changes in Operating Strategy.'

     The agreements further provide that Messrs. Wright and Cairns will be entitled to a long-term incentive bonus at any time that Loewen purchases all of the shares of common stock of Existing Prime owned by Blackstone, provided that certain EBITDA targets are achieved. Such bonus will equal $500,000 if such purchase occurs prior to 2002 and will be increased by $100,000 each year thereafter up to a maximum of $900,000.

  Other

     The compensation of the executive officers other than Messrs. Wright and Cairns will be determined by the Board of Directors of the Company.

                             PRINCIPAL STOCKHOLDERS


     Upon consummation of the Acquisition, New Prime became a direct, wholly owned subsidiary of Existing Prime. The following table sets forth certain information regarding the beneficial ownership of the common stock of Existing
Prime:

                                                     PERCENTAGE
                                       NUMBER OF     OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER    SHARES         STOCK
------------------------------------   ---------    ------------
Blackstone Management Associates II
  L.L.C.(1).........................   764.70589        76.5%
Loewen Group International,
  Inc.(2)...........................   235.29411        23.5%
Gary L. Wright(7)...................          --          --
Warren B. Rudman(3).................          --          --
Howard A. Lipson(4).................          --          --
John R. Woodard(4)..................          --          --
Chinh E. Chu(4).....................          --          --
Peter K. Grunebaum(5)...............
Clifford R. Hinkle(6)...............
Directors and executive officers as
  a group(7) (12 persons)...........          --          --

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
(1) 544.59536, 158.78262 and 54.71026 shares, respectively, are held by
    Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. Blackstone Management Associates II L.L.C., as the general partner of each of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P., exercises voting and dispositive power with respect to such shares. Blackstone Management Associates II L.L.C. is also the sole stockholder of PSI P&S Corp. ('PSI P&S'), which is the general partner of PSIM, the holder of 6.61765 shares of Existing Prime Common Stock. Blackstone Management Associates II L.L.C. disclaims beneficial ownership of such shares of Existing Prime Common Stock. See 'Certain Transactions--Formation of PSIM; Loans to Management.' The address for the Blackstone entities is c/o Blackstone Group L.P., 345 Park Avenue, New York, N.Y. 10154.

(2) The address for Loewen is 50 River Center Boulevard, Covington, KY 41011.


(3) Mr. Rudman's business address is c/o Paul, Weiss, Rifkind, Wharton & Garrison, 1615 L Street, N.W., Suite 1300, Washington, D.C. 20038.

(4) Messrs. Lipson, Woodard and Chu are affiliated with Blackstone in the capacities described under 'Management--Executive Officers and Directors.' Each such person's business address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154. Mr. Lipson disclaims beneficial ownership of any such shares of Common Stock beneficially owned by Blackstone Management Associates II L.L.C.

(5) Mr. Grunebaum's business address is c/o Fortrend International LLC, 805 Third Avenue, Suite 2300, New York, New York 10022.

(6) Mr. Hinkle's business address is c/o Flagler Capital Corporation, 215 South Monroe Street, Suite 500, Tallahassee, Florida 32301.

(7) None of the named executive officers owns any shares of Existing Prime Common Stock. Each of the executive officers of New Prime holds a limited partnership interest in PSIM, the holder of 6.61765 shares (approximately 0.7%) of Existing Prime Common Stock; however, such executive officers do not have voting or dispositive power with respect to such shares.

                          CERTAIN RELATED TRANSACTIONS

     The summaries of the Stock Purchase Agreement, the Stockholders' Agreement, the Put/Call Agreement and the Administrative Services Agreement set forth below do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Stock Purchase Agreement, the Stockholders' Agreement, the Put/Call Agreement and the Administrative Services Agreement, respectively. Copies of the Stock Purchase Agreement, the Stockholders' Agreement, the Put/Call Agreement and the Administrative Services Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

STOCK PURCHASE AGREEMENT AND ACQUISITION

     On June 14, 1996, as a precursor to the Acquisition, a company controlled by Blackstone (the 'Purchaser') entered into a Stock Purchase Agreement with Loewen Group and all of the holders of capital stock of Existing Prime (the 'Selling Stockholders'), pursuant to which the Selling Stockholders agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Selling Stockholders, all of the shares of Existing Prime held by the Selling Stockholders. At the closing of the Acquisition, the Purchaser assigned back to Existing Prime its rights and obligations as Purchaser under the Stock Purchase Agreement, such that at the closing Existing Prime repurchased from the Selling Stockholders all of their shares in Existing Prime.

     In connection with the Acquisition, (i) Blackstone, Loewen and PSIM contributed $130 million and all of the common stock of New Prime to Existing Prime (the 'Blackstone/Loewen Contribution') in exchange for 100% of the capital stock of Existing Prime, resulting in New Prime's becoming a wholly owned subsidiary of Existing Prime; (ii) Existing Prime transferred the shares of all of its directly held subsidiaries and all of its other assets and liabilities to

New Prime, (iii) the Bank Credit Agreement was entered into (see 'Description of Bank Credit Facilities'), (iv) Existing Prime (a) repurchased the shares of its common stock owned by the Selling Stockholders and (b) repaid or defeased existing indebtedness and discharged certain other existing obligations in an aggregate amount of approximately $126.4 million using the proceeds of the Blackstone/Loewen Contribution and a portion of the proceeds of the offering of the Notes and the Bank Term Facility.

STOCKHOLDERS' AGREEMENT

     In connection with the Acquisition, Blackstone, Loewen and PSIM entered into an agreement with Existing Prime (the 'Stockholders' Agreement') setting forth certain of their rights and obligations as stockholders of Existing Prime.

     The Stockholders' Agreement provides that, subject to the Put/Call Agreement referred to below, (i) neither Blackstone nor Loewen is permitted to transfer any of its respective shares of common stock of Existing Prime ('Existing Prime Common Stock') without the other's prior written consent, subject to certain exceptions, and (ii) PSIM is not permitted to transfer any of its shares of Existing Prime Common Stock without the consent of Blackstone and Loewen.

     Pursuant to the Stockholders' Agreement, Blackstone and Loewen designated five and three nominees as directors, respectively, to the Board of Directors of Existing Prime. The parties to the Stockholders' Agreement further agreed that Existing Prime shall cause the Board of Directors of New Prime at all times to consist of the same individuals who comprise the Board of Directors of Existing Prime. In addition, the Certificate of Incorporation and the By-Laws of Existing Prime provide that certain actions by or with respect to Existing Prime require a supermajority vote of the Board of Directors and/or the stockholders of Existing Prime. See '--Certain Matters Subject to Supermajority Vote.'

     The Stockholders' Agreement will terminate following the exercise by either Blackstone or Loewen of its option pursuant to the Put/Call Agreement or on such other date as Blackstone and Loewen may agree.

PUT/CALL ARRANGEMENT

     Pursuant to a separate agreement among Blackstone, PSIM, Loewen Group and Loewen (the 'Put/Call Agreement'), (i) Loewen has a call option, exercisable from and after the fourth anniversary of the Acquisition Closing Date until but excluding the sixth anniversary of the Acquisition Closing Date, to purchase all of Blackstone's or PSIM's shares of Existing Prime Common Stock (the 'Call Option') and (ii) each of Blackstone and PSIM has a put option, exercisable from and after the sixth anniversary of the Acquisition Closing Date until but excluding the eighth anniversary of the Acquisition Closing Date, to require Loewen to purchase Blackstone's or PSIM's, as the case may be, shares of Existing Prime Common Stock (the 'Put Option'). The option price in each case is derived from a formula based on EBITDA. The performance by Loewen of its obligations under the Put/Call Agreement will be guaranteed by Loewen Group.

     By virtue of the Put/Call Agreement, it is likely that the Company will eventually become a wholly owned subsidiary of Loewen. See 'Risk
Factors--Control by Blackstone; Possible Future Control by Loewen.' There can be no assurance, however, that either the Call Option or Put Option will be exercised.

     The exercise of either the Call Option or the Put Option will not give rise to a Change of Control under the Indenture. See 'Description of Exchange Notes.'

CERTAIN MATTERS SUBJECT TO SUPERMAJORITY VOTE

     The Certificate of Incorporation and/or the By-Laws of Existing Prime provide that (1) amendments to the Certificate of Incorporation or By-Laws of Existing Prime require the approval of holders of 90% of the issued and outstanding Existing Prime Common Stock and (2) transactions involving the merger, consolidation or sale of substantially all of the assets of Existing Prime require the unanimous approval of both the Board of Directors and the stockholders of Existing Prime.

ADMINISTRATIVE SERVICES AGREEMENT

     In connection with the Acquisition, the Company has engaged Loewen to provide certain administrative services and share certain resources (Loewen, in such capacity, being the 'Administrative Services Provider') pursuant to the Administrative Services Agreement. Such services will include the licensing of, the maintenance of and the provision of training and other support services with respect to, software, hardware and other information systems; the provision of certain legal services, training and support services relating to certain types of regulatory compliance, risk management services, travel arrangement services and assistance and support with respect to environmental compliance and remediation efforts, and the granting of access to certain telecommunications equipment and services, as well as technical support therefor. In addition, the Administrative Services Provider will provide the Company with the ability to purchase supplies under certain of Loewen's supply agreements with third parties. Also pursuant to the Administrative Services Agreement, Loewen and the Company will contract for, to the extent feasible and cost-effective in particular markets, access to embalming facilities and automobile fleets.

     As compensation for services provided under the Administrative Services Agreement, the Administrative Services Provider receives from the Company, in cash, a fee (the 'Administrative Services Fee') payable monthly in arrears and in an aggregate annual amount equal to $250,000 for the first year following the Acquisition Closing Date, to be increased by 2.5% for each year thereafter until the termination of the Administration Services Agreement. The Company is also required to reimburse the Administrative Services Provider for all out-of-pocket costs and expenses incurred by it from third parties in connection with performing the administrative services described in the Administrative Services Agreement.

     The Administrative Services Agreement is subject to termination (i) automatically on the eighth anniversary of the Acquisition Closing Date, (ii) automatically upon closing following the exercise of the Call Option or the Put Option, (iii) if required pursuant to a legally binding order of a court or any other governmental agency with appropriate jurisdiction, (iv) subject to applicable grace periods and an arbitration requirement in the event of a dispute, upon notice by either the Company or Loewen in the event of a material breach by the other party of any provision of the Administrative Services Agreement and (v) at the option of the Company.

PAYMENT OF CERTAIN FEES AND EXPENSES

     In connection with the Acquisition, on the Acquisition Closing Date, affiliates of Blackstone received fees of approximately $3.2 million and New Prime reimbursed Blackstone for all out-of-pocket expenses incurred in connection with the Acquisition and Loewen received a consulting fee of $1.5 million and was reimbursed for certain expenses incurred in connection with the Acquisition equal to $1.0 million. In addition, from the Acquisition Closing Date until the date on which Loewen or Blackstone exercises the Call Option or the Put Option, respectively, pursuant to the Put/Call Agreement, an affiliate of Blackstone will receive a monitoring fee equal to $250,000 per annum from New Prime.

FORMATION OF PSIM; LOANS TO MANAGEMENT

     In connection with the Acquisition, on the Acquisition Closing Date, Messrs. Wright and Cairns and certain other officers of New Prime (the 'PSIM Limited Partners') subscribed for limited partnership interests in PSIM and PSI P&S subscribed for a general partnership interest in PSIM, the proceeds of which subscriptions PSIM used to purchase approximately 0.7% of the Existing Prime common stock (the 'PSIM-Owned Stock').

     In order to effect such purchase, on the Acquisition Closing Date, New Prime made a loan to PSIM which was evidenced by a note bearing interest at an annual rate of 9% and secured by the PSIM-Owned Stock, the proceeds of which loan PSIM used to make a loan to each of the PSIM Limited Partners. The loan to each of Messrs. Wright and Cairns was in the principal amount of $97,750, evidenced by a note bearing interest at an annual rate of 9% and secured by his limited partnership interest in PSIM.

                     DESCRIPTION OF BANK CREDIT FACILITIES

     The summary of the Bank Credit Facilities set forth below does not purport to be complete and is qualified in its entirety by reference to all the provisions of the credit agreement governing the Bank Credit Facilities, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     General. Contemporaneously with the consummation of the Acquisition, the Company entered into a credit agreement (the 'Bank Credit Agreement') with the Bank Lenders and The Bank of Nova Scotia, as administrative agent (in such capacity, the 'Bank Agent'), in order to effect the Bank Credit Facilities, under which GSCP acted as arranging agent and Goldman Sachs as syndication agent and the Company is the sole borrower.

     Commitments. The Bank Credit Facilities provided the Company with senior secured amortization extended term loan facilities in an aggregate principal amount of $90 million, the proceeds of which were used to finance the Acquisition and related transaction costs, to pre-fund certain capital expenditures and to refinance existing indebtedness of the Company, and a senior secured revolving credit facility in an aggregate principal amount of up to $25 million, the proceeds of which will be used for general corporate purposes and a portion of which may be extended (as agreed upon) in the form of swing line loans or letters of credit for the account of the Company.

     Maturities; Amortization. The Bank Term Facility will mature 7 years after the Acquisition Closing Date, and the Bank Revolving Facility will mature 5 years after the Acquisition Closing Date. The Bank Term Facility is subject to amortization, subject to certain conditions, in semi-annual installments in the amounts of $1 million in each of the first three years after the anniversary of the closing date of the Bank Term Facility (the 'Bank Closing'); $4 million in the fourth year after the Bank Closing; $9 million in the fifth year after the Bank Closing; $12.5 million in the sixth year after the Bank Closing and $61.5 million upon the maturity of the Bank Term Facility. The Revolving Credit Facility will be payable in full at maturity, with no prior amortization.

     Interest. Borrowings (i) under the Bank Term Facility bear interest at a rate per annum equal to, at the option of the Company (subject to certain conditions), either (A) the Bank Agent's customary Base Rate (the 'Base Rate') plus 2.00% or (B) the Bank Agent's reserve-adjusted Eurodollar Rate (the 'Adjusted Eurodollar Rate') plus 3.00% and (ii) under the Revolving Credit Facility bear interest at a rate per annum equal to, at the option of the Company (subject to certain conditions), either (A) the Base Rate plus 1.75% or
(B) the Adjusted Eurodollar Rate plus 2.75%; provided, in each case, that, at the end of any quarter commencing with the quarter ending March 31, 1997, the applicable margin over the Base Rate or Adjusted Eurodollar Rate, as the case may be, is subject to an increase of .25%, in the event that the ratio of EBITDA (as defined) to interest for the four quarters then ended is less than 1.50:1.00. Overdue principal and interest bear interest at the applicable rate on loans bearing interest at the rate determined by reference to the Base Rate plus 2.00% per annum.

     Fees. The Bank Lenders under the Bank Revolving Facility are paid commitment fees at a rate of 0.50% per annum on unused commitments. In addition, the Bank Agent and the Bank Lenders received and/or will receive such other fees as were separately agreed upon.

     Mandatory Prepayments. The Company is required to prepay the loans made to it under the Bank Credit Facilities, in the amounts and as otherwise set forth in the Bank Credit Agreement, in the event of certain asset sales, certain issuances of equity securities of (or capital contributions made to) New Prime or Existing Prime or the generation of excess cash flow, proceeds from pension plan revisions or certain proceeds of insurance or condemnation awards.

     Call Premium. In the event that all or any portion of the Bank Term Facility is repaid for any reason within two years following the Acquisition Closing Date (other than pursuant to a scheduled amortization payment, certain acceleration events or a mandatory prepayment), the Company will be required to make any such repayment (i) on or before the first anniversary of the Acquisition Closing Date, at 102% of the amount of loans so repaid and (ii) after the first anniversary of the Acquisition Closing Date but on or before the second anniversary of the Acquisition Closing Date, at 101% of the amount of loans so repaid.

     Guarantees. All obligations under the Bank Credit Facilities and any interest rate hedging agreements entered into with the Bank Lenders or their affiliates in connection therewith are unconditionally guaranteed, jointly and severally, by Existing Prime and each of the Company's existing and future domestic subsidiaries.

     Security. All obligations of the Company and the Bank Guarantors under the Bank Credit Facilities and the Bank Guarantees are secured by first priority security interests in all existing and future assets (other than real property and vehicles covered by certificates of title) of the Company and the Bank Guarantors. In addition, the Bank Credit Facilities are secured by a first priority security interest in 100% of the capital stock of the Company and each subsidiary thereof and all intercompany receivables.

     Covenants. The Bank Credit Agreement contains a number of affirmative covenants, as well as negative covenants, that, among other things, restrict the ability of Existing Prime, the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Exchange Notes), pay dividends or make other payments on subordinated debt or on equity, create liens on assets, make investments, capital expenditures or guarantees, engage in mergers or acquisitions, enter into leases or transactions with affiliates, and otherwise restrict corporate activities. In addition, the Company is required to maintain a minimum fixed charge coverage ratio, a minimum interest coverage ratio and a minimum net worth and to meet maximum senior and total debt leverage tests.

     Events of Default. Events of default under the Bank Credit Agreement include, among other things: (i) failure to make payment when due; (ii) breaches of representations and warranties; (iii) default in the performance of covenants; (iv) default under certain other agreements governing indebtedness (including the Indenture); (v) certain events of bankruptcy; (vi) failure to satisfy certain material ERISA requirements; (vii) certain material impairment of security interests in collateral; (viii) invalidity of the guarantees and
(ix) the occurrence of a Change of Control (as defined therein) of the Company.

                         DESCRIPTION OF EXCHANGE NOTES


     The Exchange Notes will be issued under an indenture dated as of August 15, 1996 (the 'Indenture') between the Company and United States Trust Company of New York, as trustee (the 'Trustee'). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture (which is incorporated herein by reference and a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part and may be obtained upon request to the Company), including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under '--Certain Definitions.'

GENERAL

     The Exchange Notes will be unsecured senior subordinated obligations of the Company limited to $100,000,000 aggregate principal amount. Except for the restrictions on registrations and transfers, all untendered Notes and the Exchange Notes will be treated as one class of securities for purposes of the covenants and the other terms contained in the Indenture.

     Except as described under the heading 'Book Entry; Delivery and Form,' the Exchange Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the 'Global Note'). The Global Note will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ('DTC') and registered in the name of a nominee of DTC or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.

MATURITY, INTEREST AND PRINCIPAL

     The Exchange Notes will mature on August 15, 2004. Interest on the Exchange Notes will accrue at the rate of 10 3/4% per annum and will be payable semiannually on each February 15 and August 15, commencing February 15, 1997, to the holders of record of Exchange Notes at the close of business on the February 1 or August 1 immediately preceding such interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 20, 1996 (the 'Issue Date'). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2000, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on or after August 15 of the years indicated below:


                         REDEMPTION
YEAR                       PRICE
----------------------   ----------
2000..................     105.375%
2001..................     103.583%
2002..................     101.792%
2003 and thereafter...     100.000%

     Purchase at Option of Holders. As described below, the Company is obligated (a) upon the occurrence of a Change of Control, to make an offer to purchase all outstanding Exchange Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, and (b) upon the occurrence of certain sales or dispositions of assets, to make an offer to purchase Exchange Notes with a portion of the net cash proceeds thereof, at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See '--Certain Covenants--Change of Control' and '-- Disposition of Proceeds of Asset Sales.'

SUBORDINATION

     The indebtedness evidenced by the Exchange Notes will be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company. The Indenture contains certain limitations with respect to the amount of additional Indebtedness (including Indebtedness which may rank senior in right of payment to or pari passu in right of payment with the Exchange Notes) that may be incurred by the Company and/or any of its subsidiaries.

     The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all Senior Indebtedness of the Company (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy whether or not such interest is an allowed claim) must be paid in full in cash or Cash Equivalents before any payment or distribution (excluding certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on, or any other obligations to the holders of the Exchange Notes in respect of, the Exchange Notes.

     During the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness, when the same becomes due, no direct or indirect payment (other than payments previously made pursuant to the provisions described under '--Defeasance or Covenant Defeasance of Indenture')

by or on behalf of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made on account of the principal of, premium, if any, or interest on, or other obligations to the holders of the Exchange Notes in respect of, or the purchase, redemption or other acquisition of, the Exchange Notes unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

     In addition, during the continuance of any other default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a 'Non-payment Default') and upon the earlier to occur of (a) receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the Exchange Notes, the date of such acceleration, no payment (other than payments previously made pursuant to the provisions described under '--Defeasance or Covenant Defeasance of Indenture') of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, or the purchase, redemption, or other acquisition of, the Exchange Notes for the period specified below (the 'Payment Blockage Period').

     The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default ('Payment Blockage Notice') by the Trustee from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events: (i) 179 days has elapsed since the receipt of such notice or the date of such acceleration (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents, or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company shall promptly resume making any and all required payments in respect of the Exchange Notes, including any missed payments. Notwithstanding anything in the foregoing to the contrary, a Payment Blockage Notice may only be given and therefore shall only be effective in respect of the Company and the Trustee if given by, (i) the agent under the Bank Credit Agreement as long as any Senior Indebtedness remains outstanding under the Bank Credit Agreement and (ii) if no Senior Indebtedness remains outstanding under the Bank Credit Agreement, any other representative of outstanding Designated Senior Indebtedness. Only one Payment Blockage Period with respect to the Exchange Notes may be commenced within any 365 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 180 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period and there must be a 186 consecutive day period in any 365 day period during which no Payment Blockage Period is in effect.

     If the Company fails to make any payment on the Exchange Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Exchange Notes to accelerate the maturity thereof. See '--Events of Default.'

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Exchange Notes and funds which would be otherwise payable to the holders of the Exchange Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Exchange Notes.

     On a pro forma basis after giving effect to the Acquisition, the Company would have had $90 million of Senior Indebtedness outstanding as of June 30, 1996 and would have had $25 million available to be borrowed under the Revolving Credit Facility. The Indenture limits, but does not prohibit, the incurrence by the Company of additional Indebtedness which is senior to the Exchange Notes, and limits the incurrence by the Company of Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company.

HOLDING COMPANY STRUCTURE

     The Company is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Company is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. In addition, the claims of the holders of Exchange Notes are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such Subsidiaries. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from the Company and its Subsidiaries to satisfy the claims of the holders of Exchange Notes. See 'Risk Factors-- Holding Company Structure.'

CERTAIN COVENANTS

     The Indenture contains the following covenants, among others:

     Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to 'incur') any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Company and any of its Subsidiaries will be permitted to incur

Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.00:1.

     Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:

          (a) Indebtedness of the Company evidenced by the Notes and the Exchange Notes;

          (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

          (c) Indebtedness of the Company represented by the notes issued under the Bank Term Facility;

          (d) Indebtedness of the Company under the Revolving Credit Facility (including with respect to letters of credit issued thereunder) or any other revolving credit facility in an aggregate principal amount at any one time outstanding not to exceed $25,000,000;

          (e) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (f) Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or another Wholly-Owned Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Subsidiary (other than Indebtedness under its guaranty of the Bank Credit Facilities), except that (i) any transfer of such Indebtedness by the Company or a Wholly-Owned Subsidiary (other than to the Company or to a Wholly-Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of this covenant;

          (g) Indebtedness of the Company owed to and held by a Wholly-Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Bank Credit Facilities and the Indenture, the Notes and the Exchange Notes except that (i) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of the Company (other than to another Wholly-Owned Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this covenant;

          (h) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (j) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (k) purchase money Indebtedness incurred to finance the acquisition of property or assets of the Company or any Subsidiary acquired in the ordinary course of business within 90 days of such acquisition; provided that the amount of such purchase money Indebtedness at any time outstanding may not exceed $5,000,000 in the aggregate; provided, further, that any Lien arising in connection with any such Indebtedness shall be limited to the property or assets being financed;

          (l) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (a) through (k) above, in an aggregate principal amount outstanding at any time not exceeding $5,000,000; provided, that if, at the time of incurrence of Indebtedness, the ratio of the aggregate principal amount of Indebtedness on a pro forma basis after giving effect to the Indebtedness then being incurred to Consolidated Cash Flow for the four full fiscal quarters immediately preceding the date of such incurrence is less than or equal to 6.00:1, then such amount shall be an aggregate principal amount not exceeding $10,000,000; and

          (m) (i) Indebtedness of the Company (including any Indebtedness incurred in connection with a Sale-Leaseback Transaction permitted pursuant to the covenant described under '--Limitation on Sale-Leaseback Transactions') the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired as described under 'Use of Proceeds' herein;

     provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (m) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith,
     (y) in the case of Indebtedness incurred by the Company pursuant to this clause (m) to refinance Subordinated Indebtedness, such Indebtedness (A) does not have a Stated Maturity prior to the Maturity of the Subordinated Indebtedness being refinanced, (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced and (C) is subordinated to the Exchange Notes in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Exchange Notes and (z) in the case of Indebtedness incurred by the Company pursuant to this clause (m) to refinance Pari Passu Indebtedness, such Indebtedness
     (A) does not have a Stated Maturity prior to the Stated Maturity of the Pari Passu Indebtedness being refinanced, (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Pari Passu Indebtedness being refinanced and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

     Limitation on Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) the dividends-in-kind payable on the Company's outstanding Preferred Stock in accordance with the terms thereof and any other dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis),


          (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company (in each case other than in exchange for its Capital Stock (other than Redeemable Stock)),

          (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or Pari Passu Indebtedness other than (x) any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company and (y) the prepayment or defeasance on or before January 31, 1997 of the notes to certain former owners of funeral homes acquired by Existing Prime which are outstanding on the Issue Date, or

          (d) make any Investment (other than any Permitted Investment) in any Person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as 'Restricted Payments'), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under '-- Limitation on Indebtedness' above (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company following the fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus
(2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date from any Person (other than a Subsidiary of the Company) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any Person (other than to a Subsidiary of the Company) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date

(excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause
(C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no Stated Maturity earlier than the Stated Maturity of the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired, and (z) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement is excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (x)

has no Stated Maturity earlier than the Stated Maturity of the Pari Passu Indebtedness so purchased, exchanged, redeemed, acquired or retired and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Pari Passu Indebtedness so purchased, exchanged, redeemed, acquired or retired; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under '--Disposition of Proceeds of Asset Sales' below; (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Common Stock of the Company or Existing Prime from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $500,000 in any calendar year; (vii) other Restricted Payments not to exceed $2,500,000; provided that at the time such Restricted Payment is made, the ratio of the aggregate principal amount of Indebtedness on a pro forma basis after giving effect to any Indebtedness incurred in connection with such Restricted Payment to Consolidated Cash Flow for the four full fiscal quarters immediately preceding the date of such Restricted Payment shall be less than or equal to 6.00:1; (viii) any payments permitted to be made pursuant to clauses
(ii) through (vi) of the proviso set forth in the covenant described under '--Limitation on Transactions with Interested Persons' below; (ix) payments to Existing Prime in an amount sufficient to pay (a) director's fees and the reasonable expenses of directors, (b) accounting, legal or other administrative expenses incurred by Existing Prime relating to the operations of the Company in the ordinary course of business and (c) so long as Existing Prime files consolidated income tax returns which include the Company, payments to Existing Prime in an amount equal to the amount of income tax that the Company would have paid if it had filed consolidated tax returns on a separate-company basis or (x) payments to Existing Prime in an amount sufficient to consummate the Acquisition. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v) and (vi) shall be included and clauses (i),
(ii), (iii), (iv), (vii), (viii), (ix) and (x) shall not be so included.

     Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless
(x) in the case of Liens securing Subordinated Indebtedness, the Exchange Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Exchange Notes are equally and ratably secured, except for (a) Liens existing as of the Issue Date;
(b) Liens securing the Exchange Notes; (c) Liens on assets of the Company and its Subsidiaries securing Senior Indebtedness; (d) Liens in favor of the Company; (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and (f) Permitted Liens.

     Change of Control. Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a 'Change of Control Offer'), and shall purchase all Exchange Notes properly tendered into the Change of Control Offer and not withdrawn, on a business day (the 'Change of Control Purchase Date') not more than 60 nor less than 30 days following the date the notice described below is mailed to holders of the Exchange Notes, all of the then outstanding Exchange Notes at a purchase price (the 'Change of Control Purchase Price') equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Exchange Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Exchange Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Exchange Notes must follow to accept the Change of Control Offer.

     The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default under the Bank Credit Agreement and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. The Company's obligations under the Bank Credit Facilities will constitute Designated Senior Indebtedness and will represent obligations senior in right of payment to the Exchange Notes. Consequently, the subordination provisions of the Indenture will have the effect of precluding the purchase of the Exchange Notes by the Company in the event of a Change of Control, absent consent of the lenders under the Bank Credit Facilities or repayment of all amounts outstanding thereunder (although the failure by the Company to comply with its obligations in the event of a Change of Control will constitute a default under the Exchange Notes). There can be no assurance that the Company will have adequate resources to repay or refinance all Indebtedness owing under the Bank Credit Facilities or to fund the purchase of the Exchange Notes upon a Change of Control.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Exchange Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions under the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

     Disposition of Proceeds of Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not applied to repay the Bank Term Facility or permanently reduce the commitments under the Revolving Credit Facility, the Company or such Subsidiary, as the case may be, may, within 365 days from the receipt of the Net Cash Proceeds, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ('Replacement Assets'). Any Net Cash Proceeds from any Asset Sale that are neither used to repay the Bank Term Facility, or permanently reduce the commitments under the Revolving Credit Facility, nor invested in Replacement Assets within the 365-day period described above constitute 'Excess Proceeds' subject to disposition as provided below.

     When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Company shall make an offer to purchase (an 'Asset Sale Offer'), from all holders of the Exchange Notes, not less than 20 Business Days nor more than 40 Business Days thereafter, an aggregate principal amount of Notes equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Exchange Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Exchange Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Exchange Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

     Limitation on Issuances and Sale of Preferred Stock by Subsidiaries. The Company (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) will not permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Company owned by the Company or any of its Subsidiaries in compliance with the other provisions of the Indenture, (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law or (z) issuances of Preferred Stock to former owners of funeral homes acquired by the Company or any Subsidiary of the Company; provided that the sum of (i) the aggregate Fair Market Value of such Preferred Stock and (ii) the aggregate Fair Market Value of all Investments permitted under clause (ix) of the definition of 'Permitted Investments' shall not exceed $5,000,000 at any time outstanding.

     Limitation on Transactions with Interested Persons. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (determined in accordance with the Indenture) of 5% or more of the Company's Common Stock at any time outstanding ('Interested Persons'), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Company or Interested Persons, (b) with respect to a transaction or series of transactions (other than commercial arrangements with any limited partner of Blackstone Capital Partners II Merchant Banking Fund L.P. or any Affiliate of such limited partners) involving aggregate payments or value equal to or greater than $5,000,000, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions (other than commercial arrangements with any limited partner of Blackstone Capital Partners II Merchant Banking Fund L.P. or any Affiliate of such limited partners) involving aggregate payments or value equal to or greater than $1,000,000, the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the Company; provided, however, that this covenant will not restrict the Company from (i) paying dividends in respect of its Capital Stock permitted under the covenant described under '--Limitation on Restricted Payments' above, (ii) paying reasonable and customary fees and indemnities to directors of the Company who are not employees of the Company, (iii) making loans or advances to, or providing indemnities of, officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding, (iv) making loans to officers (or a partnership comprised of such officers) for the purpose of purchasing common stock of Existing Prime and making any payment required or specifically permitted by the terms of the Administrative Services Agreement, (v) paying an annual monitoring fee of $250,000 (plus any increase thereof which may be made to account for inflation) to Blackstone Management Partners L.P. or any of its Affiliates designated by Blackstone Management

Partners L.P., (vi) making any payment to Existing Prime permitted by the covenant described under '--Limitations on Restricted Payments' above or (vii) entering into any transaction with any of its Wholly-Owned Subsidiaries or restrict any Subsidiary from entering into any transaction with any other Wholly-Owned Subsidiary.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any investment in, the Company or any other Subsidiary of the Company,
(d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture, (iv) any agreement or other instrument of a Person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument,
(vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition, (vii) any encumbrance or restriction arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Subsidiary in any manner material to the Company or such Subsidiary and
(viii) encumbrances and restrictions under agreements in effect on the Issue Date, including the Bank Credit Agreement, and encumbrances and restrictions in permitted refinancings or replacements of Indebtedness evidenced by the agreements referred to in this clause (viii) which are no less favorable to the holders of the Exchange Notes than those contained in the Indebtedness so refinanced or replaced.

     Limitation on the Issuance of Other Senior Subordinated Indebtedness. The Company will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company, unless such Indebtedness (x) is pari passu with or
(y) is subordinate in right of payment to the Exchange Notes in the same manner and at least to the same extent as the Exchange Notes are subordinated to Senior Indebtedness.

     Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Subsidiary, as the case may be, and (b) either (i) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under '--Limitation on Indebtedness' above (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the proceeds of such Sale-Leaseback Transaction are applied to repay existing Indebtedness (other than Indebtedness outstanding under any revolving credit facility).

     Reporting Requirements. The Company will file with the Commission or, if not permitted, deliver to the Trustee, the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. In the event that The Loewen Group Inc. fully and unconditionally guarantees the obligations of the Company under the Exchange Notes, the reporting requirements may be satisfied through the filing and provisions of the annual reports, quarterly reports and other documents in respect of The Loewen Group Inc. Such requirements may also be satisfied prior to November 15, 1996, with the filing with the Commission of the Exchange Offer Registration Statement. The Company will be required to file with the Trustee and provide to each Noteholder within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents.

MERGER, SALE OF ASSETS, ETC.

     The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being the 'Surviving Entity') shall be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province thereof and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (c) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under '--Certain Covenants-- Limitation on Indebtedness' above (assuming a market rate of interest with respect to such additional Indebtedness); and (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

     Notwithstanding the foregoing clauses (b), (c) and (d), (i) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

     In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture; provided, however, that solely for purposes of computing amounts described in subclause (C) of the covenant described under '--Certain Covenants--Limitation on Restricted Payments' above, any such successor Person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein.

EVENTS OF DEFAULT

     The following will be 'Events of Default' under the Indenture:

          (i) default in the payment of the principal of or premium, if any, on any Exchange Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (ii) default in the payment of an installment of interest on any of the Exchange Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

          (iii) failure to perform or observe any other term, covenant or agreement contained in the Exchange Notes or the Indenture (other than a default specified in clause (i) or (ii) above) and such default continues for a period of 30 days after written notice of such default requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Exchange Notes then outstanding; or

          (iv) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (a) such Indebtedness has not been paid at final maturity or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (v) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company shall have occurred.

     If an Event of Default (other than as specified in clause (vi) above with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Exchange Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Exchange Notes to be due and payable immediately, upon which declaration, all amounts payable in respect of the Exchange Notes shall be immediately due and payable; provided, however, that so long as the Bank Credit Agreement shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause (vi) with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x) five business days following delivery of a notice of such acceleration to the Bank Agent under the Bank Credit Agreement and (y) the acceleration of any Indebtedness under the Bank Credit Facilities. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Exchange Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Exchange Notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Exchange Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Exchange Notes, (iii) the principal of and premium, if any, on any Exchange Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Exchange Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Exchange Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Exchange Notes that have become due solely by such declaration of acceleration, have been cured or waived.

     The holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes may on behalf of the holders of all the Exchange Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Exchange Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Exchange Note outstanding.

     No holder of any of the Exchange Notes has any right to institute any proceeding with respect to the Indenture or the Exchange Notes or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Exchange Notes and the Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Exchange Notes. Such limitations do not apply, however, to a suit instituted by a holder of an Exchange Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Exchange Note on or after the respective due dates expressed in such Exchange Note.

     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Exchange Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Exchange Notes, the Trustee may withhold the notice to the holders of such Exchange Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Exchange Notes.

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

     The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within ten days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Exchange Notes ('defeasance'). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes, except for (i) the rights of holders of outstanding Exchange Notes to receive payment in respect of the principal of, premium if any, and interest on such Exchange Notes when such payments are due, (ii) the Company's obligations to issue temporary Exchange Notes, register the transfer or exchange of any Exchange Notes, replace mutilated, destroyed, lost or stolen Exchange Notes and maintain an office or agency for payments in respect of the Exchange Notes,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indenture, some of which are described under '--Certain Covenants' above (including the covenant described under '--Certain Covenants--Change of Control' above) and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes ('covenant defeasance').

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Notes to redemption or maturity (except lost, stolen or destroyed Exchange Notes which have been replaced or paid); (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws);
(iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (B) the trust funds will not be subject to the rights of holders of Senior Indebtedness, including, without limitation, those rights arising under the Indenture; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when (i) either (a) all the Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or repaid and Exchange Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Exchange Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Exchange Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Exchange Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; (iii) there exists no Default or Event of Default under the Indenture; and (iv) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     From time to time, the Company, when authorized by a resolution of its Board of Directors and the Trustee may, without the consent of the holders of any outstanding Exchange Notes, amend, waive or supplement the Indenture or the Exchange Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, evidencing the acceptance and appointment of a successor trustee, providing for the guarantee of the Exchange Notes by the Loewen Group Inc. or making any other change that does not adversely affect the rights of any holder of Exchange Notes; provided, however, that the Company has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of Exchange Notes. Other amendments and modifications of the Indenture or the Exchange Notes may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Exchange Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Exchange Note affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Exchange Notes, (ii) change the currency in which any Exchange Notes or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Exchange Note payable in money other than that stated in the Exchange Note, (iii) reduce the percentage in principal amount of outstanding Exchange Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Exchange Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Exchange Notes, (v) waive a default in payment with respect to the Exchange Notes, (vi) amend, change or modify the obligations of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on the Exchange Notes or
(viii) modify or change any provision of the Indenture affecting the subordination or ranking of the Exchange Notes in a manner adverse to the holders of the Exchange Notes.


REGISTRATION RIGHTS AGREEMENT

     Pursuant to a Registration Rights Agreement entered into by the Company and the Initial Purchaser concurrently with the issuance of the Notes, the Company agreed to file with the Commission and use its best efforts to cause to become effective a registration statement (the 'Exchange Offer Registration Statement') with respect to the Exchange Notes and, upon its becoming effective, to offer the holders of the Notes the opportunity to exchange their Notes for the Exchange Notes of the corresponding series (the 'Exchange Offer'). Under existing Commission interpretations contained in no-action letters to third parties, the Exchange Notes in general would be freely transferable after the Exchange Offer by the holders thereof, other than affiliates of the Company, without further registration under the Securities Act (subject to certain representations required to be made by each such holder); provided that in the case of broker-dealers ('Participating Broker-Dealers'), a prospectus meeting the requirements of the Securities Act is delivered as required. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement,

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

the Company is required to allow Participating Broker-Dealers and any other persons, if any, with similar prospectus delivery requirements, to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the Exchange Notes. A Participating Broker-Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations thereunder).

     The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement for the Exchange Offer.

     In the event that (i) due to a change in current interpretations by the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not for any other reason consummated within 150 days after the Acquisition Closing Date or (iii) under certain circumstances, if the Initial Purchaser shall so request, it is contemplated that the Company will file a registration statement (a 'Shelf Registration Statement') covering resales (a) by the holders of the Notes in the event the Company is not permitted to effect the Exchange Offer pursuant to the foregoing clause (i) or the Exchange Offer is not consummated within 150 days after the Acquisition Closing Date pursuant to the foregoing clause (ii) or (b) by the holders of Notes with respect to which the Company receives notice pursuant to the foregoing clause (iii), and will use its best efforts to cause any such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement effective for 180 days from the effective date thereof. The Company shall, if it files a Shelf

Registration Statement, provide to each holder of the Notes copies of the prospectus and notify each such holder when the Shelf Registration Statement has become effective. A holder that sells Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales.

     Under the Registration Rights Agreement, the Company agreed to: (i) file the Exchange Offer Registration Statement or a Shelf Registration Statement with the Commission within 60 days after the Acquisition Closing Date, (ii) use its best efforts to have such Exchange Offer Registration Statement or Shelf Registration Statement declared effective by the Commission within 120 days after the Acquisition Closing Date, and (iii) use its best efforts to consummate the Exchange Offer within 150 days after the Acquisition Closing Date. Each holder of Notes, by virtue of having become so, is bound by the provisions of the Registration Rights Agreement that may require the holder to furnish notice or other information to the Company as a condition to certain obligations of the Company to file a Shelf Registration Statement by a particular date or to maintain its effectiveness for the prescribed 180-day period.

     If the Company fails to comply with the above provisions, additional interest (the 'Additional Interest') shall be assessed on the Notes as follows:

          (i) (A) if an Exchange Offer Registration Statement or, in the event that due to a change in current interpretations by the Commission the Company is not permitted to effect the Exchange Offer, a Shelf Registration Statement is not filed within 60 days following the Acquisition Closing Date or (B) in the event that within the prescribed time period, any holder or holders of Notes shall notify the Company that such holder or holders
     (x) have received an opinion of counsel to the effect that such holder or holders are prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) have received an opinion of counsel to the effect that such holder or holders may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) are broker-dealers and hold Notes acquired directly from the Company or an 'affiliate' of the Company, if a Shelf Registration Statement is not filed within 45 days after expiration of the prescribed time period, then commencing on the 61st day after the Closing Date or the 46th day after expiration of the prescribed time period, as the case may be, Additional Interest shall be accrued on the Notes over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 61st day after the Acquisition Closing Date or the 46th day after expiration of the prescribed

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

     time period, as the case may be, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;


          (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) of the preceding full paragraph and is not declared effective within 120 days following either the Acquisition Closing Date or the expiration of the prescribed time period, as the case may be, then commencing on the 121st day after either the Acquisition Closing Date or the expiration of the prescribed time period, as the case may be, Additional Interest shall be accrued on the Notes over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 121st day after either the Acquisition Closing Date or the expiration of the prescribed time period, as the case may be, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

          (iii) if either (A) the Company has not exchanged Exchange Notes for all Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to 180 days from its original effective date, then, subject to certain exceptions, Additional Interest shall be accrued on the Notes over and above the accrued interest at a rate of .50% per annum for the first 60 days immediately following the (x) 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 60-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed 1.5% per annum; and provided further that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of
(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes validly tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to 180 days from its original effective date (in the case of (iii) above), Additional Interest on the Notes as a result of such clause (i), (ii) or (iii) shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on the interest payment dates of the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period, and the denominator of which is 360.

     If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer provided that it has accepted all Notes theretofore validly tendered in accordance with the terms of the Exchange Offer. Notes not tendered in the Exchange Offer shall bear interest at the same rate as in effect at the time of issuance of the Notes.


     The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Notes pursuant to the terms of, the Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement and, accordingly, there will be no increase in the interest rate on the Notes and the holders of the Notes will have no further registration or other rights under such agreement.

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

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture and the Exchange Notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

     'Acquisition' means the acquisition of Existing Prime by Blackstone Capital Partners II Merchant Banking Fund L.P. and its affiliates and Loewen Group International, Inc.

     'Acquired Indebtedness' means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a Subsidiary of any other Person.

     'Administrative Services Agreement' means the Administrative Services Agreement, dated as of August 26, 1996, between the Company and Loewen Group

International, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

     'Affiliate' means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

     'Asset Acquisition' means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any Person (other than a Subsidiary of the Company).

     'Asset Sale' means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or a Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term 'Asset Sale' shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Subsidiary of the Company) by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $1,000,000 or less; (ii) a disposition by a Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company and (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under '--Merger, Sale of Assets, Etc.' above.

     'Attributable Value' means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as

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determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. 'Attributable Value' means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     'Average Life to Stated Maturity' means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     'Bank Agent' means The Bank of Nova Scotia, as administrative agent under the Bank Credit Agreement.

     'Bank Credit Agreement' means the Credit Agreement, dated as of August 26, 1996, among the Company, as borrower, Existing Prime, the Lenders referred to therein, The Bank of Nova Scotia, as administrative agent, and Pearl Street L.P., as arranging agent, and Goldman, Sachs & Co., as syndication agent, and all promissory notes, guarantees, security agreements, pledge agreements, deeds of trust, mortgages, letters of credit and other instruments, agreements and documents executed pursuant thereto or in connection therewith, in each case as the same may be amended, supplemented, restated, renewed, refinanced, replaced or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time.

     'Bank Credit Facilities' means collectively, the Bank Term Facility and the Revolving Credit Facility under the Bank Credit Agreement.

     'Bank Term Facility' means the $90 million senior secured term loan facility under the Bank Credit Agreement.

     'Capital Stock' means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     'Capitalized Lease Obligation' means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     'Cash Equivalents' means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof

(provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 365 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-2 by S&P or at least P-2 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985;
(v) notes held by the Company or any Subsidiary which were obtained by the Company or such Subsidiary

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in connection with Asset Sales (x) in the ordinary course of its funeral home, cemetery or cremation businesses or (y) which were required to be made pursuant to applicable federal or state law; and (vi) with respect to moneys held in the escrow account pursuant to the Escrow Agreement, Eligible Investments (as defined in the Escrow Agreement).

     'Change of Control' means the occurrence of any of the following events:
(a) any 'person' or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have 'beneficial ownership' of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of Existing Prime, under circumstances where the Permitted Holders (i) 'beneficially own' (as so defined) in the aggregate a lower percentage of the Voting Stock than such other Person or 'group' and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Existing Prime; (b) Existing Prime consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person, or another Person consolidates with, or merges with or into, Existing Prime, in any such event pursuant to a transaction in which the outstanding Voting Stock of Existing Prime is converted into or exchanged for cash, securities or other such transaction where (i) the outstanding Voting Stock of Existing Prime is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and (ii)

immediately after such transaction no 'person' or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have 'beneficial ownership' of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Existing Prime (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Existing Prime was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Existing Prime then in office; or (d) Existing Prime is liquidated or dissolved or adopts a plan of liquidation.

     The determination of whether a particular sale of less than all of Existing Prime's assets would constitute a sale of 'substantially all' of Existing Prime's assets in accordance with clause (b) above would be a factual matter subject to interpretation by a trier of fact and, as such, would be a matter subject to some uncertainty.

     'Common Stock' means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     'Consolidated Cash Flow' means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense.

     'Consolidated Fixed Charge Coverage Ratio' means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow of such Person for the four full fiscal quarters immediately preceding the date of the transaction (the 'Transaction Date') giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the 'Four Quarter Period') to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, 'Consolidated Cash Flow' and 'Consolidated Fixed Charges' shall be calculated after giving effect on a pro forma basis for the period of such

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calculation to, without duplication, (a) the incurrence of any Indebtedness of such Person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter

Period to and including the Transaction Date (the 'Reference Period'), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating 'Consolidated Fixed Charges' for purposes of determining the denominator (but not the numerator) of this 'Consolidated Fixed Charge Coverage Ratio,' (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months); and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     'Consolidated Fixed Charges' means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock (other than dividends and distributions on Preferred Stock and Redeemable Capital Stock that are non-cash through the Final Maturity Date) of such Person and its Subsidiaries on a consolidated basis times (b) a fraction, the numerator which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; provided, however, that the denominator in clause (b) shall be one if such dividend or other distribution is fully tax deductible.

     'Consolidated Income Tax Expense' means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     'Consolidated Interest Expense' means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     'Consolidated Net Income' means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such Person and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or one of its Subsidiaries on a 'pooling of interests' basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such Person or one of its Subsidiaries, (vi) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions

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by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders and (vii) any closing costs associated with the Acquisition and the financing thereof, severance costs, restructuring costs and costs related to the closing of facilities.

     'Consolidated Net Worth' means, with respect to any Person at any date, the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

     'Consolidated Non-cash Charges' means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

     'Currency Agreement' means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

     'Default' means any event that is, or after notice or passage of time or both would be, an Event of Default.

     'Designated Senior Indebtedness' means (i) all Senior Indebtedness under the Bank Credit Agreement and (ii) any other Senior Indebtedness which (a) at the time of the determination exceeds $5,000,000 in aggregate principal amount and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as 'Designated Senior Indebtedness' by the Company.

     'Escrow Agreement' means the Escrow Agreement, dated as of August 15, 1996 between the Company and United States Trust Company of New York, as escrow agent.

     'Event of Default' has the meaning set forth under 'Events of Default' herein.

     'Existing Prime' means Prime Succession, Inc., a Delaware corporation and the parent of the Company, which will be renamed Prime Succession Holdings, Inc. upon consummation of the Acquisition.

     'Fair Market Value' means, with respect to any assets, the price, as determined by the Company, acting in good faith which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $250,000, such determination shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

     'Final Maturity Date' means August 15, 2004.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable on the date of the Indenture and are consistently applied.

     'guarantee' means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     'Indebtedness' means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, and excluding all obligations, contingent or otherwise, of such Person in connection with any

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undrawn letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such Person, (i) any Preferred Stock of any Subsidiary of such Person valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued cash dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the 'maximum fixed repurchase price' of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     'Independent Financial Advisor' means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     'Interest Rate Protection Agreement' means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     'Interest Rate Protection Obligations' means the obligations of any Person pursuant to an Interest Rate Protection Agreement.

     'Investment' means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. 'Investments' shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

     'Issue Date' means the date on which the Notes are originally issued.

     'Lien' means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

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     'Maturity Date' means, with respect to any security, the date on which any principal of such security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     'Moody's' means Moody's Investors Service, Inc. and its successors.

     'Net Cash Proceeds' means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed by or sold with recourse to the Company or any Subsidiary of the Company) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to such Asset Sale, (iv) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     'Pari Passu Indebtedness' means Indebtedness of the Company which ranks pari passu in right of payment with the Exchange Notes.

     'Permitted Holder' means Blackstone Capital Partners II Merchant Banking Fund L.P. or Loewen Group International, Inc., or any Affiliate of either.

     'Permitted Investments' means any of the following:

          (i) Investments in any Wholly-Owned Subsidiary of the Company (including any Person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Company) and any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Subsidiary of the Company at the time such Investment is made;

          (ii) Investments in Cash Equivalents;

          (iii) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding;

          (iv) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of its Subsidiaries that were created, in accordance with the terms of the Indenture;

          (v) Investments of funds received by the Company or its Subsidiaries in the ordinary course of business, which funds are required to be held in trust for the benefit of others by the Company or such Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of the Company or such Subsidiary;

          (vi) Investments in acquired Subsidiaries; provided that the sum of
     (i) the aggregate Fair Market Value of all such Investments and (ii) the aggregate Fair Market Value of all Preferred Stock permitted to be issued pursuant to clause (z) of the covenant described under '--Certain Covenants--Limitation on Issuances and Sale of Preferred Stock by Subsidiaries' shall not exceed $5,000,000 at any time outstanding;

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


          (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments;

          (viii) Investments in Persons to the extent such Investment represents the non-cash consideration otherwise permitted to be received by the Company or its Subsidiaries in connection with an Asset Sale; and

          (ix) Investments existing on the Issue Date.

     'Permitted Liens' means the following types of Liens:

          (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (g) purchase money Liens to finance the acquisition of property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or (y) shall be created within 90 days of such acquisition;


          (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (i) Liens with respect to Acquired Indebtedness incurred in accordance with the covenant described under '--Certain Covenants--Limitation on Indebtedness.'

     'Person' means any individual, corporation, limited liability company partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     'Preferred Stock' means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     'Redeemable Capital Stock' means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Exchange Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     'Revolving Credit Facility' means the $25 million senior secured revolving credit facility under the Bank Credit Agreement.

     'Sale-Leaseback Transaction' of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     'S&P' means Standard & Poor's Ratings Group and its successors.

     'Senior Indebtedness' means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Exchange Notes. Without limiting the generality of the foregoing, 'Senior Indebtedness' shall include all obligations of the Company now or hereafter existing under the Bank Credit Agreement, including without limitation principal of, premium, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-petition interest is allowed as a claim in such proceeding) on Indebtedness outstanding under the Bank Credit Agreement, reimbursement obligations of the Company with respect to any letters of credit outstanding under the Bank Credit Agreement and any obligation for fees, expenses and indemnities. Notwithstanding the foregoing, 'Senior Indebtedness' shall not include (a) Indebtedness evidenced by the Notes and the Exchange Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Bank Credit Facilities or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (i) that portion of any Indebtedness which is incurred by the Company in violation of the Indenture and (j) amounts owing under leases (other than Capitalized Lease Obligations).

     'Significant Subsidiary' shall mean a Subsidiary which is a 'Significant Subsidiary' as defined in Rule 1.02(v) of Regulation S-X under the Securities Act.

     'Stated Maturity' means, when used with respect to any Exchange Note or any installment of interest thereon, the date specified in such Exchange Note as the fixed date on which the principal of such Exchange Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     'Subordinated Indebtedness' means Indebtedness of the Company or a Subsidiary which is expressly subordinated in right of payment to the Exchange Notes.

     'Subsidiary' means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a 'Subsidiary' by written notice to the Trustee under the Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of the covenant described under'--Certain Covenants--Limitation on Indebtedness' above (assuming a market rate of interest with respect to such Indebtedness) and (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under the Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

     'Unrestricted Subsidiary' means a Subsidiary of the Company (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under '--Certain Covenants--Limitation on Restricted Payments' above, (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, 'Non-Recourse Indebtedness' means Indebtedness as to which (i) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under '--Certain Covenants--Limitation on Restricted Payments') and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     'Voting Stock' means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     'Wholly-Owned Subsidiary' means any Subsidiary of the Company of which 100%

of the outstanding Capital Stock is owned by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                         BOOK ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Exchange Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (each a 'Global Exchange Note'). Each Global Exchange Note will be deposited on the Exchange Date with, or on behalf of, The Depository Trust Company, New York, New York ('DTC') and registered in the name of a nominee of DTC.

     Exchange Notes held by persons who elect to take physical delivery of their certificates instead of holding their interest through the Global Exchange Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the 'Non-Global Purchasers') will be issued in registered certificated form ('Certificated Exchange Notes'). Upon the transfer of any Certificated Exchange Note initially issued to a Non-Global Purchaser, such Certificated Exchange Note will, unless the transferee requests otherwise or the Global Exchange Note has previously been exchanged in whole for Certificated Exchange Notes, be exchanged for an interest in the Global Exchange Note.

     The Exchange Notes issued to Non-Global Purchasers will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of and premium, if any, and interest on such Exchange Notes will be payable, and such Exchange Notes will be transferable, at the office of the Company's agent in the City of New York located at the corporate trust office of the Trustee. In addition, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer or exchange of such Exchange Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

THE GLOBAL EXCHANGE NOTE

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Exchange Note, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interest in the Global Exchange Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons who have accounts with DTC ('participants') and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Exchange Note will be limited to persons who have accounts with DTC participants or persons who hold interests through participants.


     So long as DTC or its nominee is the registered owner or holder of Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Exchange Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Exchange Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

     Payments of the principal of, premium, if any, and interest on, the Global Exchange Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Exchange Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Exchange Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Exchange Note for any reason, including to sell Exchange Notes to persons in states that require physical delivery of the Certificated Exchange Notes, or to pledge such securities, such holder must transfer its interest in the Global Exchange Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants, to whose account the DTC interests in the Global Exchange Note are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Exchange Note for Certificated Exchange Notes, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the

Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ('indirect participants'). QIBs may elect to hold Exchange Notes through DTC. QIBs who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Exchange Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES

     If (i) the Company notifies the Trustee in writing that DTC is at any time unwilling or unable to continue as a depository for the Global Exchange Note and a successor depository is not appointed by the Company within 90 days, or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the Indenture, then, upon surrender by DTC of the Global Exchange Note, Certificated Exchange Notes will be issued to each person that DTC identifies as the beneficial owner of the Exchange Notes represented by the Global Exchange Note.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is the opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, relating to certain United States federal income tax consequences of the exchange of Notes for Exchange Notes as of the date hereof. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

     The exchange of Exchange Notes for Notes in the Exchange Offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Note and the basis of the Exchange Note will be the same as the basis of the Note immediately before the exchange.

     IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTIONS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. New Prime has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until March 23, 1997, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     New Prime will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     For a period of 180 days after the Exchange Date New Prime will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. New Prime has agreed to pay all expenses incident to the Exchange Offer other than commssions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Exchange Notes will be passed upon for the Company by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                              INDEPENDENT AUDITORS



     The consolidated financial statements of the Company as of December 31, 1995, and for each of the two years in the period ended December 31, 1995, included in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern) appearing herein.



     The consolidated balance sheet of Prime Succession, Inc. and subsidiaries (Successor Company) as of September 30, 1996 and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from August 26, 1996 through September 30, 1996 (Successor Company period) and the consolidated statements of operations, shareholders' equity, and cash flows of Prime Succession, Inc. and subsidiaries (Predecessor Company) for the period from January 1, 1996 through August 25, 1996 (Predecessor

Company period) included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report appearing herein.


CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective August 26, 1996, in connection with the engagement by the Company's new Management of KPMG Peat Marwick LLP ('KPMG') as its auditor following the Acquisition, Ernst & Young LLP ('E&Y'), Existing Prime's auditor prior to the Acquisition, was dismissed. The decision to appoint KPMG in replacement of E&Y as the Company's auditor was approved by the Board of Directors of the Company.

     E&Y's opinion was qualified as of and for the year ended December 31, 1995, in that the financial statements were prepared assuming the Company and its subsidiaries would continue as a going concern. The Company had not complied with certain of its covenants in loan agreements with two of its lenders. These violations constituted events of default which provided the lenders with the right to demand immediate repayment of the debt and related accrued interest. The demand for repayment would raise substantial doubt about the Company's ability to continue as a going concern. The financial statements did not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may have resulted from the outcome of this uncertainty.

     There were no disagreements between the Company and its auditors during E&Y's appointment as auditor for the Company.


     In planning and performing the audit of the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1995, and again during their review of the March 31, 1996 consolidated financial statements, the auditors noted certain matters involving the internal control structure and its operation at the Alabama subsidiary that they considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants.

     Specifically, the auditors found that a number of key reconciliations were not performed during the year at the Alabama subsidiary. Differences between a subsidiary system and the general ledger which affected accounts receivable, deferred revenue, commission payable and accounts payable were not quantified and corrected during the course of the year. In addition, bank reconciliations were not prepared which enabled significant errors to remain undetected for the entire year.

     During the latter half of 1995 and in 1996, management of the Company took steps designed to address the concerns raised by E&Y, including the dedication of corporate personnel to work on site in Alabama to assist in the processing and summarizing of financial data, the replacement of an outside service bureau that had previously been responsible for funeral service accounting at most of the Company's locations and the institution of new and automated accounting systems and procedures overall. Management has undertaken an extensive review of the Company's accounting controls and procedures and believes that appropriate accounting controls and procedures are now being utilized. However, Management will continue to monitor the functioning of its accounting controls and procedures and intends to implement any additional steps necessary.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS


Prime Succession, Inc. and Subsidiaries as of December 31, 1995 and for the two years in the period ended December 31, 1995:

  Report of Independent Auditors......................................    F-2

  Consolidated Balance Sheet..........................................    F-3

  Consolidated Statements of Operations...............................    F-4

  Consolidated Statements of Shareholders' Equity.....................    F-5

  Consolidated Statements of Cash Flows...............................    F-6

  Notes to Consolidated Financial Statements..........................    F-7

Prime Succession, Inc. and Subsidiaries as of September 30, 1996 and for the nine months ended September 30, 1995 (unaudited) and for the periods from January 1, 1996 through August 25, 1996 and from August
  26, 1996 through September 30, 1996:

  Independent Auditors' Report........................................   F-17

  Consolidated Balance Sheet..........................................   F-18

  Consolidated Statements of Operations...............................   F-19

  Consolidated Statements of Shareholders' Equity.....................   F-20

  Consolidated Statements of Cash Flows...............................   F-21

  Notes to Consolidated Financial Statements..........................   F-22

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Prime Succession, Inc. and Subsidiaries


     We have audited the accompanying consolidated balance sheet of Prime Succession, Inc. (Existing Prime) and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime Succession, Inc. and subsidiaries at December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


     The accompanying financial statements have been prepared assuming that Prime Succession, Inc. and subsidiaries will continue as a going concern. As discussed in Note 1, the Company has not complied with certain covenants of loan agreements with two of its lenders. These violations constitute events of default which provide the lenders with the right to demand immediate repayment of the debt and related accrued interest. This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                            ERNST & YOUNG LLP

Indianapolis, Indiana,
May 9, 1996, except for Note 15, as to
which the date is June 14, 1996

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET


                                                                                                          DECEMBER 31, 1995
                                                                                                          -----------------
                                                 ASSETS
Current assets:
  Cash and cash equivalents.............................................................................    $     766,349
  Receivables, less allowance of $2,926,331.............................................................        9,409,130
  Accounts receivable from shareholder..................................................................        3,000,000
  Inventories:
  Merchandise...........................................................................................        3,068,037
  Cemetery lots and mausoleum spaces....................................................................          496,389
                                                                                                          -----------------
                                                                                                                3,564,426
  Prepaids and other currents assets....................................................................        1,298,372
                                                                                                          -----------------
Total current assets....................................................................................       18,038,277
Property and equipment:
  Land and land improvements............................................................................       13,335,855
  Buildings and improvements............................................................................       39,988,607
  Equipment, furniture and fixtures.....................................................................       10,910,479
  Accumulated depreciation..............................................................................       (6,160,304)
                                                                                                          -----------------
                                                                                                               58,074,637
Developed cemetery properties, at cost..................................................................        5,322,650
Undeveloped cemetery properties, at cost................................................................        7,634,747
Names and reputations, less accumulated amortization of $7,944,175......................................       22,591,211
Goodwill, less accumulated amortization of $4,416,174...................................................       75,216,667
Other intangible assets, less accumulated amortization of $1,405,258....................................        2,407,425
Long-term receivables, less allowance of $240,704.......................................................        6,048,023
Other assets............................................................................................          784,017
                                                                                                          -----------------
                                                                                                            $ 196,117,654
                                                                                                          -----------------
                                                                                                          -----------------
                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................................................................    $   2,230,200
  Accrued salaries, commissions and withholdings........................................................        2,249,557
  Other accrued expenses................................................................................        3,883,806
  Current maturities of obligations under agreements with former owners.................................        2,280,929
  Current maturities of long-term debt and long-term debt in default....................................      113,813,885
                                                                                                          -----------------
Total current liabilities...............................................................................      124,458,377
Deferred merchandise liabilities, less trust fund deposits..............................................        8,318,054
Deferred revenues, less trust fund deposits.............................................................        6,480,194
Obligations under agreements with former owners, less current maturities................................       18,718,176
Long-term debt, less current maturities.................................................................        8,449,738

Deferred income taxes...................................................................................          866,146
Other long-term liabilities.............................................................................        3,826,494

Contingencies (Notes 1 and 13)
  Redeemable Preferred Stock, par value $1,000 per share, 18% cumulative, at liquidation value; 1,957 shares authorized, issued and outstanding, including accrued and unpaid dividends of $352,260 at
    December 31, 1995...................................................................................        2,309,260
Shareholders' equity:
  Common Stock, Class A, par value $.01 per share authorized 142 shares; 129.04 issued and outstanding
    shares..............................................................................................                1
  Common Stock, Class B, par value $.01 per share; 900 shares authorized, issued and outstanding........                9
Additional paid-in capital..............................................................................       31,902,729
Retained earnings deficit...............................................................................       (9,211,524)
                                                                                                          -----------------
                                                                                                               22,691,215
                                                                                                          -----------------
                                                                                                            $ 196,117,654
                                                                                                          -----------------
                                                                                                          -----------------

                            See accompanying notes.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       YEAR ENDED DECEMBER 31,
                                                                                      --------------------------
                                                                                         1994           1995
                                                                                      -----------    -----------
Revenues:
  Funeral services.................................................................   $60,857,509    $68,623,948
  Cemetery sales...................................................................    11,317,321     12,890,745
                                                                                      -----------    -----------
                                                                                       72,174,830     81,514,693

Cost of sales:
  Funeral homes....................................................................    10,910,596     11,312,913
  Cemetery.........................................................................     2,678,796      2,479,450
  Cumulative effect of change in accounting estimate (Note 5)......................            --     (3,552,000)
                                                                                      -----------    -----------
                                                                                       13,589,392     10,240,363

Operating expenses:
  Funeral homes....................................................................    35,230,611     38,119,312
  Cemetery.........................................................................     6,659,942      7,510,047
                                                                                      -----------    -----------
                                                                                       41,890,553     45,629,359

Corporate and regional general and administrative expenses.........................     4,632,993      6,108,842
Amortization of goodwill...........................................................     1,790,705      1,890,862
Covenants not to compete...........................................................     2,578,342      2,770,817
                                                                                      -----------    -----------
Operating income...................................................................     7,692,845     14,874,450

Other income and expense:
  Interest expense.................................................................    12,421,811     15,401,048
  Other income, net................................................................       (72,611)      (172,082)
                                                                                      -----------    -----------
                                                                                       12,349,200     15,228,966
                                                                                      -----------    -----------
Loss before income taxes...........................................................    (4,656,355)      (354,516)

Income tax benefit (expense).......................................................       309,870       (308,624)
                                                                                      -----------    -----------
Net loss...........................................................................    (4,346,485)      (663,140)
Redeemable Preferred Stock dividend requirements...................................            --       (352,260)
                                                                                      -----------    -----------
Net loss attributable to common shareholders.......................................   $(4,346,485)   $(1,015,400)
                                                                                      -----------    -----------
                                                                                      -----------    -----------


                            See accompanying notes.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                   COMMON STOCK
                                                                 ----------------
                                                                 CLASS     CLASS
                                                                   A         B        ADDITIONAL      RETAINED
                                                                 ------    ------      PAID-IN        EARNINGS
                                                                 AMOUNT    AMOUNT      CAPITAL        (DEFICIT)
                                                                 ------    ------    ------------    -----------
  Balance at January 1, 1994..................................    $  1      $  9     $ 24,899,990    $(4,201,899)
  Common stock issued.........................................      --        --        4,354,999             --
  Net loss....................................................      --        --               --     (4,346,485)
                                                                 ------    ------    ------------    -----------
  Balance at December 31, 1994................................       1         9       29,254,989     (8,548,384)
  Common stock issued.........................................      --        --        3,000,000             --
  Net loss....................................................      --        --               --       (663,140)
  Accrued dividends on Redeemable Preferred Stock.............      --        --         (352,260)            --
                                                                 ------    ------    ------------    -----------
  Balance at December 31, 1995................................    $  1      $  9     $ 31,902,729    $(9,211,524)
                                                                 ------    ------    ------------    -----------
                                                                 ------    ------    ------------    -----------


                            See accompanying notes.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                        YEAR ENDED DECEMBER 31,
                                                                                      ---------------------------
                                                                                          1994           1995
                                                                                      ------------    -----------
OPERATING ACTIVITIES
Net loss...........................................................................   $ (4,346,485)   $  (663,140)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation.....................................................................      2,180,318      2,549,399
  Amortization.....................................................................      5,059,588      5,456,104
  Provision for doubtful accounts..................................................      1,281,140        973,561
  Provision for deferred income taxes..............................................       (560,598)        81,578
  Gain on disposition of business..................................................             --       (207,092)
  Cumulative effect of change in estimate of deferred merchandise liability........             --     (3,552,000)
  Changes in operating assets and liabilities net of effects of acquisitions of subsidiaries:
     Receivables...................................................................     (3,918,418)    (2,103,297)
     Inventories...................................................................        (63,160)       548,877
     Accounts payable and accrued expenses.........................................      3,162,251     (1,052,504)
     Deferred merchandise and revenue (net)........................................      1,002,110      2,518,817
     Other.........................................................................     (1,085,545)     1,409,655
                                                                                      ------------    -----------
Net cash provided by operating activities..........................................      2,711,201      5,959,958
INVESTING ACTIVITIES
Proceeds from the disposal of assets...............................................        304,034      1,436,849
Purchases of property and equipment................................................     (2,578,259)    (1,561,564)
Net cash paid for purchases of businesses..........................................    (23,399,311)    (8,931,865)
                                                                                      ------------    -----------
Net cash used in investing activities..............................................    (25,673,536)    (9,056,580)
FINANCING ACTIVITIES
Proceeds from long-term debt.......................................................     27,238,525      9,994,034
Payments on long-term debt.........................................................     (8,936,642)    (7,725,492)
Payments on obligations under agreements with former owners........................     (1,791,002)    (2,031,248)
Capital contributions..............................................................      4,355,000             --
Issuance of preferred stock........................................................      1,957,000             --
                                                                                      ------------    -----------
Net cash provided by financing activities..........................................     22,822,881        237,294
                                                                                      ------------    -----------
Decrease in cash and cash equivalents..............................................       (139,454)    (2,859,328)
Cash and cash equivalents at beginning of period...................................      3,765,131      3,625,677
                                                                                      ------------    -----------
Cash and cash equivalents at end of period.........................................   $  3,625,677    $   766,349
                                                                                      ------------    -----------
                                                                                      ------------    -----------


                            See accompanying notes.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

1. GOING CONCERN

     The accompanying financial statements have been prepared assuming Prime Succession, Inc. and subsidiaries (the Company) will continue as a going concern. As discussed in Note 7, the Company must comply with certain restrictive covenants in connection with its borrowings. At December 31, 1995, the principal lender notified the Company that it is deemed to be in violation of certain of these covenants. As a result, the debt with a second lender is also in default. Under the agreements, the default situation results in the debt being callable by the lenders, however, they have not indicated an intention to do so. The debt from these lenders, amounting to $108,604,361 at December 31, 1995, has been classified as a current liability, resulting in the working capital of the Company being in a substantial deficit position. The Company's future existence is contingent upon its ability to cure the defaults or otherwise refinance the debt. Management disagrees with the lender's interpretation of certain events categorized as defaults and is confident the defaults will be cured or they will be able to locate alternative financing. Therefore, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2. LITIGATION SETTLEMENT

     On February 26, 1996, a lawsuit was filed against the Company and two of its officers by World Service Life Insurance Company of America (World Service) and Jeffrey M. Gamble, the former owner of an acquired subsidiary, alleging, among other things, breach of a pre-need funeral service funding agreement between the Company and World Service. Immediately preceding the filing of the lawsuit, the Company notified World Service that it had breached the pre-need funding agreement by charging premiums to the Company in excess of those charged to other World Service customers.

     On April 11, 1996, the parties settled the litigation with the execution of a Termination of Pre-need Funding Agreements and Release. Under the terms of the settlement, the Company agreed to pay a total of $9,000,000 over twenty years to Mr. Gamble in consideration for the dismissal of the lawsuit and the termination of the pre-need funding agreement. The present value of the future settlement payments was recorded as a charge against income of $6,273,985 in the first quarter of 1996. Payments under the agreement are as follows: $1,000,000 upon execution, $2,000,000 to be paid on or before April 1997, and monthly payments of $25,000 over twenty years beginning May, 1996. Upon the earlier date of the sale of the Company or April 1998, the Company will purchase an annuity to fund the remaining monthly payments. However, in lieu of the annuity, Mr. Gamble may demand payment from the Company of an amount equal to the purchase price of the annuity. As a result of the pending sale of the Company (see Note 15), the settlement has been classified as current in the March 31, 1996 unaudited balance sheet.

     The Company believes that it will recover a substantial portion of the cost of the settlement over time through higher commission rates and increased policy benefits through the purchase of pre-need insurance policies from an alternative insurance carrier.

3. SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     The Company, which began operations in 1991, owns and operates funeral homes and cemeteries throughout the United States.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and subsidiaries after elimination of intercompany accounts and transactions.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


3. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)


  Cash and Cash Equivalents


     All highly liquid investments, generally with original maturities of three months or less, are considered to be cash equivalents. These investments are valued at cost, which approximates fair value.

  Receivables

     The Company's receivables represent a combination of amounts due on at-need and pre-need (installment) contracts. The Company frequently extends credit to its customers for the purchase of funeral services or cemetery space. The customers' credit worthiness is evaluated on a case by case basis and collateral is generally not required on credit sales. Installment contracts receivable, arising primarily from the sales of cemetery property and merchandise, are generally due in monthly installments over periods of one to six years. The contracts require a cash down payment and generally include simple interest, computed at rates ranging from 8.0% to 14.3% per annum, which is recognized on the interest method over the contract life. Allowances include estimates for contract cancellations and uncollectible accounts.


  Inventories

     Inventories of mausoleum spaces, cemetery lots and merchandise are recorded principally at average cost which is not in excess of market.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation of buildings, improvements and equipment is provided on a straight-line basis over the expected useful lives of the respective assets ranging from 3 to 40 years. Expenditures for maintenance and repairs are expensed when incurred.

  Names and Reputations

     Amounts on the consolidated balance sheet under the caption Names and Reputations represent the present value of amounts due under consultative and noncompetition agreements as well as prepaid amounts related to such contracts. Amortization of these assets is provided on a straight-line basis over the terms of the relevant agreements, typically ten years.

  Goodwill

     Goodwill, resulting from the cost of assets acquired exceeding the underlying net asset value, is being amortized on a straight-line basis over a forty-year period. The Company periodically evaluates the carrying value of goodwill to assess its continued recoverability. The determination includes evaluation of factors such as current market value, future asset utilization, business climate, and future cash flows expected to result from the use of the related assets. The Company's policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable and the future undiscounted cash flows attributable to the asset are less than its carrying value. The amount of the impairment loss is calculated as the excess, if any, of the carrying amount of the impaired asset over the future discounted cash flows attributable to the asset. In March 1995, Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of was issued. SFAS No. 121 requires the recognition of impairment losses on long-lived assets used in operations and intangible assets whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. As required, the Company will adopt SFAS No. 121 in 1996. Based on current circumstances, SFAS No. 121 would not have a material impact on the Company's consolidated results of operations or financial position as of December 31, 1995.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995



3. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Other Intangible Assets

     Deferred organization and loan costs have arisen in connection with the acquisition of various companies. These assets are being amortized using the straight-line method over 5 to 7 years. See Note 7 for discussion of a potential impairment of loan costs at December 31, 1995.

  Funeral Services

     The Company sells pre-arranged funeral services under contracts that provide for delivery of funeral services at the time of death at a price determined at the time the agreement is signed.

     Revenues from the pre-need funeral services are not recognized in the financial statements until services are provided. Payments are typically used to purchase insurance contracts on the lives of the patrons or deposited into trust funds as required by state law, and are not shown on the consolidated balance sheet (see Note 10). The payment amounts trusted are available to the Company only as funeral services are delivered or are refundable to the purchasers under certain state laws that provide for return of such amounts to the purchasers under their option to cancel the contract. Earnings on the trust funds are recognized when withdrawn from trust, typically as the funeral services are delivered.

     Funeral services sold at the time of need are recognized as funeral revenue when contracted.

     Trust earnings available for withdrawal prior to the delivery of funeral services, as well as insurance commissions paid in connection with the insurance contracts described above, are recognized currently as part of funeral service revenues. Trust earnings recognized in income were $1,478,246 and $1,138,192 in 1995 and 1994, respectively.

  Cemetery Sales

     The Company accounts for its cemetery sales in accordance with the full accrual method. Pre-need sales of cemetery interment rights and other related products and services are recorded as revenues when customer contracts are signed and a down payment is received, with concurrent accrual of related costs. Allowances for customer cancellation and refunds are provided at the date of sale based on historical experience.

     In compliance with local laws, a portion of the proceeds from the sale of cemetery lots may be required to be paid into perpetual or endowment care trust funds. A portion of the proceeds from the related pre-need sale of other cemetery merchandise may also be required to be paid into merchandise trust funds. At December 31, 1995, the amount held in merchandise trust funds was $4,051,973. The Company recognizes currently the earnings on amounts deposited in these trusts; $187,834 and $189,953 in 1995 and 1994, respectively. Earnings on the perpetual or endowment care trust funds are used to defray cemetery maintenance costs. The principal amount of deposits placed in the merchandise trusts is available to the Company when the merchandise is delivered.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


4. ACQUISITIONS

     During 1995, the Company purchased the following funeral homes:

DATE                NAME                                           LOCATION         ENTITY
------------------  -----------------------------------------   --------------   ------------
April 17, 1995      Aaron Cremation and Burial                  California       Funeral Home
April 28, 1995      Brewer-Korisko Mortuary, Inc.               Nebraska         Funeral Home
August 29, 1995     Grotewald Simi Valley Mortuary, Inc.        California       Funeral Home
October 26, 1995    Weigel Funeral Home, Inc.                   Indiana          Funeral Home
October 27, 1995    Lambert Corporation, Inc.                   West Virginia    Funeral Home
October 27, 1995    J&W, Inc.                                   West Virginia    Funeral Home
October 27, 1995    Spencer Funeral Home                        Ohio             Funeral Home
November 15, 1995   Hertz-Thoma Chapel, Ltd.                    Illinois         Funeral Home
November 27, 1995   Simpson-Meyer Corporation                   Indiana          Funeral Home
November 27, 1995   Simpson Funeral Home, Inc.                  Indiana          Funeral Home
November 27, 1995   Simpson-Volkman Corporation                 Indiana          Funeral Home

     During 1994, the Company purchased the following funeral homes and cemetery businesses:

DATE                NAME                                               LOCATION         ENTITY
------------------  ---------------------------------------------   --------------   ------------
January 20, 1994    Hot Springs Funeral Home                        Arkansas         Funeral Home
February 15, 1994   Metcalf Funeral Home                            Nebraska         Funeral Home
February 25, 1994   Vining Funeral Home                             Georgia          Funeral Home
February 25, 1994   Lester B. Hayman Funeral Home                   Georgia          Funeral Home

February 25, 1994   Copeland Funeral Home                           South Carolina   Funeral Home
March 8, 1994       Craig Funeral Home                              Florida          Funeral Home
March 8, 1994       Flagler Palms Memorial Gardens                  Florida          Cemetery
March 17, 1994      Brown Funeral Home                              Florida          Funeral Home
March 17, 1994      Wachob-Forest Lawn                              Florida          Cemetery
April 27, 1994      Kurfiss Funeral Home                            Florida          Funeral Home
May 20, 1994        Welsheimer Funeral Home                         Indiana          Funeral Home
June 10, 1994       Norris Funeral Services, Inc.                   Alabama          Funeral Home
June 20, 1994       Burns Funeral Home                              Arkansas         Funeral Home
June 30, 1994       Beck Memorial Homes*                            Illinois         Funeral Home
July 1, 1994        Kalis Funeral Home                              Florida          Funeral Home
July 29, 1994       Hawthorn Funeral Home                           Texas            Funeral Home
August 1, 1994      Clayton Frank & Sons Funeral Home               Florida          Funeral Home
August 31, 1994     Hughes Funeral Chapel                           California       Funeral Home
September 2, 1994   Norwood Chapel, Inc.                            Alabama          Funeral Home
September 15, 1994  Clary-Godwin Funeral Home                       Florida          Funeral Home
September 15, 1994  Comander Funeral Home                           Florida          Funeral Home
September 30, 1994  McWane Family Funeral Home Inc.                 California       Funeral Home

------------------
* On June 30, 1994, 83% ownership was obtained.

     The total consideration paid was approximately $23,399,000 and $8,932,000 in 1994 and 1995, respectively, of which $20,603,000 and $7,692,000 was financed through borrowings. In 1994 and 1995, the Company acquired assets, excluding goodwill, with fair values aggregating approximately $11,465,000 and $4,413,000 and assumed liabilities of $1,722,000 and $194,000, respectively. All acquisitions have been accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of net assets is established as goodwill. The results of operations for all acquisitions since the dates of acquisition have been included in the consolidated results of operations.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


4. ACQUISITIONS--(CONTINUED)

     The operating results of each acquisition are included in the Company's operations from the date of the acquisition. The following represents the unaudited pro forma results of operations as if all of the above noted business combinations had occurred at the beginning of 1994.


                       YEAR ENDED
                      DECEMBER 31,
               --------------------------
                  1994           1995
               -----------    -----------
                      (UNAUDITED)
Revenues....   $82,881,107    $85,386,185
               -----------    -----------
               -----------    -----------
Net loss....   $(4,016,210)   $   (82,887)
               -----------    -----------
               -----------    -----------

     The pro forma information presented above does not purport to be indicative of the results that actually would have been obtained if the acquisitions had been consummated at the beginning of 1994 and is not intended to be a projection of future results or trends.

     In 1996, the Company acquired the assets of three funeral homes for a purchase price of approximately $675,000 of which $618,000 was financed through borrowings.

5. CHANGE IN ESTIMATE OF DEFERRED MERCHANDISE LIABILITY

     Effective in the fourth quarter of 1995, the Company revised its estimates of the obligation to provide vaults and to open and close gravesites on pre-need sales of cemetery interment rights in the state of Alabama. The Company's 1995 construction of a vault manufacturing facility allows production of vaults at a significantly lower cost than the purchase of vaults from independent manufacturers. Preparation of the gravesite will be performed by employees, thereby eliminating the use of higher cost outside contractors. These changes resulted in a reduction of the estimated deferred merchandise liability and cost of goods sold in 1995 by approximately $3,552,000.

6. INCOME TAXES

     Deferred income taxes relate primarily to temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

     The components of income tax expense (benefit) are as follows:


                        YEAR ENDED
                       DECEMBER 31,
                   ---------------------
                     1994         1995
                   ---------    --------
Federal:

  Deferred......   $(560,598)   $ 81,581
State:
  Current.......     250,728     227,043
                   ---------    --------
                   $(309,870)   $308,624
                   ---------    --------
                   ---------    --------

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


6. INCOME TAXES--(CONTINUED)

     The differences between the U.S. federal statutory tax rate and the Company's effective rate are as follows:


                                        YEAR ENDED DECEMBER 31,
                                       --------------------------
                                          1994           1995
                                       -----------    -----------
Computed income tax at the
  applicable federal statutory
  income tax rate...................   $(1,583,161)   $  (120,535)
Goodwill amortization...............       179,585        242,755
Change in estimate of deferred
  merchandise liability.............            --     (1,207,680)
State taxes, net of federal
  benefit...........................       165,480        149,848
Valuation allowance.................     1,011,607      1,198,463
Other...............................       (83,381)        45,773
                                       -----------    -----------
Income tax expense (benefit)........   $  (309,870)   $   308,624
                                       -----------    -----------
                                       -----------    -----------


     Components of deferred tax assets and (liabilities) are as follows:



                                                      DECEMBER
                                                         31,
                                                        1995
                                                     -----------
Excess of the book value over tax basis of fixed
  assets acquired, net of depreciation............   $(4,397,043)
Goodwill..........................................    (1,450,111)
                                                     -----------
Deferred tax liabilities..........................    (5,847,154)

Net operating loss carryforwards..................     3,294,098
Allowance for doubtful accounts...................     1,203,474
Deferred marketing costs and trust fund income
  related to pre-arranged funeral sales...........     2,458,843
Covenants and consulting agreements...............       872,103
Other.............................................       103,863
                                                     -----------
Deferred tax assets...............................     7,932,381

Valuation allowance...............................    (2,951,373)
                                                     -----------
Net deferred tax liability........................   $  (866,146)
                                                     -----------
                                                     -----------


     The Company has net operating loss carryforwards for tax purposes of approximately $7,311,000 at December 31, 1995 which expire in varying amounts from 2006 through 2010.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


7. LONG-TERM DEBT

     Long-term debt is as follows:


                                                     DECEMBER 31,
                                                         1995

                                                     ------------
Debt in default:
  Acquisition term loans:
  Interest and principal payable quarterly with
     final installments in July 1998 through
     October 2002. Interest at prime rate plus
     1.5% (10% at December 31, 1995)..............   $100,355,242
  Interest payable monthly with principal due at
     maturity, May 1996 through October 2000.
     Interest at prime plus 1.75% (10.25% at
     December 31, 1995)...........................      8,249,119
Demand notes, interest at lender's prime rate
     (8.5% at December 31, 1995)..................      4,550,000
Other, principally seller financing of acquired
operations........................................      9,109,262
                                                     ------------
                                                      122,263,623
Less current maturities...........................    113,813,885
                                                     ------------
                                                     $  8,449,738
                                                     ------------
                                                     ------------



     The Company has a loan agreement with Provident Services, Inc. (Provident) which provides for a revolving credit facility, acquisition term loans and construction term loans. As of December 31, 1995, no additional borrowings are permitted due to the defaults discussed below. Borrowings under the revolving credit facility are for general working capital use and generally have a final maturity date of two years after the borrowing date. The acquisition term loans are used to fund acquisitions and require quarterly payments. Borrowings under this portion of the agreement require the investment of additional capital from the Class A shareholders of the Company if certain debt to equity ratios are exceeded. The construction term loans enable the borrower to construct facility improvements and require quarterly payments. All borrowings bear interest at prime plus 1.5%. Borrowings under the Provident loan agreement are secured by substantially all of the assets of the Company. The loan agreement contains various restrictive covenants that limit additional borrowing, capital expenditures, disposition of assets and payment of dividends. Additionally, the Company is required to maintain specified financial ratios related to cash flow, total liabilities and working capital. There were no borrowings outstanding under the revolving credit facility at December 31, 1995.


     At December 31, 1995, Provident notified the Company that it deemed the Company to be in violation of covenants pertaining to (1) the incurrence of additional indebtedness, (2) notifications, approvals and furnishing of information regarding acquisitions not financed by the principal lender and (3) delivery of audited financial statements within the period specified in the agreement. Asserted violations of the indebtedness covenants also include the assumption of additional indebtedness related to the Company's litigation settlement (See Note 2) and extended payment terms negotiated with one of the Company's principal suppliers. Management disagrees with the lender's assertion that the extension of payment terms by its vendor constitutes prohibited indebtedness. Under the terms of the loan agreement, the lender may call the loans if the Company is in violation of any restrictive covenants. The lender has not waived any of the claimed violations, and accordingly the entire balance of the loans at December 31, 1995 of $100,355,242 has been included in current liabilities. This results in an additional violation of a covenant under the loan agreement regarding the maintenance of working capital ratios. Included in the consolidated balance sheet caption other intangibles at December 31, 1995 is approximately $2.3 million of deferred loan costs related to the aforementioned loans. In the event that the loans are refinanced, the costs will be charged against income as other expense at the time of refinancing.

     The Company also has an agreement with Heller Financial, Inc. for a $35 million loan facility which provides for a revolving credit facility and an acquisition loan facility as well as letter of credit financing to support certain acquisition-related obligations. The facility carries a fee of one half of one percent on the unused

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


7. LONG-TERM DEBT--(CONTINUED)

portion. The primary purpose of the facility is to provide funds for future acquisitions. The loan agreement contains various restrictive covenants that require the Company to maintain specified financial ratios. Because the cited violations of the Provident loan agreement have not been waived, cross default provisions in this loan agreement cause a default under the Heller agreement. These defaults allow Heller to call its loans and also preclude the Company from any additional borrowings. Therefore, the entire balance of these loans at December 31, 1995 of $8,249,119 has also been included in current liabilities.

     A portion of the Company's other long-term debt is secured by letters of credit in the amount of $829,000.

     The carrying value of the debt approximates market as a result of its variable interest rate.

     Future maturities on long-term debt at December 31, 1995 are as follows:

1996..........   $113,813,885
1997..........        659,485

1998..........        683,845
1999..........        608,348
2000..........        675,743
Thereafter....      5,822,317
                 ------------
                 $122,263,623
                 ------------
                 ------------


     Interest paid was approximately $8.7 million and $14.9 million for the years ended 1994 and 1995, respectively.


8. OBLIGATIONS UNDER AGREEMENTS WITH FORMER OWNERS

     The Company has entered into consultative and noncompetition agreements (generally for ten years) with certain officers of the Company and former owners and key employees of businesses acquired. Obligations under these agreements are as follows:


                                                      DECEMBER
                                                         31,
                                                        1995
                                                     -----------
Obligations under covenants not to compete,
  amounts payable monthly with final installments
  in May 1997 through April 2010. Obligations have
  been discounted at 10%..........................   $18,079,045
Obligations under consulting agreements, amounts
  payable monthly with final installments in
  January 1997 through November 2013. Obligations
  have been discounted at 10%.....................     2,920,060
                                                     -----------
                                                      20,999,105
     Less current maturities......................     2,280,929
                                                     -----------
                                                     $18,718,176
                                                     -----------
                                                     -----------


     Future maturities on these agreements at December 31, 1995 are as follows:

1996..........  $   2,280,929
1997..........      2,453,646

1998..........      2,484,167
1999..........      2,391,993
2000..........      2,646,345
Thereafter....      8,742,025
                -------------
                $  20,999,105
                -------------
                -------------

     Certain of the covenants are collateralized by letters of credit of $5.3 million.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


9. REDEEMABLE PREFERRED STOCK

     On December 31, 1994 the Company issued 1,957 shares of Preferred Stock with a liquidation value of $1,957,000. Dividends on each share of Preferred Stock accrue on an annual basis at a rate of 18% based upon the sum of the liquidation value plus all accumulated and unpaid dividends thereon.

     The holders of a majority of the Preferred Stock may, at any time, request redemption of all shares of the Preferred Stock. Upon such request, the Company is required to redeem all shares at a price per share equal to the liquidation value thereof plus all accrued and unpaid dividends thereon.

     Upon liquidation or dissolution of the Company, each holder of Preferred Stock will be entitled to be paid, before any distribution or payment is made on any junior securities, an amount in cash equal to the aggregate liquidation value, plus all accrued and unpaid dividends. The holders will not be entitled to any further payment.

10. PRE-ARRANGED FUNERAL TRUSTS

     The Company enters into contracts with customers to pre-arrange funeral services at a fixed price. In certain arrangements, the Company receives payment on the contract from the customer. In turn, the Company invests in a variety of instruments to fund pre-arranged funeral and cremation services and the related merchandise sold but not delivered. Amounts trusted are invested primarily in life insurance contracts, investment grade equity and corporate debt securities, and time deposits. Such investments are subject to the risk that the current market value may fall below cost.

     The Company has other arrangements under which the customer purchases an insurance policy which is assigned to the Company. The Company does not have control of these policies and is obligated to deliver the service at the fixed price only if the customer delivers the policy proceeds. Both types of these arrangements are reflected in the table below. At December 31, 1995 approximately 39% and 14% of the insurance contracts held to satisfy pre-need contracts represent insurance policies written by two insurance companies.

Cumulative pre-funded funeral services sold.......  $  155,642,543
                                                    --------------
                                                    --------------
Assets held to fund pre-need services:
  Investments in trusted assets, at market........  $   42,959,613
  Insurance, at face value of policy..............      71,036,319
  Accounts receivable.............................      28,586,306
Other.............................................       3,816,499
                                                    --------------
                                                    $  146,398,737
                                                    --------------
                                                    --------------

11. SHAREHOLDERS' EQUITY

     The rights of the Class A and Class B Common Stock are identical except for the payment of distributions on the Common Stock. In the event a distribution is made by the Company, it will be made first to holders of Class A Common Stock in an amount equal to the sum of the shares' unreturned original cost plus any unpaid yield (at a 5% rate of return). Any distribution in excess of this amount will then be paid at a ratio of 9:1 to the holders of Class B and Class A Common Stock, respectively.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


12. LEASES

     The annual payments for operating leases (which are primarily for funeral home facilities and vehicles) at December 31, 1995 are as follows:

1996..........  $   2,330,794
1997..........      1,974,584
1998..........      1,683,663

1999..........      1,373,267
2000..........      1,145,455
Thereafter....      5,551,297
                -------------
                $  14,059,060
                -------------
                -------------

     The majority of the operating leases for funeral home facilities contain one of the following options: (a) purchase of the property at the fair value at date of expiration; (b) purchase of the property for a value determined at the inception of the lease or (c) renewal of the lease at the fair rental value at the end of the primary term of the lease. In addition, four of the leases contain contingent rentals based upon revenues associated with the location.


     Rent expense paid under operating leases was approximately $2,119,000 and $2,469,000 in 1994 and 1995, respectively, of which approximately 50% and 34%, respectively, was paid to former owners currently employed by the Company.


13. CONTINGENCIES

     The Company is a party to legal proceedings in the ordinary course of its business but does not expect the outcome of any such proceedings to have a material adverse effect on the Company's financial position.

14. EMPLOYEE BENEFITS


     The Company has established a 401(k) plan for the benefit of its employees. All full-time employees who have reached the age of 21 and have one year of service with the Company are eligible. Employees may defer 0-20% of their compensation. The Company will match 25% of the employee's contribution up to a maximum of 1% of their salary. Total expense recognized by the Company during 1994 and 1995 was $100,000 and $145,000, respectively.


15. SUBSEQUENT EVENT

     On June 14, 1996 the Company entered into a purchase agreement whereby all shares of the common stock of the Company will be sold to a new company formed by Blackstone Capital Partners II Merchant Banking Fund L.P. and The Loewen Group Inc. for approximately $295 million. The sale of the Company is expected to be completed in mid-September, 1996 and is subject to a number of conditions, including regulatory approvals and financing.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Prime Succession, Inc.:



We have audited the accompanying consolidated balance sheet of Prime Succession, Inc. and subsidiaries (Successor Company) as of September 30, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from August 26, 1996 through September 30, 1996 (Successor Company period), and the consolidated statements of operations, shareholders' equity, and cash flows of Prime Succession, Inc. and subsidiaries (Predecessor Company) for the period from January 1, 1996 through August 25, 1996 (Predecessor Company period). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the aforementioned Successor Company consolidated financial statements present fairly, in all material respects, the financial position of Prime Succession, Inc. and subsidiaries as of September 30, 1996, and the results of their operations and their cash flows for the Successor Company period, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor Company consolidated financial statements present fairly, in all material respects, the results of their operations and their cash flows for the Predecessor Company period, in conformity with generally accepted accounting principles.



As discussed in Note 1 to the consolidated financial statements, effective August 26, 1996, all of the outstanding capital stock of the Predecessor Company was acquired in a business combination accounted for as a purchase. As a result of this acquisition, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the period before the acquisition and, therefore, is not comparable.




                                               KPMG Peat Marwick LLP



Cincinnati, Ohio
December 6, 1996

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996



                                              ASSETS
Cash and cash equivalents.........................................................................   $   3,811,353
Restricted cash...................................................................................       9,109,084
Receivables, less allowance of $2,735,041.........................................................       9,156,322
Inventories:
  Merchandise.....................................................................................       3,252,824
  Cemetery lots and mausoleum spaces..............................................................       1,080,618
                                                                                                     -------------
       Total inventories..........................................................................       4,333,442
                                                                                                     -------------
Prepaids and other current assets.................................................................       1,473,967
Prepaid fees to shareholders (note 4).............................................................         500,000
                                                                                                     -------------
       Total current assets.......................................................................      28,384,168
                                                                                                     -------------
Property and equipment:
  Land and land improvements......................................................................      15,959,324
  Buildings and improvements......................................................................      45,068,276
  Equipment, furniture and fixtures...............................................................       6,625,813
  Accumulated depreciation........................................................................        (172,314)
                                                                                                     -------------
       Net property and equipment.................................................................      67,481,099
                                                                                                     -------------
Developed cemetery properties.....................................................................      13,250,987
Undeveloped cemetery properties...................................................................      30,616,355
Goodwill, less accumulated amortization of $479,336...............................................     230,169,212
Other intangible assets, less accumulated amortization of $420,672................................      26,523,940
Long-term receivables, less allowance of $2,395,812...............................................       5,476,109
Other assets......................................................................................         803,761
                                                                                                     -------------
                                                                                                     $ 402,705,631
                                                                                                     -------------
                                                                                                     -------------
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable..................................................................................   $   2,073,621
Other accrued expenses............................................................................      10,857,298
Current installments of obligations under agreements with former owners (note 5)..................       3,375,803
Current installments of long-term debt (note 6)...................................................      10,108,452
                                                                                                     -------------
       Total current liabilities..................................................................      26,415,174
                                                                                                     -------------
Deferred merchandise liabilities, less trust fund deposits........................................       8,693,756
Deferred revenues, less trust fund deposits.......................................................       9,322,460
Obligations under agreements with former owners, less current installments (note 5)...............      18,003,984

Long-term debt, less current installments (note 6)................................................     189,807,406
Deferred income taxes (note 9)....................................................................      18,493,081
Other long-term liabilities (note 12).............................................................       4,157,841
Shareholders' equity (note 7):
  Common Stock, par value $.01 per share, 1,000 shares authorized;
  100 issued and outstanding shares...............................................................               1
  Additional paid-in capital......................................................................     129,554,499
  Accumulated deficit.............................................................................      (1,742,571)
                                                                                                     -------------
       Total shareholders' equity.................................................................     127,811,929
                                                                                                     -------------
Commitments and contingencies (notes 10, 11 and 12)...............................................
                                                                                                     $ 402,705,631
                                                                                                     -------------
                                                                                                     -------------


          See accompanying notes to consolidated financial statements.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
          FOR THE PERIODS FROM JANUARY 1, 1996 THROUGH AUGUST 25, 1996
              AND FROM AUGUST 26, 1996 THROUGH SEPTEMBER 30, 1996


                                                                                      PREDECESSOR               SUCCESSOR
                                                                                        COMPANY                  COMPANY
                                                                             -----------------------------    -------------
                                                                              NINE MONTHS      JANUARY 1,      AUGUST 26,
                                                                                 ENDED       1996 THROUGH    1996 THROUGH
                                                                             SEPTEMBER 30,    AUGUST 25,     SEPTEMBER 30,
                                                                                  1995            1996            1996
                                                                             ------------    ------------    -------------
                                                                               (UNAUDITED)
Revenues:
  Funeral services........................................................    $ 50,424,724    $ 47,281,120     $ 6,955,889
  Cemetery sales..........................................................       9,602,075       8,834,774       1,370,313
                                                                             -------------    ------------    -------------
                                                                                60,026,799      56,115,894       8,326,202
Cost of sales:
  Funeral homes...........................................................       8,559,694       7,583,461       1,144,923
  Cemetery................................................................       1,826,485       1,625,157         293,716
                                                                             -------------    ------------    -------------
                                                                                10,386,179       9,208,618       1,438,639
Operating expenses:
  Funeral homes...........................................................      27,884,514      26,193,929       3,926,035
  Cemetery................................................................       5,555,663       5,226,029         786,180
                                                                             -------------    ------------    -------------
                                                                                33,440,177      31,419,958       4,712,215
Corporate and regional general and administrative expenses................       4,561,596       4,886,663         641,463
Amortization of goodwill..................................................       1,455,583       1,346,337         479,336
Covenants not to compete..................................................       2,032,853       1,921,944         252,207
Legal settlement (note 3).................................................              --       6,344,313              --
                                                                             -------------    ------------    -------------
Operating income..........................................................       8,150,411         988,061         802,342
                                                                             -------------    ------------    -------------
Other income and expense:
  Interest expense........................................................      11,434,483      10,059,415       2,512,064
  Other expense (income), net.............................................        (304,388)         39,315          (9,158)
                                                                             -------------    ------------    -------------
                                                                                11,130,095      10,098,730       2,502,906
                                                                             -------------    ------------    -------------
Loss before income taxes..................................................      (2,979,684)     (9,110,669)     (1,700,564)
Income tax expense (note 9)...............................................        (445,565)       (364,796)        (42,007)
                                                                             -------------    ------------    -------------
Net loss..................................................................      (3,425,249)     (9,475,465)     (1,742,571)
Redeemable Preferred Stock dividend requirements..........................        (264,195)       (277,111)             --

                                                                             -------------    ------------    -------------
Net loss attributable to common shareholders..............................    $ (3,689,444)   $ (9,752,576)    $(1,742,571)
                                                                             -------------    ------------    -------------
                                                                             -------------    ------------    -------------
Net loss per share attributable to common shareholders....................    $         --    $         --     $ 17,425.71
                                                                             -------------    ------------    -------------
                                                                             -------------    ------------    -------------


          See accompanying notes to consolidated financial statements.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          FOR THE PERIODS FROM JANUARY 1, 1996 THROUGH AUGUST 25, 1996
              AND FROM AUGUST 26, 1996 THROUGH SEPTEMBER 30, 1996


                                             COMMON    COMMON    COMMON
                                             STOCK     STOCK     STOCK      ADDITIONAL                         TOTAL
                                             CLASS     CLASS     (NOTE       PAID-IN       ACCUMULATED     SHAREHOLDERS'
                                               A         B         7)        CAPITAL         DEFICIT          EQUITY
                                             ------    ------    ------    ------------    ------------    -------------
Predecessor Company:
  Balance as of December 31, 1995.........     $1        $9        $--     $ 31,902,729    $ (9,211,524)   $  22,691,215
  Net loss for the period January 1, 1996
    through August 25, 1996...............     --        --        --                --      (9,475,465)      (9,475,465)
  Accrued dividends on Redeemable
    Preferred Stock.......................     --        --        --          (277,111)             --         (277,111)
                                             ------    ------    ------    ------------    ------------    -------------
  Balance as of August 25, 1996...........     $1        $9        $--     $ 31,625,618    $(18,686,989)   $  12,938,639
                                             ------    ------    ------    ------------    ------------    -------------
                                             ------    ------    ------    ------------    ------------    -------------
Successor Company:
  Acquisition of Predecessor Company......     $--       $--       $1      $129,999,999    $         --    $ 130,000,000
  Receivable due from parent company......     --        --        --          (445,500)             --         (445,500)
  Net loss for the period August 26, 1996
    through September 30, 1996............     --        --        --                --      (1,742,571)      (1,742,571)
                                             ------    ------    ------    ------------    ------------    -------------
  Balance as of September 30, 1996........     $--       $--       $1      $129,554,499    $ (1,742,571)   $ 127,811,929
                                             ------    ------    ------    ------------    ------------    -------------
                                             ------    ------    ------    ------------    ------------    -------------

          See accompanying notes to consolidated financial statements.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
          FOR THE PERIODS FROM JANUARY 1, 1996 THROUGH AUGUST 25, 1996
              AND FROM AUGUST 26, 1996 THROUGH SEPTEMBER 30, 1996



                                                                                    PREDECESSOR               SUCCESSOR
                                                                                      COMPANY                  COMPANY
                                                                           -----------------------------    -------------
                                                                            NINE MONTHS      JANUARY 1,      AUGUST 26,
                                                                               ENDED        1996 THROUGH    1996 THROUGH
                                                                           SEPTEMBER 30,     AUGUST 25,     SEPTEMBER 30,
                                                                               1995             1996            1996
                                                                           -------------    ------------    -------------
                                                                            (UNAUDITED)
Operating activities:
  Net loss..............................................................    $(3,425,249)    $ (9,475,465)   $  (1,742,571)
  Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
       Depreciation.....................................................      1,867,659        1,872,180          172,314
       Amortization.....................................................      4,095,241        3,829,239          900,008
       Provision for doubtful accounts..................................        891,060          113,143          120,828
       Provision for deferred income taxes..............................        535,954          155,227           41,264
       Gain on disposition of business..................................       (202,396)         --              --
       Legal settlement.................................................        --             6,344,313         --
       Payment on legal settlement......................................        --            (1,100,000)      (5,344,313)
       Changes in operating assets and liabilities net effects of acquisition of subsidiaries:
            Receivables.................................................     (1,800,485)        (211,649)        (904,260)
            Inventories.................................................        367,309          (68,444)          26,477
            Accounts payable and accrued expenses.......................     (1,604,665)         887,452        1,941,449
            Deferred merchandise and revenue (net)......................       (216,233)       2,475,263          759,566
            Other.......................................................      4,301,874       (1,515,129)       1,418,790
                                                                           -------------    ------------    -------------
Net cash provided by (used in) operating activities.....................      4,810,069        3,306,130       (2,610,448)
Investing activities:
  Proceeds from the disposal of assets..................................      1,322,351          152,205            7,000
  Purchases of property and equipment...................................     (1,183,293)      (1,087,432)        (166,180)
  Net cash paid for purchase of business................................     (3,083,681)        (675,000)        --
                                                                           -------------    ------------    -------------
  Net cash used in investing activities.................................     (2,944,623)      (1,610,227)        (159,180)
Financing activities:
  Proceeds from long-term debt..........................................      2,837,989          618,000      190,000,000
  Payments on long-term debt............................................     (6,025,159)      (3,219,194)    (109,707,365)
  Payments on obligations under agreements with former owners...........     (1,340,578)      (1,444,015)        (177,867)
  Capital contributions.................................................        --             3,000,000         --
  Issuance of common stock..............................................        --               --           129,554,500

  Acquisition of Predecessor Company....................................        --               --          (195,396,246)
  Increase in restricted cash...........................................        --               --            (9,109,084)
                                                                           -------------    ------------    -------------
Net cash provided by (used in) financing activities.....................     (4,527,748)      (1,045,209)       5,163,938
                                                                           -------------    ------------    -------------
Increase in cash and cash equivalents...................................     (2,662,302)         650,694        2,394,310
Cash and cash equivalents at beginning of year..........................      3,625,677          766,349        1,417,043
                                                                           -------------    ------------    -------------
Cash and cash equivalents at end of year................................    $   963,375     $  1,417,043    $   3,811,353
                                                                           -------------    ------------    -------------
                                                                           -------------    ------------    -------------


          See accompanying notes to consolidated financial statements.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996

(1) ACQUISITION AND DESCRIPTION OF THE BUSINESS

     On August 26, 1996 (Closing Date), Prime Succession, Inc.'s (Predecessor Company) capital stock was purchased (the Acquisition) by Blackstone Capital Partners II Merchant Banking Fund L.P. and affiliates (Blackstone), Loewen Group International, Inc. (Loewen) and PSI Management Direct L.P. (PSIM). A new entity, Prime Succession, Inc. (Successor Company), was formed and became a wholly-owned subsidiary of the Predecessor Company. In connection with the Acquisition, all of the assets and liabilities of the Predecessor Company were transferred to the Successor Company. Collectively, the Predecessor Company and Successor Company are herein referred to as 'the Company'. The total purchase price was approximately $320 million of which approximately $130 million was contributed by Blackstone and Loewen, and $190 million was financed through bank borrowings and the issuance of senior subordinated notes. The purchase accounting method was used to record the transaction. The estimated fair value of the acquired assets, excluding goodwill, aggregated approximately $173 million and liabilities assumed aggregated approximately $85 million. The excess of the purchase price over the fair value of net assets of approximately $230 million was established as goodwill and will be amortized over 40 years.

     Since purchase accounting was reflected in the opening balance sheet of the Successor Company on August 26, 1996, the financial statements of the Successor Company are not comparable to the financial statements of the Predecessor Company. Accordingly, a vertical black line is shown to separate Successor Company financial statements from those of the Predecessor Company for periods ended prior to August 26, 1996.

     The following represents the unaudited pro forma results of operations as if the acquisition occurred at the beginning of 1995.

                                                                   FOR THE NINE
                                                                   MONTHS ENDED    FOR THE NINE
                                                                    SEPTEMBER      MONTHS ENDED
                                                                       30,         SEPTEMBER 30,
                                                                       1995            1996
                                                                   ------------    -------------
Revenue.........................................................   $ 63,900,000      64,500,000
                                                                   ------------    -------------
                                                                   ------------    -------------
Net loss........................................................   $ (8,900,000)    (14,500,000)
                                                                   ------------    -------------
                                                                   ------------    -------------



     The unaudited pro forma results of operations include 14 funeral home acquisitions made in 1995 and 1996, as if the acquisitions were made at the beginning of 1995. The effect of these acquisitions increased revenue by $3,900,000 and $100,000 in 1995 and 1996, respectively, and decreased net loss by $300,000 in 1995. The pro forma results of operations also include adjustments for increased depreciation, amortization and interest expenses, and reduced expenses resulting from the elimination of certain personnel. The effect of these adjustments increased the net loss by $5,500,000 and $3,300,000 in 1995 and 1996, respectively.



     The unaudited pro forma information presented above does not purport to be indicative of the results that actually would have been obtained if the acquisition had been consummated at the beginning of 1995 and is not intended to be a projection of future results or trends.


     The Company is the fourth-largest operator of funeral homes and cemeteries, on the basis of revenues, in the United States and is the largest privately-held company in the funeral and cemetery industry. The Company owns 146 funeral homes and 16 cemeteries in 20 states. The Company was founded in 1991, began operations in 1992 and expanded rapidly through the aggressive acquisition of funeral homes and cemeteries, primarily in non-urban areas of the United States. The Company has focused on non-urban areas in order to take advantage of the opportunities offered by such areas, including (i) the opportunity to establish and maintain a higher market share as a result of the smaller number of death care providers and (ii) the stronger preference for traditional full-service funeral services and burials. Historically, the Company's primary growth strategy has been to purchase properties that can serve as anchor locations and subsequently to acquire additional funeral homes and cemeteries located near those central assets.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                               SEPTEMBER 30, 1996


(2) SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  (b) Cash and Cash Equivalents


     All highly liquid investments, generally with original maturities of three months or less, are considered to be cash equivalents. Restricted cash of $9,109,084 is segregated from cash and cash equivalents on the balance sheet as a separate caption. The use of this cash, which has been deposited at several financial institutions, is restricted for the future defeasance of certain former owner debt and the collateralization of a letter of credit of approximately $7,600,000 and $1,500,000, respectively. These investments are valued at cost, which approximates fair value.

  (c) Receivables

     The Company's receivables represent a combination of amounts due on at-need and pre-need (installment) contracts. The Company frequently extends credit to its customers for the purchase of funeral services or cemetery space. The customers' credit worthiness is evaluated on a case by case basis and collateral is generally not required on credit sales. Installment contracts receivable, arising primarily from the sales of cemetery property and merchandise, are generally due in monthly installments over periods of one to six years. The contracts require cash down payments and generally include simple interest, computed at rates ranging from approximately 8% to 14% per annum, which is recognized on the interest method over the contract life. Allowances include estimates for contract cancellations and uncollectible accounts.

  (d) Inventories

     Inventories of mausoleum spaces, cemetery lots and merchandise are recorded principally at average cost, which is not in excess of market. However, as provided under the purchase method of accounting, all inventories in existence on August 26, 1996 are recorded at fair value which is not in excess of market.

  (e) Property and Equipment

     Property and equipment are recorded at cost. However, as provided under the purchase method of accounting, property and equipment in existence on August 26, 1996 are recorded at fair value, which is not in excess of market. Depreciation of buildings, improvements and equipment is provided on a straight-line basis over the expected useful lives of the respective assets, ranging from 3 to 40 years. Expenditures for maintenance and repairs are expensed when incurred.

  (f) Goodwill

     Goodwill, resulting from the cost of assets acquired exceeding the underlying net asset value, is being amortized on a straight-line basis over a forty-year period. The Company periodically evaluates the carrying value of goodwill to assess its continued recoverability as required by Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The determination includes evaluation of factors such as current market value, future asset utilization, business climate and future cash flows expected to result from the use of related assets. The Company's policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                               SEPTEMBER 30, 1996


(2) SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  (g) Other Intangible Assets

     Other intangible assets include deferred organization and loan costs which are being amortized using the straight-line method over 5 to 8 years, and names and reputations which represent the present value of amounts due under consultative and noncompetition agreements as well as prepaid amounts related to such contracts. Amortization of these assets is provided on a straight-line basis over the terms of the relevant agreements, typically ten years.

  (h) Revenue Recognition--Funeral Services

     Funeral services sold at the time of need are recognized as funeral revenue when contracted. The Company also sells pre-arranged funeral services under contracts that provide for delivery of funeral services at the time of death at a price determined at the time the agreement is signed.

     Revenues from the pre-need funeral services are not recognized in the financial statements until services are provided. Payments are typically used to purchase insurance contracts on the lives of the patrons or deposited into trust funds as required by state law, and are not shown on the consolidated balance sheet (see Note 8). The payment amounts trusted are available to the Company only as funeral services are delivered or are refundable to the purchasers under certain state laws that provide for return of such amounts to the purchasers under their option to cancel the contract. Earnings on the trust funds are recognized when withdrawn from the trust, typically as the funeral services are delivered.


     Trust earnings available for withdrawal prior to the delivery of funeral services, as well as insurance commissions paid in connection with the insurance contracts described above, are recognized currently as part of funeral service revenues. Trust earnings recognized in income were approximately $960,000 and $160,000 for the periods from January 1, 1996 through August 25, 1996 and from August 26, 1996 through September 30, 1996, respectively.


  (i) Revenue Recognition--Cemetery Sales

     The Company accounts for its cemetery sales in accordance with the full accrual method. Pre-need sales of cemetery interment rights and other related products and services are recorded as revenues when customer contracts are signed and a down payment is received, with concurrent accrual of related costs.

Allowances for customer cancellation and refunds are provided at the date of sale based on historical experience.

     In compliance with local laws, a portion of the proceeds from the sale of cemetery lots may be required to be paid into perpetual or endowment care trust funds. A portion of the proceeds from the related pre-need sale of other cemetery merchandise may also be required to be paid into merchandise trust funds. As of September 30, 1996, the amount held in merchandise trust funds was approximately $4,500,000. The Company recognizes currently the earnings on amounts withdrawn from these trusts; approximately $130,000 and $20,000 for the periods from January 1, 1996 through August 25, 1996 and from August 26, 1996 through September 30, 1996, respectively. Earnings on the perpetual or endowment care trust funds are used to defray cemetery maintenance costs. The principal amount of deposits placed in the merchandise trusts is available to the Company when the merchandise is delivered.

  (j) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                               SEPTEMBER 30, 1996


(2) SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (k) Disclosures About Fair Value of Financial Instruments

     The carrying amounts as of September 30, 1996 of receivables, accounts payable and other accrued expenses approximate fair value due to the short maturity of these instruments. See Notes 5 and 6 for disclosures regarding the fair value of obligations under agreements with former owners and long-term debt, respectively.

  (l) Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (m) Net Loss Per Share

     Net loss per share attributable to common shareholders for the Successor Company is computed on the weighted average number of shares outstanding during the period from August 26, 1996 through September 30, 1996, which was 100 shares.


  (n) Unaudited Interim Financial Statements



     The interim consolidated financial statements for the nine months ended September 30, 1995 are unaudited. Certain information and disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of interim results of operations have been made to the interim financial statements. Results of operations for interim periods are not necessarily indicative of results of operations for the full year.


(3) LITIGATION SETTLEMENT

     On February 26, 1996, a lawsuit was filed against the Company and two of its officers by World Service Life Insurance Company of America (World Service) and Jeffrey M. Gamble, the former owner of an acquired subsidiary, alleging, among other things, breach of a pre-need funeral service funding agreement between the Company and World Service. Immediately preceding the filing of the lawsuit, the Company notified World Service that it had breached the pre-need funding agreement by charging premiums to the Company in excess of those charged to other World Service Customers.

     On April 11, 1996, the parties settled the litigation with the execution of a Termination of Pre-Need Funding Agreements and Release. Subsequently, the Company paid Mr. Gamble approximately $6,300,000 in August of 1996 for the dismissal of the lawsuit and the termination of the Pre-need Funding Agreements.

(4) RELATED PARTY TRANSACTIONS

     On August 26, 1996, the Company entered into an Administrative Services Agreement (Agreement) with Loewen. The agreement requires Loewen to provide various administrative services and support to the Company including, but not limited to, licenses to use software packages, legal services, employee training and support services, travel services, etc. The Company paid Loewen $250,000 on August 26, 1996 as a prepayment for services in the first year of the agreement. The term of the agreement is eight years and requires annual increases of 2.5% on the $250,000 base fee to be paid each August 26. The agreement also requires the Company to reimburse Loewen on a timely basis for all out of pocket costs and expenses incurred from third parties in connection with the provision of services described above.

     On August 26, 1996, the Company also paid $250,000 in advance to Blackstone on behalf of Prime Succession Holdings, Inc. (Holdings), the parent company, as a monitoring fee. This $250,000 monitoring fee is payable annually in advance on August 26 until such time that the Put/Call Agreement is exercised (see Note 7).

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                               SEPTEMBER 30, 1996


(5) OBLIGATIONS UNDER AGREEMENTS WITH FORMER OWNERS

     The Company has entered in to consultative and noncompetition agreements (generally for ten years) with certain officers of the Company and former owners and key employees of businesses acquired. Obligations under these agreements are as follows:


                                                                                 SEPTEMBER 30,
                                                                                     1996
                                                                                 -------------
Obligations under covenants not to compete, amounts payable monthly with final installments in May 1997 through April 2010. Obligations have been
  discounted at 13%...........................................................   $  17,213,766
Obligations under consulting agreements, amounts payable monthly with final installments in January 1997 through November 2013. Obligations have been
  discounted at 13%...........................................................       4,166,021
                                                                                 -------------
                                                                                    21,379,787
Less current installments.....................................................       3,375,803
                                                                                 -------------
                                                                                 $  18,003,984
                                                                                 -------------
                                                                                 -------------


     As of September 30, 1996, the carrying amount of obligations under agreements with former owners approximates fair value.

     The approximate aggregate maturities on these agreements for the five years ending September 30, 2001 and thereafter are as follows:

1997..........................................................................   $   3,375,803
1998..........................................................................       2,370,395
1999..........................................................................       2,429,263
2000..........................................................................       2,587,197
2001 and thereafter...........................................................      10,617,129
                                                                                 -------------
                                                                                 $  21,379,787
                                                                                 -------------
                                                                                 -------------

     Certain of the obligations are collateralized by letters of credit of $5,400,000.

(6) LONG-TERM DEBT

     Long-term debt consists of:

                                                                                 SEPTEMBER 30,
                                                                                     1996
                                                                                 -------------
Senior subordinated notes, interest payable semi-annually beginning February
  1, 1997 with maturity date of August 15, 2004.
  Interest is fixed at 10 3/4%................................................   $ 100,000,000
Term loans, interest payable quarterly and principal payable semi-annually from February 1, 1997 through August 1, 2003
  (8.67% interest rate at September 30, 1996).................................      90,000,000
Other.........................................................................       9,915,858
                                                                                 -------------
                                                                                   199,915,858
Less current installments.....................................................      10,108,452
                                                                                 -------------
Long-term debt, excluding current installments................................   $ 189,807,406
                                                                                 -------------
                                                                                 -------------

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                               SEPTEMBER 30, 1996



(6) LONG-TERM DEBT--(CONTINUED)

     As of September 30, 1996, the Company had $100,000,000 in Senior Subordinated Notes outstanding with various institutional investors from an August 20, 1996 private offering. The notes, which mature on August 15, 2004, require semi-annual interest payments on February 15 and August 15 of each year at a rate of 10 3/4%. The notes were used to partially finance the Acquisition of the Company, as described in Note 1. The Company intends to exchange up to $100,000,000 of new 10 3/4% Senior Subordinated Notes due 2004 for the $100,000,000 outstanding Senior Subordinated Notes due 2004.


     As of September 30, 1996, the Company had $90,000,000 in term loans outstanding under the Bank Credit Agreement dated August 26, 1996. The term loans, which bear interest at the Base Rate or the Adjusted Eurodollar Rate, as defined in the Bank Credit Agreement dated August 26, 1996 require quarterly interest payments and semi-annual principal payments from February 1, 1997 through August 1, 2003. The term loans were used to partially finance the Acquisition of the Company, as described in Note 1. The Company has pledged substantially all of its assets, except real property and vehicles, to secure the term loans.



     The Company is subject to certain restrictive covenants in connection with its Senior Subordinated Notes including, but not limited to, covenants imposing limitations on the incurrence of additional indebtedness; certain payments, including dividends and investments; the creation of liens; sales of assets and preferred stock; transactions with interested persons; payment restrictions affecting subsidiaries; sale-leaseback transactions; and mergers and consolidations. In addition, the Bank Credit Agreement contains certain restrictive convenants that, among other things, limit the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends or make certain restricted payments, create liens on assets, engage in mergers or aquisitions or enter into leases or transactions with affiliates.


     The Company also has approximately $9,900,000 of other debt outstanding as of September 30, 1996. Approximately $7,600,000 of this other debt is due to former owners with rates ranging from 8% to 11%.

     As of September 30, 1996, the carrying amount of long-term debt approximates fair value.

     The approximate aggregate principal maturities of long-term debt for the five years ending September 30, 2001 and thereafter are as follows:

1997..........................................................................   $  10,108,452
1998..........................................................................       1,257,034
1999..........................................................................       1,169,713

2000..........................................................................       4,190,728
2001 and thereafter...........................................................     183,189,931
                                                                                 -------------
                                                                                 $ 199,915,858
                                                                                 -------------
                                                                                 -------------

     Interest paid was approximately $6,900,000 and $100,000 for the periods from January 1, 1996 through August 25, 1996 and from August 26, 1996 through September 30, 1996, respectively.

(7) SHAREHOLDERS' EQUITY

     As of September 30, 1996, all of the outstanding shares of common stock of the Company are held by Holdings.

     Pursuant to an agreement executed by Blackstone, Loewen and PSIM, in connection with the Acquisition, (i) Loewen has a call option, exercisable from and after the fourth anniversary of the Acquisition Closing Date until but excluding the sixth anniversary of the Acquisition Closing Date, to purchase the shares of common stock of Holdings held by Blackstone and/or PSIM and (ii) each of Blackstone and PSIM has a put option, exercisable from and after the sixth anniversary of the Acquisition Closing Date until but excluding the eighth

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                               SEPTEMBER 30, 1996


(7) SHAREHOLDERS' EQUITY--(CONTINUED)

anniversary of the Acquisition Closing Date, to sell such shares of common stock of Holdings held by Blackstone or PSIM, as the case may be, to Loewen. The option price in each case is derived from a formula based on earnings before interest, taxes, depreciation and amortization. In addition, pursuant to the terms of a stockholders' agreement entered into by Holdings, Blackstone, Loewen and PSIM on the Acquisition Closing Date, neither Blackstone nor Loewen may transfer its shares of Holdings common stock without the prior written consent of the other party, subject to certain exceptions, and PSIM may not transfer its shares of Holdings common stock without the consent of Blackstone and Loewen.

(8) PRE-ARRANGED FUNERAL CONTRACTS


     The Company enters into contracts with customers to pre-arrange funeral services at a fixed price. In certain arrangements, the Company receives payment on the contract from the customer. In turn, the Company invests in a variety of instruments to fund pre-arranged funeral and cremation services and the related merchandise sold but not delivered. Amounts trusted are invested primarily in investment grade debt securities and time deposits. Such investments are subject to the risk that the current market value may fall below cost. The market value of assets held in trust at September 30, 1996 was approximately $44,800,000. In the state of Alabama, which does not require pre-arranged funeral trusts, the Company invests in insurance contracts to cover the estimated future costs of fulfilling its pre-arranged funeral contracts. At September 30, 1996 the amount invested in insurance contracts was approximately $7,400,000.


     The Company has other arrangements under which the customer purchases an insurance policy which is assigned to the Company. The Company does not have control of these policies and is obligated to deliver the service at the fixed price only if the customer delivers the policy proceeds.


(9) INCOME TAXES


     Income tax expense consists of:

                                                         PREDECESSOR       SUCCESSOR
                                                           COMPANY          COMPANY
                                                         ------------    -------------
                                                         PERIOD FROM      PERIOD FROM
                                                          JANUARY 1,      AUGUST 26,
                                                         1996 THROUGH    1996 THROUGH
                                                          AUGUST 25,     SEPTEMBER 30,
                                                             1996            1996
                                                         ------------    -------------
Federal:
  Current.............................................     $     --         $    --
  Deferred............................................      138,887          36,920
State:
  Current.............................................      209,569             743
  Deferred............................................       16,340           4,344
                                                         ------------    -------------
                                                           $364,796         $42,007
                                                         ------------    -------------
                                                         ------------    -------------

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



                               SEPTEMBER 30, 1996


(9) INCOME TAXES--(CONTINUED)

     The differences between income taxes provided in the accompanying consolidated statements of operations and the amounts which would be computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes are as follows:

                                                         PREDECESSOR       SUCCESSOR
                                                           COMPANY          COMPANY
                                                         ------------    -------------
                                                         PERIOD FROM      PERIOD FROM
                                                          JANUARY 1,      AUGUST 26,
                                                         1996 THROUGH    1996 THROUGH
                                                          AUGUST 25,     SEPTEMBER 30,
                                                             1996            1996
                                                         ------------    -------------
Computed 'expected' tax benefit.......................   $ (3,097,627)     $(578,192)
Increase (decrease) in taxes resulting from:
  Goodwill amortization...............................        211,146        124,560
  State taxes, net of federal income taxes............        149,100          3,357
  Valuation allowance.................................      3,197,841        542,184
  Other...............................................        (95,664)       (49,902)
                                                         ------------    -------------
     Actual income tax expense........................   $    364,796      $  42,007
                                                         ------------    -------------
                                                         ------------    -------------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                              SEPTEMBER 30,
                                                                  1996
                                                              -------------
Deferred tax assets:
  Net operating loss carryforward..........................    $  6,834,707
  Allowance for doubtful accounts..........................       1,911,971
  Covenants not-to-compete and consulting agreements.......       2,037,995
  Deferred funeral charges.................................       3,199,842
  Accrued other expenses...................................         747,484
  Environmental reserve....................................         313,500
  Other....................................................         419,686
                                                              -------------
     Total gross deferred tax assets.......................      15,465,185
     Less valuation allowance..............................      10,612,854

                                                              -------------
     Total deferred tax assets.............................       4,852,331
                                                              -------------
Deferred tax liabilities:
  Cemetery property, principally due to purchase
     accounting............................................      12,016,530
  Property and equipment, principally due to purchase
     accounting and differences in depreciation............       8,230,007
  Goodwill, principally due to differences in
     amortization..........................................       1,804,527
  Prepaid loan costs.......................................         735,484
  Other....................................................         193,998
                                                              -------------
     Total deferred tax liabilities........................      22,980,546
                                                              -------------
     Net deferred tax liability............................    $ 18,128,215
                                                              -------------
                                                              -------------

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                               SEPTEMBER 30, 1996


(9) INCOME TAXES--(CONTINUED)

     The valuation allowance for deferred tax assets as of September 30, 1996 and December 31, 1995 was $10,612,854 and $2,951,373, respectively. The net change in total valuation allowance for the period ended September 30, 1996 was an increase of $7,661,481. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon these factors, management believes the valuation allowance as of September 30, 1996 is appropriate.

     Subsequently recognized tax benefits of $3,921,456 relating to the valuation allowance for deferred tax assets as of September 30, 1996 will be allocated to goodwill.

     As of September 30, 1996, the Company has a net operating loss carryforward of approximately $18,000,000 for Federal income tax purposes. If not used to offset future taxable income, the tax loss carryforward will expire in varying amounts from 2006 through 2011.


(10) LEASES

     The Company leases primarily funeral home facilities and vehicles under various noncancelable operating lease agreements. Approximate future minimum lease payments required under such operating leases with initial or remaining terms in excess of one year as of September 30, 1996 are as follows:

1997.......................................................  $   2,351,414
1998.......................................................      1,983,284
1999.......................................................      1,547,423
2000.......................................................      1,213,236
2001 and thereafter........................................      4,837,814
                                                             -------------
                                                             $  11,933,171
                                                             -------------
                                                             -------------

     The majority of the operating leases for funeral home facilities contain one of the following options: (a) purchase the property at the fair vale at date of expiration; (b) purchase the property for a fair value determined at the inception of the lease or (c) renewal of the lease at the fair rental value at the end of the primary term of the lease. In addition, four of the leases contain contingent rentals based upon revenues associated with the location.

     Rent expense paid under operating leases was approximately $1,931,000 and $295,000 for the periods from January 1, 1996 through August 25, 1996 and from August 26, 1996 through September 30, 1996, respectively, of which approximately 15% and 12%, respectively, was paid to former owners currently employed by the Company.

(11) EMPLOYEE BENEFIT PLAN

     The Company has established a 401(k) plan for the benefit of its employees. All full-time employees who have reached the age of 21 and have one year of service with the Company are eligible. Employees may defer a maximum of 20% of their compensation, subject to IRS limitations. The Company will match 25% of the employees' contribution up to a maximum of 1% of their salary. Total expense recognized by the Company during the period from January 1, 1996 through August 25, 1996 and from August 26, 1996 through September 30, 1996 was approximately $95,000 and $13,000, respectively.

                    PRIME SUCCESSION, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                               SEPTEMBER 30, 1996



(12) COMMITMENTS AND CONTINGENCIES

     The Company and Batesville Casket Company, Inc. (BCC) entered into a Casket Supply Agreement dated January 1, 1992. The agreement, as amended, requires the Company to purchase caskets solely form BCC at current market prices for the period from April 1, 1995 through March 31, 2000, to the extent BCC stocks those caskets required by the Company. It is not possible to quantify such purchase commitment due to the uncertainty involving the casket purchase requirements of the Company.

     The Company has accrued $825,000 in other long-term liabilities as their best estimate of potential future environmental liabilities. The most significant components of this liability are storage tanks and septic tanks into which embalming fluids and other contaminants were discharged resulting in potential groundwater or soil contamination. The Company's current estimated range of costs for clean-up or removal is $476,000 to $1,150,000, with $825,000 representing the most probable costs which the Company expects to incur within the next five years.

     The Company is a party to legal proceedings in the ordinary course of its business but does not expect the outcome of any such proceedings to have a material adverse effect on the Company's financial position.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEW PRIME. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE EXCHANGE NOTES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE EXCHANGE NOTES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
Additional Information...........................................      3
Disclosure Regarding Forward-Looking Statements..................      3
Summary..........................................................      4
Risk Factors.....................................................     15
Use of Proceeds..................................................     18
The Exchange Offer...............................................     18
Capitalization...................................................     25
Unaudited Pro Forma Consolidated Financial Information...........     26
Management's Discussion and Analysis of Financial Condition and
  Results of Operations..........................................     32
Business.........................................................     36
Management.......................................................     42
Principal Stockholders...........................................     44
Certain Related Transactions.....................................     45
Description of Bank Credit Facilities............................     47
Description of Exchange Notes....................................     49
Book Entry; Delivery and Form....................................     75
United States Federal Income Tax Consequences....................     76
Plan of Distribution.............................................     77
Legal Matters....................................................     77
Independent Auditors.............................................     77
Changes in and Disagreement with Accountants on Accounting and
  Financial Disclosure...........................................     78
Index to Consolidated Financial
  Statements.....................................................    F-1


                            ------------------------

     Until March 23, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                             PRIME SUCCESSION, INC.
                            (FORMERLY KNOWN AS PRIME
                         SUCCESSION ACQUISITION CORP.)



                               OFFER TO EXCHANGE
                          $100,000,000 OF ITS 10 3/4%
                         SENIOR SUBORDINATED NOTES DUE
                             2004 WHICH HAVE BEEN
                        REGISTERED UNDER THE SECURITIES
                          ACT FOR $100,000,000 OF ITS
                          OUTSTANDING 10 3/4% SENIOR
                          SUBORDINATED NOTES DUE 2004




            , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the 'DGCL') provides for, among other things:

          a. permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

          b. permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

          c. mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by a. and b. above; and

          d. that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     The Company's By-Laws provide that:

          'Section 1. Indemnity Undertaking. To the fullest extent permitted by law (including, without limitation, Section 145 of the General Corporation Law of the State of Delaware (as amended from time to time, the 'General Corporation Law')), the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a 'Proceeding'), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an 'Other Entity'), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this [Article].


          Section 2. Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any such Director, officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director, officer or other person indemnified hereunder, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

          Section 3. Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this [Article] shall not be deemed exclusive of any other rights which a person seeking indemnification or reimbursement or advancement of expenses may have or to which such person hereafter may be entitled under any statute, the Restated Certificate of Incorporation, these By-Laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          Section 4. Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this [Article] shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of any such person.

          Section 5. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this [Article] or the Restated Certificate of Incorporation or under
     Section 145 of the General Corporation Law or any other provision of law.

          Section 6. Binding Effect. The provisions of this [Article] shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this [Article] is in effect and/or any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this

     [Article] shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          Section 7. Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this [Article] shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of providing that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          Section 8. Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed, in each case, to be doing so at the request of the Corporation.

          Section 9. Election of Applicable Law. Any person entitled to be indemnified or to receive reimbursement or advancement of expenses as a matter of right pursuant to this [Article] may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if not such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.'

     The directors and officers of the Company are insured against certain civil liabilities, including liabilities under federal securities laws, which might be incurred by them in such capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

     (a) See Index to Exhibits.

     (b) All schedules are omitted as the required information is presented in the registrants' consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the 'Securities Act');

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

          (5) To supply by means of a post-effective amendment all information concerning the Exchange Offer that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erlanger, Kentucky, on December 19, 1996.


                                        PRIME SUCCESSION, INC.
                                        (formerly known as Prime Succession
                                        Acquisition Corp.)

                                        By: /s/ MYLES S. CAIRNS
                                            --------------------------------
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                             TITLE                             DATE
------------------------   ------------------------------------------   ------------------
           *               President, Chief Executive Officer            December 19, 1996
------------------------   (principal executive officer) and Director
     Gary L. Wright

  /s/ MYLES S. CAIRNS      Chief Financial Officer, Secretary and        December 19, 1996
------------------------   Treasurer (principal financial officer;
    Myles S. Cairns        principal accounting officer)

           *               Director                                      December 19, 1996
------------------------
    Warren B. Rudman

           *               Director                                      December 19, 1996
------------------------
    Howard A. Lipson

           *               Director                                      December 19, 1996
------------------------
    John R. Woodard

           *               Director                                      December 19, 1996
------------------------
      Chinh E. Chu


           *               Director                                      December 19, 1996
------------------------
   Peter K. Grunebaum

           *               Director                                      December 19, 1996
------------------------
   Clifford R. Hinkle

*By:  /s/ MYLES S. CAIRNS
    ---------------------
    Myles S. Cairns
    Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER     DOCUMENT DESCRIPTION
--------    -----------------------------------------------------------------------
 2+         -- Stock Purchase Agreement, dated as of June 14, 1996, by and among
               Prime Succession, Inc., the individuals or entities listed on the signature pages thereof, The Loewen Group Inc. and Blackhawk
               Acquisition Corp.
 3.1+       -- Certificate of Incorporation of Blackhawk Acquisition Corp.
 3.2+       -- Certificate of Amendment of Certificate of Incorporation of
               Blackhawk Acquisition Corp. changing its name to Prime Succession
               Acquisition Corp.
 3.3+       -- Certificate of Amendment of Certificate of Incorporation of Prime
               Succession Acquisition Corp. changing its name to Prime Succession,
               Inc.
 3.4+       -- By-Laws of Prime Succession, Inc.
 4.1+       -- Indenture dated as of August 15, 1996 between Prime Succession
               Acquisition Corp. and United States Trust Company of New York, as
               Trustee
 4.2+       -- Form of 10 3/4% Senior Subordinated Note due 2004 (included in
               Exhibit 4.1)
 5+         -- Opinion of Simpson Thacher & Bartlett regarding the legality of the
               Exchange Notes
 8+         -- Opinion of Simpson Thacher & Bartlett regarding certain tax matters
10.1(a)+**  -- Casket Supply Agreement, dated January 1, 1993, between Batesville
               Casket Company, Inc. and Prime Succession, Inc.
10.1(b)+**  -- Amendment Agreement, dated August 1994, between Batesville Casket
               Company, Inc. and Prime Succession, Inc. (with respect to Casket
               Supply Agreement)
10.1(c)+**  -- Amendment 2, dated May 22, 1995, between Batesville Casket Company,
               Inc. and Prime Succession, Inc. (with respect to Casket Supply
               Agreement)
10.2+       -- Stockholders' Agreement dated as of August 26, 1996 among Prime
               Succession, Inc. (to be renamed Prime Succession Holdings, Inc.),
               Blackstone Capital Partners II Merchant Banking Fund L.P.,
               Blackstone Offshore Capital Partners II L.P., Blackstone Family
               Investment Partnership II L.P., PSI Management Direct L.P. and
               Loewen Group International, Inc.
10.3+       -- Administrative Services Agreement dated as of August 26, 1996 between Prime Succession Acquisition Corp. (to be renamed Prime
               Succession, Inc.) and Loewen Group International, Inc.
10.4+       -- Credit Agreement dated as of August 26, 1996 among Prime Succession,
               Inc. (to be renamed Prime Succession Holdings, Inc.), Prime
               Succession Acquisition Corp. (to be renamed Prime Succession, Inc.),
               Goldman, Sachs & Co., as syndication agent and arranging agent, the financial institutions from time to time parties thereto as lenders and The Bank of Nova Scotia, as administrative agent for such lenders
10.5+       -- Letter Agreement dated August 1, 1996 between Prime Succession
               Acquisition Corp. (to be renamed Prime Succession, Inc.) and Gary
               Wright
10.6+       -- Letter Agreement dated August 1, 1996 between Prime Succession
               Acquisition Corp. (to be renamed Prime Succession, Inc.) and Myles
               Cairns
10.7+       -- Put/Call Agreement, dated as of August 26, 1996, among Blackstone
               Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore
               Capital Partners II L.P., Blackstone Family Investment Partnership
               II L.P., PSI Management Direct L.P., Loewen Group International Inc.
               and the Loewen Group Inc.
12+         -- Computation of Ratio of Earnings to Fixed Charges
16+         -- Letter from Ernst & Young LLP (independent auditors prior to the
               Acquisition) concerning change in Company's accountants delivered pursuant to Item 304(a) of Regulation S-K.
21+         -- Subsidiaries of Prime Succession, Inc. (formerly known as Prime
               Succession Acquisition Corp.)
23.1+       -- Consent of Simpson Thacher & Bartlett (included in Exhibits 5 and 8)
23.2*       -- Consent of Ernst & Young LLP (independent auditors prior to the
               Acquisition)
23.3*       -- Consent of KPMG Peat Marwick LLP (independent auditors following the
               Acquisition)
24+         -- Power of Attorney (included on page II-4 of the Registration
               Statement)
25+         -- Statement of Eligibility on Form T-1 of United States Trust Company
               of New York
27+         -- Financial Data Schedule
99.1+       -- Registration Rights Agreement dated as of August 15, 1996 between
               Prime Succession Acquisition Corp. and Smith Barney Inc.
99.2+       -- Form of Letter of Transmittal
99.3+       -- Form of Notice of Guaranteed Delivery


------------------
 *Filed herewith.
 +Previously filed.

**Subject to a pending request for confidential treatment pursuant to Rule 406 under the Securities Act.